                                                                    Exhibit 10.1


                                                                  EXECUTION COPY









                               CREDIT AGREEMENT

                                 $75,000,000

                                     among

                          LOEHMANN'S OPERATING CO.,
                                 AS BORROWER,


                                 THE LENDERS,

                                     and

                            BANKERS TRUST COMPANY,
                                   as Agent




                        Dated as of September 29, 2000






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TABLE OF CONTENTS

                                                                          PAGE
                                   ARTICLE 1

                                  DEFINITIONS


1.1     General Definitions..................................................6
1.2     Accounting Terms and Determinations.................................24
1.3     Other Interpretive Provisions.......................................24

                                    ARTICLE 2

                                     LOANS

2.1     Commitments; Delivery of Notes......................................25
2.2     Borrowing Mechanics.................................................26
2.3     Settlements Among Agents and the Lenders............................28
2.4     Mandatory Payment; Mandatory Reduction of Commitments...............29
2.5     Payments and Computations...........................................30
2.6     Maintenance of Account..............................................32
2.7     Statement of Account................................................32
2.8     Withholding and Other Taxes.........................................32
2.9     Affected Lenders....................................................36
2.10    Sharing of Payments.................................................37

                                    ARTICLE 3

                               LETTERS OF CREDIT


3.1     Letters of Credit...................................................38
3.2     Maximum Letter of Credit Outstandings; Final Maturities.............39
3.3     Letter of Credit Requests; Minimum Stated Amount....................39
3.4     Letter of Credit Participations.....................................40
3.5     Agreement to Repay Letter of Credit Drawings........................41
3.6     Increased Costs.....................................................42

                                    ARTICLE 4

                          INTEREST, FEES AND EXPENSES


4.1     Interest on LIBOR Rate Loans........................................43
4.2     Interest on Prime Rate Loans........................................44
4.3     Notice of Continuation and Notice of Conversion.....................44
4.4     Interest After Event of Default.....................................46

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4.5     Unused Line Fee.....................................................46
4.6     Letter of Credit Fees...............................................46
4.7     Reimbursement of Expenses...........................................47
4.8     Authorization to Charge Borrower's Account..........................47
4.9     Indemnification in Certain Events...................................47
4.10    Calculations and Determinations.....................................48

                                    ARTICLE 5

                              CONDITIONS PRECEDENT


5.1     Conditions to Initial Credit Event..................................48
5.2     Conditions to Each Credit Event.....................................49

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES


6.1     Organization and Qualification......................................50
6.2     Solvency............................................................50
6.3     Rights in Collateral; Priority of Liens.............................50
6.4     No Conflict.........................................................51
6.5     Enforceability......................................................51
6.6     Consents............................................................51
6.7     Financial Data......................................................51
6.8     Locations of Officers, Records and Inventory........................51
6.9     Fictitious Business Names...........................................52
6.10    Subsidiaries........................................................52
6.11    No Judgments or Litigation..........................................52
6.12    No Defaults.........................................................52
6.13    Labor Matters.......................................................52
6.14    Compliance with Law.................................................53
6.15    ERISA...............................................................53
6.16    Intellectual Property...............................................53
6.17    Licenses and Permits................................................53
6.18    Title to Property...................................................54
6.19    Investment Company..................................................54
6.20    Borrower Taxes and Tax Returns......................................54
6.21    Status of Accounts..................................................55
6.22    Material Contracts..................................................55
6.23    Affiliate Transactions..............................................55
6.24    Accuracy and Completeness of Information............................55
6.25    Recording Taxes.....................................................55
6.26    No Adverse Change or Event..........................................56

                                       ii

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6.27    Additional Adverse Facts............................................56
6.28    Credit Card Agreements..............................................56
6.29    Bankruptcy Matters..................................................57

                                    ARTICLE 7

                             AFFIRMATIVE COVENANTS


7.1     Financial Information...............................................57
7.2     Inventory...........................................................60
7.3     Corporate Existence.................................................60
7.4     ERISA...............................................................60
7.5     Books and Records...................................................61
7.6     Collateral Records..................................................61
7.7     Security Interests..................................................61
7.8     Insurance; Casualty Loss............................................62
7.9     Borrower Taxes......................................................63
7.10    Compliance With Laws................................................63
7.11    Use of Proceeds.....................................................63
7.12    Fiscal Year.........................................................64
7.13    Notification of Certain Events......................................64
7.14    Intellectual Property...............................................64
7.15    Maintenance of Property.............................................65
7.16    Further Assurances..................................................65
7.17    Changes in Market...................................................65
7.18    Credit Card Agreements..............................................65

                                    ARTICLE 8

                               NEGATIVE COVENANTS


8.1     Financial Covenants.................................................66
8.2     Capital Expenditures................................................66
8.3     No Additional Indebtedness..........................................66
8.4     No Liens; Judgments.................................................67
8.5     No Sale of Assets...................................................68
8.6     No Corporate Changes................................................68
8.7     No Guaranties.......................................................69
8.8     No Restricted Payments..............................................69
8.9     No Investments......................................................69
8.10    No Affiliate Transactions...........................................70
8.11    Limitation on Transactions Under ERISA..............................70
8.12    No Additional Bank Accounts.........................................70
8.13    Material Amendments of Material Contracts...........................70



                                      iii
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8.14    Additional Restrictive Covenants....................................71
8.15    No Additional Subsidiaries..........................................71
8.16    Limitation on Derivative Transactions...............................71

                                    ARTICLE 9

                         EVENTS OF DEFAULT AND REMEDIES


9.1     Events of Default...................................................71
9.2     Acceleration and Cash Collateralization.............................73
9.3     Remedies............................................................74

                                   ARTICLE 10

                                   THE AGENT


10.1    Appointment of Agent................................................75
10.2    Nature of Duties of Agent...........................................75
10.3    Lack of Reliance on Agent...........................................75
10.4    Certain Rights of Agent.............................................76
10.5    Reliance by Agent...................................................76
10.6    Indemnification of Agent............................................76
10.7    Agent in its Individual Capacity....................................77
10.8    Holders of Notes....................................................77
10.9    Successor Agent.....................................................77
10.10   Collateral Matters..................................................78
10.11   Actions with Respect to Defaults....................................79
10.12   Delivery of Information.............................................79

                                   ARTICLE 11

                                 MISCELLANEOUS


11.1    SUBMISSION TO JURISDICTION; WAIVERS.................................80
11.2    JURY TRIAL..........................................................80
11.3    GOVERNING LAW.......................................................81
11.4    Delays; Partial Exercise of Remedies................................81
11.5    Notices.............................................................81
11.6    Assignability.......................................................81
11.7    Confidentiality.....................................................84
11.8    Indemnification.....................................................84
11.9    Entire Agreement; Successors and Assigns............................85
11.10   Amendments, Etc.....................................................85
11.11   Nonliability of Agent and Lenders...................................86
11.12   Counterparts........................................................86

                                       iv
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11.13   Effectiveness.......................................................86
11.14   Severability........................................................86
11.15   Headings Descriptive................................................86
11.16   Maximum Rate........................................................87
11.17   Right of Setoff.....................................................87
11.18   Defaulting Lender...................................................87
11.19   Rights Cumulative...................................................89
11.20   Third Party Beneficiaries...........................................89

                                   ANNEXES

ANNEX I           Closing Document List
ANNEX II          Lenders; Aggregate Commitments; Lending Offices


                                   EXHIBITS

EXHIBIT A         Form of Assignment and Assumption Agreement
EXHIBIT B-1       Form of Revolving A Note
EXHIBIT B-2       Form of Revolving B Note
EXHIBIT C         Form of Notice of Borrowing
EXHIBIT C-1       Form of Notice of Continuation
EXHIBIT C-2       Form of Notice of Conversion
EXHIBIT D         Form of U.S. Tax Compliance Certificate
EXHIBIT E         Form of Compliance Certificate
EXHIBIT F         Form of Borrowing Base Certificate

                                  SCHEDULES

SCHEDULE 6.1      Jurisdictions Qualified to Do Business
SCHEDULE 6.8 Principal Places of Business; Chief Executive Offices; Locations of Books and Records; Other Locations of Collateral
SCHEDULE 6.10     Subsidiaries
SCHEDULE 6.11     Outstanding Judgments; Orders; Waivers
SCHEDULE 6.14 Violations and Failures to Comply with Requirements of Law; Environmental Matters
SCHEDULE 6.15     ERISA Matters
SCHEDULE 6.18     Real Estate
SCHEDULE 6.22     Material Contracts
SCHEDULE 6.23     Affiliate Transactions
SCHEDULE 6.27     Additional Adverse Facts
SCHEDULE 6.28     Credit Card Agreements
SCHEDULE 8.3(d)   Existing Indebtedness
SCHEDULE 8.4(b)   Existing Liens
SCHEDULE 8.12     Payroll and Petty Cash Accounts

CREDIT AGREEMENT

DATED AS OF SEPTEMBER 29, 2000

         Borrower, the Lenders and Agent agree as follows (with certain terms used herein being defined in ARTICLE 1):


                                    ARTICLE 1


                                   DEFINITIONS


      1.1   GENERAL DEFINITIONS.

                  As used herein, the following terms shall have the meanings herein specified:

      "ACCOUNTS" means, with respect to any Person, all of such Person's accounts, whether now existing or existing in the future, including, without limitation, (i) all accounts receivable of such Person, including, without limitation, all accounts of such Person created by or arising from the sales of goods or rendition of services made by such Person under any of its trade names, or through any of its divisions, (ii) all unpaid seller's rights of such Person (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom, (iii) all rights of such Person to any goods represented by any of the foregoing, including returned or repossessed goods, (iv) all reserves and credit balances held by such Person with respect to any such accounts receivable or account debtors and (v) all Guarantees or collateral for any of the foregoing.

      "ACCUMULATED FUNDING DEFICIENCY" shall have the meaning ascribed to that term in Section 302 of ERISA.

      "ADJUSTED LIBOR RATE" means, for any Interest Period, the rate obtained by dividing (a) the LIBOR Rate for such Interest Period by (b) a percentage equal to 1 MINUS the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

      "AFFILIATE" means, with respect to any Person, any Person which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person, or any Person who is a director or officer of such Person or any Subsidiary of such Person.

      "AGGREGATE COMMITMENT" of any Lender shall mean, collectively, such Lender's Revolving A Commitment and Revolving B Commitment.

      "AGENT" means BTCo, acting in its capacity as contractual representative for the Lenders hereunder and any successor Agent appointed pursuant to Section 10.9.

      "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's LIBOR Lending Office in the case of a LIBOR Rate Loan, and such Lender's Domestic Lending Office in the case of a Prime Rate Loan.

      "ASSIGNMENT AND ASSUMPTION AGREEMENT" means an assignment and assumption agreement entered into by an assigning Lender and an assignee Lender, and accepted by Agent, in accordance with SECTION 11.6, substantially in the form of EXHIBIT A.

      "AUDITORS" means a nationally-recognized firm of independent certified public accountants selected by Borrower and reasonably satisfactory to Agent. For purposes of this Credit Agreement, Borrower's current firm of independent certified public accountants, Ernst & Young LLP, shall be deemed to be satisfactory to Agent.

      "BANKRUPTCY CODE" means title 11 of the United States Code, 11 U.S.C. ss.101 eT Seq., as amended.

      "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware and any other court having competent jurisdiction over the Debtor's Case.

      "BANKRUPTCY DEFAULT" means a Default which is such by virtue of SECTION 9.1(e).

      "BENEFIT PLAN" means an employee pension benefit plan as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) for which the funding requirements under Section 412 of the Code or Section 302 of ERISA is, or within the immediately preceding six (6) years was, in whole or in part, the responsibility of Borrower, any Subsidiary of Borrower or any ERISA Affiliate.

      "BORROWER" means Loehmann's Operating Co., a Delaware corporation.

      "BORROWER'S ACCOUNT" shall have the meaning ascribed to that term in
SECTION 2.6.

      "BORROWER TAXES" shall have the meaning ascribed to that term in SECTION 6.20(b).

      "BORROWING" means a borrowing consisting of Loans of the same Type made on the same day by the Lenders.

      "BORROWING BASE" means:

            (a) Subject to clause (b) below, at any time, the amount equal at such time to:

                  (i)   the Fixed Asset Sublimit, PLUS

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                  (ii) eighty five percent (85%) of the Eligible Credit Card
            Receivables, PLUS

                  (iii) seventy-five percent (75%) of the Eligible Inventory
            (such amount being the "ELIGIBLE INVENTORY AMOUNT"), MINUS

                  (iv) the amount of any reserves established by Agent pursuant to clause (b) below.

            (b) Agent at any time in the exercise of its Permitted Discretion shall be entitled to (i) establish and increase or decrease reserves against Eligible Credit Card Receivables, Eligible Inventory and the Fixed Asset Sublimit; (ii) reduce the advance rates under clauses (a)(ii) and (iii) above or (following any such reduction) restore such advance rates to any level equal to or below the advance rates stated in clauses (a)(ii) and (iii) above, PROVIDED, that, notwithstanding the foregoing, Agent shall not reduce the advance rate with respect to Eligible Inventory under clause (a)(iii) above to the extent that, as a result of any such reduction, the Eligible Inventory Amount is less at any time, than the lesser at such time of (x) seventy-five percent (75%) of the Eligible Inventory and (y) ninety percent (90%) of the lowest forced liquidation valuation of the Eligible Inventory as set forth on the most recent quarterly appraisal thereof obtained by Agent; (iii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the respective definitions of "Eligible Credit Card Receivables", "Eligible Inventory" and "Fixed Asset Sublimit"; and (iv) establish and increase or decrease a reserve in the amount of interest payable by Borrower hereunder, including interest on Loans and Unpaid Drawings.

      "BORROWING BASE CERTIFICATE" shall have the meaning ascribed to that term in SECTION 7.1(f).

      "BT ACCOUNT" shall have the meaning ascribed to that term in SECTION
2.5(c).

      "BTCO" means Bankers Trust Company, a New York banking corporation, acting in its individual capacity.

      "BUSINESS DAY" means any day other than a Saturday, Sunday or legal holiday on which commercial banks in Chicago, Illinois or New York, New York, are generally closed or authorized to close. When used in connection with LIBOR Rate Loans, this definition will also exclude any day on which commercial banks are not open for dealing in Dollar deposits in the London (England, U.K.) interbank market. When used in connection with any Letter of Credit, the term "BUSINESS DAY" means any day other than a Saturday, Sunday or legal holiday on which commercial banks in the domicile of the applicable Issuing Lender are generally closed or authorized to close.

      "CAPITAL EXPENDITURES" means, of any Person for any period, the sum of (a) all expenditures capitalized by such Person for financial statement purposes in accordance with GAAP PLUS, without duplication, (b) the entire capitalized principal amount of any debt (including obligations under Capitalized Leases) assumed or incurred by such Person in connection with any such expenditures, provided that Capital Expenditures of any Person shall in any event include the purchase price paid by such Person in connection with the acquisition of any other Person (including through the purchase of a majority of the Capital Securities or other ownership interests of such other Person or through merger or consolidation) to the extent allocable to property, plant or equipment. For purposes of SECTION 8.2 only, insurance proceeds and any other payments received on account of any Casualty Loss applied to the repair or replacement of the property affected by such Casualty Loss shall not constitute Capital Expenditures.

      "CAPITAL LEASE" means, with respect to any Person, any lease that is capitalized by such Person for financial statement purposes in accordance with GAAP.

      "CAPITAL SECURITY" means, with respect to any Person, (a) any share of capital stock of, or any membership, partnership or other unit of ownership interest in, such Person and (b) any security convertible into, or any option, warrant or other right to acquire, any share of capital stock of, or any membership, partnership or other unit of ownership interest in, such Person.

      "CASH EQUIVALENTS" means (a) securities issued, guarantied or insured by the United States or any of its agencies with maturities of not more than one year from the date acquired, (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a U.S. federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $200,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's Corporation and at least P-1 or the equivalent by Moody's Investors Services, Inc., (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above, (d) commercial paper, other than commercial paper issued by Borrower or any Affiliate of Borrower, issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Services, Inc., in each case with maturities of not more than one year from the date acquired, and (e) investments in money market funds which have net assets of at least $200,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

      "CASUALTY LOSS" means the theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Borrower or any of its Subsidiaries.

      "CHANGE OF CONTROL" means the occurrence of either of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d03 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of Holdings; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of Borrower, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) any Credit Party consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with any Credit Party, except as otherwise expressly permitted herein; (iv) any Credit Party is liquidated or dissolved or adopts a plan of liquidation or dissolution; (v) Holdings ceases to beneficially, directly and of record own and control, free and clear of all Liens, all of the issued and outstanding Capital Securities of Parent; (vi) Parent ceases to beneficially, directly and of record own and control, free and clear of all Liens (other than the Liens of Agent), all of the issued and outstanding Capital Securities of each of Borrower and Loehmann's Real Estate Holdings Company, or (vii) a Change of Control as defined under the Senior Note Indenture.

      "CHANGE IN WORKING CAPITAL" means, with respect to any period, the amount of Working Capital on the last day of such period, MINUS the amount of Working Capital on the last day of the period immediately prior to such period.

      "CLOSING DATE" means the date on which the initial Credit Event occurs.

      "CLOSING DOCUMENT LIST" means the Closing Document List attached hereto as ANNEX I.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COLLATERAL" means any and all assets and rights and interests in or to property of Borrower and each of the other Credit Parties, whether real or personal, tangible or intangible, on which a Lien is granted or purported to be granted pursuant to the Collateral Documents.

      "COLLATERAL ACCESS AGREEMENTS" means any landlord waivers, mortgagee waivers, bailee letters and any similar acknowledgment agreements of any Person, such as a warehouseman or processor, in possession of Inventory of Borrower, in each case in form and substance satisfactory to Agent.

      "COLLATERAL DOCUMENTS" means the Security Agreements, the Pledge Agreement, the Sibling Guaranty, the Parent Guaranty and all other contracts, instruments and other documents now or hereafter executed and delivered in connection with this Credit Agreement, pursuant to which Liens are granted or are purported to be granted to Agent in the Collateral for the benefit of some or all of Agent, the Lenders and the Issuing Lenders.

      "CONCENTRATION ACCOUNT" shall have the meaning ascribed to that term in
Section 2.5(b).

      "CONCENTRATION ACCOUNT AGREEMENT" shall have the meaning ascribed to that term in Section 2.5(b).

      "CONFIRMATION ORDER" means the order entered by the Bankruptcy Court on September 6, 2000, confirming the Debtor's Reorganization Plan pursuant to section 1129 of the Bankruptcy Code.

      "CONSOLIDATED ENTITY" means Parent and each of its Subsidiaries which are such by virtue of clause (a) of the definition thereof, but shall include, in any event, Borrower and Loehmann's Real Estate Holding Company.

      "CONSOLIDATED NET INCOME" means for any period the consolidated net income of the Consolidated Entity for such period.

      "CONTINUATION" shall have the meaning ascribed to that term in Section
4.3.

      "CONTROL" means, with respect to any Person, the possession, directly or indirectly, of the power to (a) vote five percent (5.00%) or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise either alone or in conjunction with others or any group. The words "CONTROLLING" and "CONTROLLED" have correlative meanings.

      "CONVERT," "CONVERSION" and "CONVERTED" each shall refer to a conversion of Loans of one Type into Loans of another Type pursuant to Section 4.3.

      "COVERED TAXES" shall have the meaning ascribed to that term in Section 2.8(a).

      "CREDIT AGREEMENT" means this credit agreement, dated as of the date hereof, as the same may be modified, amended, extended, restated, amended and restated or supplemented from time to time.

      "CREDIT CARD ACKNOWLEDGMENTS" means, collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Agent acknowledging Agent's first priority Lien on the monies due and to become due to Borrower (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the BT Account, as the same may hereafter be modified, amended, extended, exchanged, substituted, restated, amended and restated or supplemented from time to time.

      "CREDIT CARD AGREEMENTS" means all agreements now or hereafter entered into by Borrower with any Credit Card Issuer or any Credit Card Processor, as the same may be modified, amended, extended, restated, amended and restated or supplemented from time to time.




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

      "CREDIT CARD ISSUER" means any person (other than Borrower) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International, and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards.

      "CREDIT CARD PROCESSOR" means any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of Borrower's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

      "CREDIT CARD RECEIVABLES" means collectively, (a) all present and future rights of Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

      "CREDIT DOCUMENTS" means, collectively, this Credit Agreement, the Notes, the Letters of Credit, each of the Collateral Documents and all other documents, agreements, instruments, opinions and certificates now or hereafter executed and delivered in connection herewith or therewith, as the same may be modified, amended, extended, restated, amended and restated or supplemented from time to time.

      "CREDIT EVENT" means (a) the making of a Loan and (b) the issuance of any Letter of Credit.

      "CREDIT FACILITY INTEREST EXPENSE" means, with respect to a period, that portion of Interest Expense of the Borrower that is attributable to payments required to be made under this Credit Agreement.

      "CREDIT PARTIES" means, collectively, Borrower, Holdings, Parent, Loehmann's Real Estate Holding Company and all other Persons who at any time hereafter become primarily or secondarily liable for any of the payment or performance of any of the Obligations or who grant to the Agent for the ratable benefit of the Lenders a Lien upon any property as security for the Obligations or for any Guarantee thereof, and any other party to the Credit Documents who act as debtors, grantors, mortgagors, pledgors, guarantors, assignors or in other similar capacities and who grant Liens or security interests, pledge property, or otherwise act as accommodation parties, guarantors, sureties or otherwise.

      "DEBTOR" means Loehmann's, Inc., a Delaware corporation., in its capacity as debtor in possession in the Debtor's Case.

      "DEBTOR'S CASE" means the bankruptcy case initiated by the voluntary petition for relief under chapter 11 of the Bankruptcy Code filed May 18, 1999 by Borrower in the Bankruptcy Court.

      "DEBTOR'S REORGANIZATION PLAN" means the Second Amended Plan of Reorganization of Loehmann's, Inc. dated July 28, 2000, as it may have been modified pursuant to the Confirmation Order.

      "DEFAULT" means an event, condition or default which with the giving of notice, the passage of time (other than the expiration of applicable grace periods, if any), or both, would be an Event of Default.

      "DEFAULTING LENDER" shall have the meaning ascribed to that term in
SECTION 11.18(b).

      "DEPOSITARY ACCOUNT" shall have the meaning ascribed to that term in
Section 2.5(b).

      "DEPOSITARY ACCOUNT BANK" shall have the meaning ascribed to that term in
Section 2.5(b).

      "DERIVATIVE CONTRACT" means an agreement, whether or not in writing and including any master agreement, documenting, evidencing or relating to any Derivative Transaction between Borrower, or any Subsidiary of Borrower, and another Person.

      "DERIVATIVE TRANSACTION" means (a) an interest-rate derivative transaction, including an interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar, and floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) an exchange-rate derivative transaction, including a cross-currency interest-rate swap, a forward foreign-exchange contract, a currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) an equity derivative transaction, including an equity-linked swap, an equity-linked option, a forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) a commodity (including precious metal) derivative transaction, including a commodity-linked swap, a commodity-linked option, a forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks.

      "DISBURSEMENT ACCOUNT" means the operating account of Borrower maintained with the Disbursement Account Bank.

      "DISBURSEMENT ACCOUNT BANK" means Bankers Trust (Delaware), BTCo, Deutsche Bank AG, New York Branch, or any other bank selected from time to time by Agent and reasonably acceptable to Borrower.

      "DOL" means the United States Department of Labor and any successor department or agency.

      "DOLLARS" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

      "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on ANNEX II, as such annex may be amended from time to time.

      "DRAWING" shall have the meaning ascribed to that term in Section 3.5(b).

      "EBITDA" means, for any fiscal period, (a) Consolidated Net Income (other than extraordinary items) of the Consolidated Entity for such period, PLUS (b) the amount of all Interest Expense, income tax expense, depreciation and amortization, including amortization of any goodwill or other intangibles, for such period, to the extent deducted in calculating Consolidated Net Income for such period, and PLUS or MINUS (as the case may be) (c) (i) any other non-cash charges and (ii) any gains and losses attributable to any fixed asset sales, which have been, in the case of either clause (i) or (ii), subtracted or added, as the case may be, in calculating Consolidated Net Income for such period, all determined in accordance with GAAP.

      "ELIGIBLE CREDIT CARD RECEIVABLES" means Credit Card Receivables of Borrower payable in Dollars and deemed by Agent in its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the face amount of such Credit Card Receivables shall be reduced by the amount of all applicable claims, credits, charges or other allowances and by the aggregate amount of all reserves provided for elsewhere in this Credit Agreement, including any reserves established by Agent pursuant to the definition of the term "Borrowing Base" set forth herein, and there shall be excluded any such Credit Card Receivables that Agent determines to be ineligible pursuant to the definition of the term "Borrowing Base" set forth herein.

      "ELIGIBLE INVENTORY" means Inventory of Borrower that consists of finished goods for sale in the ordinary course, deemed by Agent in its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the amount of such Inventory shall be valued at the lower of cost or market on a basis consistent with Borrower's current and historical accounting practice, and shall exclude (a) any goods returned or rejected by Borrower's customers (other than goods which are in merchantable condition) and goods in transit to third parties (other than to Borrower's agents and warehouses that are not excluded pursuant to clause
(ii)(B) of the next succeeding sentence), (B) any Inventory that Agent determines to be ineligible pursuant to the definition of the term "Borrowing Base" set forth herein, and (C) any reserves established by Agent pursuant to the definition of the term "Borrowing Base" set forth herein. Unless otherwise approved in writing by Agent, no Inventory of Borrower shall be deemed Eligible Inventory if:

(i) the Inventory is not owned solely by Borrower or Borrower does not have good, valid and marketable title thereto; or

(ii) the Inventory is not stored on property that is either (A) owned or leased by Borrower or (B) owned or leased by a warehouseman that has contracted with Borrower to store Inventory on such warehouseman's property (PROVIDED that, with respect to Inventory of Borrower stored on property leased by Borrower, Borrower shall have used commercially reasonable efforts to deliver or cause to be delivered to Agent a Collateral Access Agreement executed by the lessor of such property, and, with respect to Inventory of Borrower stored on property owned or leased by a warehouseman, Borrower shall have delivered to Agent a Collateral Access Agreement executed by such warehouseman), and provided further that Inventory in transit to any such location shall be Eligible Inventory so long as Borrower has, and can demonstrate, clear title to such Inventory; or

(iii) the Inventory is not subject to a valid and perfected first priority security interest in favor of Agent except, with respect to Eligible Inventory stored at sites described in clause (ii)(B) of this sentence, for Liens for normal and customary warehousing charges; or

(iv) the Inventory is obsolete or slow moving (in each case as determined by Agent) or the Inventory does not otherwise conform to the representations and warranties contained in the Credit Agreement, the Security Agreement or any of the other Collateral Documents; or

(v) the Inventory was not manufactured in accordance with and does not meet all standards imposed by all Requirements of Law or by any government agency, or department or division thereof, having regulatory authority over such goods or their manufacture, use or sale.

      "ELIGIBLE INVENTORY AMOUNT" shall have the meaning ascribed to such term in the definition of "Borrowing Base."

      "EQUIPMENT" means, with respect to any Person, all of such Person's equipment, including machinery, equipment, office equipment and supplies, computers and related equipment, furniture, furnishings, tools, tooling, jigs, dies, fixtures, manufacturing implements, fork lifts, trucks, trailers, motor vehicles, and other equipment.

      "ERISA" means the Employee Retirement Income Security Act of 1974, and all final or temporary regulations promulgated thereunder and published, generally applicable rulings entitled to precedential effect.

      "ERISA AFFILIATE" means any Person required at any relevant time to be aggregated with Borrower or any Subsidiary of Borrower under Sections 414(b),
(c), (m) or (o) of the Code.

      "EVENT(S) OF DEFAULT" shall have the meaning ascribed to that term in
ARTICLE 9 of this Credit Agreement.

      "EXPENSES" means all present and future reasonable expenses incurred by or on behalf of Agent, in its capacity as Agent, in connection with the Credit Agreement, any other Credit Document or otherwise, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, the fees and expenses of attorneys (including the allocated cost of internal counsel) and paralegals, all customary costs and expenses incurred by Agent in opening bank accounts and lockboxes, depositing checks, receiving and transferring funds, and any charges imposed on Agent due to insufficient funds of deposited checks and Agent's standard fee relating thereto, collateral examination fees and expenses, fees and expenses of accountants, appraisers, field examiners or other consultants, experts or advisors employed or retained by Agent, fees and expenses incurred by Agent in connection with the assignments of or sales of participations in the Loans, title insurance premiums, real estate survey costs, fees and taxes relative to the filing of financing statements, costs of preparing and recording any Mortgages or any other Collateral Documents, all expenses and costs referred to in Article 4 of this Credit Agreement, all other fees and expenses required to be paid pursuant to the Fee Letter and all fees and expenses incurred in connection with releasing Collateral and the amendment or termination of any of the Credit Documents.

      "EXPIRATION DATE" means the earlier of (a) September 30, 2005 and (b) the termination or reduction to zero (0) of the Total Commitments.

      "EXPOSURE" shall have the meaning ascribed to that term in the definition of "MAJORITY LENDERS".

      "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal Funds brokers of recognized standing selected by it.

      "FEE LETTER" means that certain fee letter agreement dated September 29, 2000 between Agent and Debtor providing for the payment of certain fees in connection with this Credit Agreement.

      "FEES" means the Unused Line Fee, the Letter of Credit Fee and the Issuing Lender Fees, and, without duplication, all fees payable by Borrower under the Fee Letter.

      "FINANCIAL STATEMENTS" means the consolidated and, unless otherwise specified, consolidating balance sheets, statements of operations, statements of cash flows and statements of changes in shareholder's equity of the Consolidated Entity for the period specified.

      "FIXED ASSET LIBOR RATE LOANS" means, at any time, LIBOR Rate Loans, if any, in an aggregate outstanding principal amount equal to the lesser at such time of (a) the Fixed Asset Sublimit or (b) the aggregate then outstanding principal amount of all LIBOR Rate Loans.

      "FIXED ASSET PRIME RATE LOANS" means, at any time, Prime Rate Loans, if any, in an aggregate outstanding principal amount equal to the lesser at such time of (a) the Fixed Asset Sublimit MINUS the aggregate then outstanding principal amount of all Fixed Asset LIBOR Rate Loans or (b) the aggregate then outstanding principal amount of all Prime Rate Loans.

      "FIXED ASSET SUBLIMIT" means an amount equal to $15,000,000; PROVIDED that the Fixed Asset Sublimit shall be automatically and permanently reduced by an amount equal to:

(a) on the first Business Day of each calendar quarter commencing on January 1, 2001, $750,000;

(b) on the date on which any cash payment of principal or interest (including, without limitation, any Matching Amortization Payments) is made under the Senior Notes, the amount of such payment;

(c) on each date on which Net Disposition Proceeds are received by or for the account of Borrower or any Subsidiary of Borrower, an amount equal to the greater of (i) such Net Disposition Proceeds or (ii) the highest valuation of the fixed assets in respect of which such Net Disposition Proceeds were received, as set forth on the most recent appraisal thereof obtained by Agent; and

(d) on the effective date of any voluntary reduction made by Borrower in the amount of the Fixed Asset Sublimit, the amount of such reduction.

      "FIXED CHARGE COVERAGE RATIO" means, as determined as of any date for any period ending on such date, the ratio of (a) EBITDA for such period to (b) the sum of the following, in each case of the Consolidated Entity, in each case as determined in accordance with GAAP for such period, (i) income tax expense paid in cash, (ii) Interest Expense paid in cash, (iii) Capital Expenditures (except for Capital Expenditures financed with the proceeds of Indebtedness other than the Loans), (iv) payments of principal on Indebtedness (other than repayments in the ordinary course of the Loans which do not permanently reduce the Total Commitments and scheduled reductions in the Fixed Asset Sublimit pursuant to clause (a) of the definition thereof), and (V) any distributions made by Borrower to Parent pursuant to Section 8.8(d) hereof.

      "FOREIGN LENDER" means any Lender or Serving Affiliate organized under the laws of a jurisdiction outside of the United States.

      "FREE CASH FLOW" means, with respect to a period, the sum of (i) EBITDA, MINUS Capital Expenditures, PLUS (ii) Changes in Working Capital, MINUS (iii) Credit Facility Interest Expense, MINUS (iv) Required Amortization Payments, MINUS (v) Senior Notes Interest Expense MINUS (vi) pro forma Matching Amortization Payments, MINUS (vii) pro forma Tax Payments, in each case for such period, of the Parent, Borrower and their respective Subsidiaries on a consolidated basis, all



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

determined in accordance with GAAP, provided, that pro forma Matching Amortization Payments shall not be subtracted in calculating Free Cash Flow (but shall, in any event, be paid to Agent in accordance with the terms hereof) if the Line of Credit exceeds Total Exposure by an amount equal to or greater than $25,000,000 as of the point in time in which Free Cash Flow is determined.

      "FUNDING BANK" shall have the meaning ascribed to that term in
Section 4.9.

      "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

      "GOVERNING DOCUMENTS" means, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person.

      "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "GUARANTY" of any Person means any Liability, contingent or otherwise, of such Person (other than an endorsement for collection or deposit in the ordinary course of business) (a) to pay any Liability of any other Person or to otherwise protect, or having the practical effect of protecting, the holder of any such Liability against loss (whether such obligation arises by virtue of such Person being a partner of a partnership or participant in a joint venture or by agreement to pay, to keep well, to maintain solvency, assets, level of income or other financial condition, to purchase assets, goods, securities or services or to take or pay, or otherwise) or (b) incurred in connection with the issuance by a third Person of a Guaranty of any Liability of any other Person (whether such obligation arises by agreement to reimburse or indemnify such third Person or otherwise). The word "GUARANTEE" when used as a verb has the correlative meaning.

      "GUARANTY AND LICENSE AGREEMENT" means that certain Guaranty and License Agreement of even date herewith by and between Borrower and Loehmann's Real Estate Holding Company whereby Borrower is, among other things, granted a license to use, occupy and possess the premises subject of each of the leases assigned to and assumed by Loehmann's Real Estate Holding Company pursuant to Debtor's Reorganization Plan, and is authorized and directed to make rental payments with respect to each such lease directly to the landlords thereunder.

      "HIGHEST LAWFUL RATE" means, at any time when any Obligations shall be outstanding hereunder, the maximum non-usurious interest rate, that then may be contracted for, taken, reserved, charged or received on the Obligations owing under this Credit Agreement or any of the other Credit Documents, under (a) the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents) or (b) if higher, applicable federal laws, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.



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

      "HOLDINGS" means Loehmann's Holdings, Inc., a Delaware corporation, formed on or before the Effective Date pursuant to Debtor's Plan of Reorganization for purposes of owning and holding all of the issued and outstanding Capital Securities of Parent.

      "INDEBTEDNESS" of any Person means (in each case, whether such obligation is with full or limited recourse) (a) any obligation of such Person for borrowed money, (b) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument, (c) any obligation of such Person to pay the deferred purchase price of property or services, except a trade account payable that arises in the ordinary course of business but only if and so long as the same is payable on trade terms substantially equivalent to those generally obtainable by Borrower in the ordinary course of its business as conducted on the Closing Date, (d) any obligation of such Person as lessee under a Capital Lease, (e) any Mandatorily Redeemable Obligation of such Person owned by any Person other than such Person or a Subsidiary of such Person (the amount of such Mandatorily Redeemable Obligation to be determined for this purpose as the higher of the liquidation preference of and the amount payable upon redemption of such Mandatorily Redeemable Obligation), (f) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property, (g) any non-contingent obligation of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or other Guaranty issued by such other Person to the extent that such reimbursement obligation remains outstanding after it becomes non-contingent, (h) any Derivative Contract or similar obligation obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount thereof, (i) any Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person and (j) any Indebtedness of others Guaranteed by such Person.

      "INTEREST EXPENSE" means the aggregate consolidated interest expense of the Consolidated Entity in respect of Indebtedness determined on a consolidated basis in accordance with GAAP, including amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any Capital Lease obligations.

      "INTEREST PERIOD" means a period, commencing, in the case of the first Interest Period applicable to a LIBOR Rate Loan, on the date of the making of, or conversion into, such Loan, and, in the case of each subsequent, successive Interest Period applicable thereto, on the last day of the immediately preceding Interest Period. The duration of each such Interest Period shall be one, two, three or six months, in each case as Borrower may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select; PROVIDED that Borrower may not select any Interest Period that ends after the Expiration Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

      "INTERIM ADVANCE" means a Loan made by Agent to Borrower pursuant to
Section 2.2(b).

      "INTERIM ADVANCE PERIOD" shall have the meaning ascribed to that term in
Section 2.2(b).

      "INTERNAL REVENUE SERVICE" or "IRS" means the United States Internal Revenue Service and any successor agency.

      "INVENTORY" means, with respect to any Person, all of such Person's inventory, including: (a) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in such Person's business;
(b) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and
(c) all goods returned to or repossessed by such Person.

      "INVENTORY TURNOVER RATIO" means, as determined in accordance with GAAP as of any date for any period ending on such date, the ratio of (a) the cost of goods sold during such period, to (b) the value of the average total Inventory for such period, valued at book value (as reflected on Borrower's most recent consolidated balance sheet submitted to Agent pursuant to the terms hereof and including adequate reserves for obsolete, slow moving or excess quantities), on a first-in, first-out basis.

      "INVESTMENT" means, as applied to an Investment of or by any Person, all Guaranties by such Person of any Liabilities of another Person, all expenditures made and all Liabilities incurred (contingently or otherwise) for or in connection with the acquisition of stock or other ownership interests or Indebtedness of, or for loans, advances, capital contributions or similar transfers of property to, another Person. In determining the aggregate amount of Investments outstanding at any particular time, (a) the amount of any Investment represented by a Guaranty shall be taken at not less than the principal amount of the Liabilities to which such Guaranty is applicable and still outstanding;
(b) there shall be deducted in respect of each such Investment any amount received as a return of or on capital (but only by sale, repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and
(d) there shall not be deducted from the original amount of any Investment, and such Investment shall be deemed to continue to be "outstanding" in such original amount notwithstanding, any (i) decrease in the market value thereof or (ii) amount thereof that may have been forgiven, released, cancelled or otherwise nullified or held to be invalid.

      "ISSUING LENDER" means BTCo (which, for purposes of this definition, also shall include any banking affiliate of BTCo, including but not limited to Deutsche Bank AG, New York Branch, which has agreed to issue Letters of Credit under this Agreement) or any other Lender acceptable to Agent.

      "ISSUING LENDER FEES" shall have the meaning ascribed to that term in
Section 4.6(a).

      "LC INTEREST RATE" means, at any time, a rate per annum equal to the rate per annum applicable at such time to Prime Rate Loans.

      "LC SUPPORTABLE OBLIGATIONS" means (a) obligations of Borrower or any of its Subsidiaries with respect to workers' compensation, surety bonds and other similar statutory obligations and (b) such other obligations of Borrower or any of its Subsidiaries as are reasonably acceptable to Agent.

      "LENDER" shall, subject to SECTION 11.18(c), mean (a) each Person listed as a "Lender" on the signature pages hereof and (b) each Person that has been assigned any or all of the rights and obligations of a Lender pursuant to
SECTION 11.6.

      "LETTER OF CREDIT" shall have the meaning ascribed to that term in
SECTION 3.1(a).

      "LETTER OF CREDIT FEE" shall have the meaning ascribed to that term in
SECTION 4.6(a).

      "LETTER OF CREDIT OUTSTANDINGS" means, at any time, the sum of (a) the Stated Amounts of all outstanding Letters of Credit and (b) the aggregate amount of all Unpaid Drawings in respect of Letters of Credit.

      "LETTER OF CREDIT REQUEST" shall have the meaning ascribed to that term in
SECTION 3.3(a).

      "LIABILITY" of any Person means (in each case, whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortuous, liquidated or unliquidated, whether arising under contract, Requirement of Law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

      "LIBOR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "LIBOR Lending Office" opposite its name on Annex II (or, if no such office is specified, its Domestic Lending Office), or such other office or Affiliate of such Lender as such Lender may from time to time specify to Borrower and Agent.

      "LIBOR RATE" means, with respect to any Interest Period, (a) the rate per annum for Dollar deposits approximately equal to the principal amount of the LIBOR Rate Loans for which the LIBOR Rate is being determined and with maturities comparable to the Interest Period for which such LIBOR Rate would apply, which appears on the Telerate Page 3750 at approximately 11:00 A.M., London time, on the day that is two (2) Business Days prior to the first day of such Interest Period and (b) if no such rate so appears on the Telerate Page 3750, an interest rate per annum equal to the rate (rounded upward to the nearest whole multiple of one-sixteenth (1/16) of one percent (1.00%) per annum, if such rate is not such a multiple) of the offered quotation, if any, to first class banks in the London (U.K.) interbank market by Deutsche Bank AG, New York Branch, for Dollar deposits of amounts in immediately available funds comparable to the principal amount of the LIBOR Rate Loans for which the LIBOR Rate is being determined with maturities comparable to the Interest Period for which such LIBOR Rate will apply as of approximately 10:00 A.M. two (2) Business Days prior to the commencement of such Interest Period. The term "TELERATE PAGE 3750" means the display designated as Page 3750 on the Telerate Services (or such other page as may replace such page on such service for the purpose of displaying a comparable rate).

      "LIBOR RATE LOAN" means a Loan that bears, or is to bear, interest by reference to the LIBOR Rate.

      "LIEN(S)" means (a) any lien, claim, charge, pledge, security interest, deed of trust, mortgage, other encumbrance or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement and (b) in addition, in the case of any investment property, any contract or other arrangement, express or implied, under which any Person has the right to control (within the meaning of Article 8 of the UCC) such investment property.

      "LINE OF CREDIT" means, at any time, an amount equal at such time to the Total Commitments, which shall not exceed $75,000,000, as such amount may be reduced from time to time in accordance with Section 2.5.

      "LOAN" shall mean a Revolving A Loan, Revolving B Loan and any amount advanced by Agent or any Lender pursuant to SECTION 2.1, 2.2(b) or 2.2(e), or any other provision of this Credit Agreement.

      "LOEHMANN'S REAL ESTATE HOLDING COMPANY" means Loehmann's Real Estate Holdings Inc., a Delaware corporation, and a wholly owned subsidiary of Parent.

      "MAJORITY LENDERS" means, at any time, those Lenders having more than 50% of the aggregate amount of the Total Commitments or, if the Total Commitments shall have expired or been terminated, Lenders having more than 50% of the aggregate amount of the outstanding Exposures; and for this purpose, a Lender's "EXPOSURE" means the aggregate amount of such Lender's outstanding Loans PLUS such Lender's Proportionate Share of the Letter of Credit Outstandings.

      "MANDATORILY REDEEMABLE OBLIGATION" means a Liability of Borrower or any Subsidiary of Borrower, or a Liability of another Person Guaranteed by Borrower or any Subsidiary of Borrower, to the extent that, in either case, it is redeemable, payable or required to be purchased or otherwise retired or extinguished (a) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (b) at the option of any Person other than Borrower or such Subsidiary or (c) upon the occurrence of a condition not solely within the control of Borrower or such Subsidiary, such as a redemption required to be made out of future earnings.




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

      "MATCHING AMORTIZATION PAYMENT" means, with respect to a period, an amount equal to any cash payment of interest made under the Senior Notes, as permitted under Section 8.8(d) hereof.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Credit Parties taken as a whole, (b) the value of Collateral or the amount which Agent, the Lenders or any Issuing Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, (c) any Credit Party's ability to perform its obligations under the Credit Documents to which it is a party or (d) the rights and remedies of Agent, the Lenders or any Issuing Lender under any Credit Document.

      "MATERIAL CONTRACT" means any contract or other arrangement (other than the Credit Documents), whether written or oral, to which Borrower or any Subsidiary of Borrower is a party with respect to which breaches, non-performances, cancellations or failures to renew by any party thereto singly or in the aggregate could reasonably be expected to have a Material Adverse Effect, and shall include the Guaranty and License Agreement.

      "MORTGAGES" means all mortgages, deeds of trust, leasehold mortgages and leasehold deeds of trust granted by Borrower to or for the benefit of Agent, as the case may be.

      "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA and (a) which is, or within the immediately preceding six
(6) years was, contributed to by Borrower, any Subsidiary of Borrower or any ERISA Affiliate or (b) with respect to which Borrower or any Subsidiary of Borrower may incur any liability.

      "NAIC" means the National Association of Insurance Commissioners.

      "NET DISPOSITION PROCEEDS" means proceeds (including, without limitation, but only as and when paid, any cash received by way of deferred payment pursuant to a promissory note or similar instrument, receivable or otherwise) received by or for the account of Borrower or any subsidiary of Borrower from the sale, lease, transfer or other disposition (including, without limitation, as a result of any Casualty Loss) of any fixed asset of such Person, net of (a) the costs of such sale, lease, transfer or other disposition, including reasonable professional fees, taxes payable as a result thereof and reasonable reserves associated therewith; and (b) amounts applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien on the applicable fixed asset.

      "NOTES" shall mean, collectively, the Revolving A Notes and Revolving B Notes; and "NOTE" shall mean any Revolving A Note or Revolving B Note, in each case as the same may be modified, amended, extended, restated, amended and restated, exchanged, substituted or supplemented from time to time.

      "NOTICE OF BORROWING" shall have the meaning ascribed to that term in
Section 2.2(a)(i).

      "NOTICE OF CONTINUATION" shall have the meaning ascribed to that term in
Section 4.3(a).




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

      "NOTICE OF CONVERSION" shall have the meaning ascribed to that term in
Section 4.3(b).

      "OBLIGATIONS" means (a) the unpaid principal of and interest on the Loans and the Notes, (b) the obligation of Borrower to pay to an Issuing Lender the amounts of all Unpaid Drawings together with interest accrued thereon at the LC Interest Rate, made under Letters of Credit of such Issuing Lender, (c) the Fees, (d) the Expenses, (e) all other Liabilities of Borrower to Agent and any Lender (in its capacity as such and not in its capacity as an Issuing Lender), which may arise under, out of, or in connection with, the Credit Agreement, the Notes, any other Credit Document or any other document made, delivered or given in connection herewith or therewith, and (f) all other Liabilities of Borrower to an Issuing Lender in respect of its Letters of Credit. As used in clauses
(a), (b) and (c) and wherever else the determination of the amount of "interest" is relevant, "interest" shall include interest accruing on or after the filing of, or what would have accrued but for the filing of, any petition in bankruptcy, or the commencement of any insolvency, reorganization, or like proceeding, relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

      "OTHER TAXES" shall have the meaning ascribed to that term in Section 2.8(b).

      "PARENT" means Loehmann's, Inc., as the Reorganized Debtor under Debtor's Reorganization Plan, and as owner of all of the issued and outstanding Capital Securities of Borrower and of Loehmann's Real Estate Holding Company.

      "PARENT GUARANTY" means the Guaranty and Security Agreement of even date herewith executed by Parent in favor of Agent, as the same may be modified, amended, extended, exchanged, substituted, restated, amended and restated or supplemented from time to time.

      "PARTICIPANT"  shall have the  meaning  ascribed to that term in
Section 3.4.

      "PAYMENT" shall have the meaning ascribed to that term in Section 2.10.

      "PAYMENT OFFICE" means the office of Agent located at 130 Liberty Street, New York, New York 10006, or such other office of Agent as shall be specified by Agent from time to time in a notice to the other parties hereto.

      "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

      "PERMITTED DISCRETION" means Agent's judgment exercised in good faith based upon its consideration of any factor which Agent believes in good faith:
(a) will or could reasonably be expected to adversely affect the value of any real or personal property of any Credit Party, including, without limitation, any Inventory, Accounts (including Credit Card Receivables), Equipment or General Intangibles (including leasehold interests in real property) and other Collateral, in each case of any Credit Party, the enforceability or priority of Agent's Liens thereon or the amount which Agent, the Lenders or any Issuing Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (b) suggests that any collateral report or financial information delivered to Agent by any Person on behalf of Borrower is incomplete, inaccurate or misleading in any material respect; or (c) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving Borrower or any Subsidiary of Borrower or any of the Collateral. In exercising such judgment, Agent may consider such factors already included in or tested by the definition of Eligible Credit Card Receivables or Eligible Inventory, as well as any of the following: (i) the changes in collection history and dilution with respect to the Credit Card Receivables; (ii) changes in demand for, and pricing of, Inventory; (iii) changes in any concentration of risk with respect to Borrower's Credit Card Receivables and Inventory; and (iv) any other factors that change the credit risk of lending to Borrower on the security of Borrower's Credit Card Receivables and Inventory. The burden of establishing lack of good faith hereunder shall be on Borrower.

      "PERMITTED INVESTMENTS" means (i) cash or Cash Equivalents, (ii) obligations issued or guaranteed by the U.S. Government, and (iii) any other securities or debt instruments evidencing the right to receive the principal and/or interest thereon that Borrower may from time to time select and that are approved by Agent.

      "PERMITTED LIENS" shall have the meaning ascribed to that term in
Section 8.4.

      "PERMITTED RESTRICTIVE COVENANT" means (a) any covenant or restriction contained in any Credit Document, (b) any covenant or restriction binding upon any Person at the time such Person becomes a Subsidiary of Borrower if the same is not created in contemplation thereof, (c) any covenant or restriction of the type contained in Section 8.4 that is contained in any contract evidencing or providing for the creation of or concerning Indebtedness secured by any Purchase Money Lien so long as such covenant or restriction is limited to the property purchased therewith, or (d) any covenant or restriction that (i) is not more burdensome than an existing Permitted Restrictive Covenant that is such by virtue of clause (b) or (c); (ii) is contained in a contract constituting a renewal, extension or replacement of the contract (or a similar contract with a new counterparty entered into in the ordinary course of business) in which such existing Permitted Restrictive Covenant is contained; and (iii) is binding only on the Person or Persons bound by such existing Permitted Restrictive Covenant.

      "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

      "PLAN" means any employee benefit plan, program or arrangement, whether oral or written, maintained or contributed to by Borrower, any Subsidiary of Borrower or any ERISA Affiliate, or with respect to which Borrower, any Subsidiary of Borrower or any ERISA Affiliate, may incur liability.

      "PLEDGE AGREEMENT" means that certain Pledge Agreement of even date herewith made by Parent in favor of Agent with respect to the Capital Securities of Borrower and the Capital Securities of Loehmann's Real Estate Holding Company, as additional security for its obligations under the Parent Guaranty.

      "PRIME LENDING RATE" means the rate that Deutsche Bank AG, New York Branch, announces from time to time in New York, New York as its prime lending rate in the United States, as in effect from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Deutsche Bank AG, New York Branch, BTCo and each of the other Lenders may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

      "PRIME RATE LOAN" means a Loan that bears, or is to bear, interest by reference to the Prime Lending Rate.

      "PROHIBITED TRANSACTION" means any transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

      "PROPORTIONATE SHARE" shall, subject to SECTION 11.18(c), mean, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Aggregate Commitment and the denominator of which shall be the Total Commitments or, if the Total Commitments have been terminated, a fraction the numerator of which shall be the principal amount of such Lender's Exposure and the denominator of which shall be the aggregate amount of all Exposures of all Lenders then outstanding.

      "PURCHASE MONEY LIENS" means Liens on any item of Equipment of Borrower acquired after the date of this Credit Agreement to secure the purchase price thereof, PROVIDED that: (a) each such Lien shall attach only to the property to be acquired; (b) a description is furnished to Agent for any property so acquired, the purchase price of which is greater than $100,000; and (c) the debt incurred in connection with such acquisitions shall not exceed ninety percent (90%) of the amount of the purchase price of such items of Equipment then being financed.

      "REAL ESTATE" means all real property directly or indirectly owned or leased by Borrower, any Subsidiary of Borrower, or Loehmann's Real Estate Holding Company, together with all fixtures, improvements and other structures thereon.

      "REDUCED RATE" shall have the meaning ascribed to that term in Section 2.8(e), relating to backup withholding tax.

      "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

      "REPORTABLE EVENT" means any of the events described in Section 4043 of ERISA and the regulations thereunder except for those for which notice has been made.

      "REQUIRED AMORTIZATION PAYMENT" means, with respect to a period, any mandatory reduction of the Fixed Asset Sublimit (other than Matching Amortization Payments).

      "REQUIREMENT OF LAW" means, as to any Person, the Governing Documents of such Person, and any law, treaty, rule, regulation, direction, ordinance, criterion or guideline or determination of a court or other Governmental Authority or determination of an arbitrator, in each case applicable to and binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "RESTRICTED PAYMENT" means, with respect to any Person, (a) any payment with respect to or on account of any of the Capital Securities of such Person, including any dividend or other distribution on, any payment of interest on or principal of, and any payment on account of any purchase, redemption, retirement, exchange, defeasance or conversion of, or on account of any claim relating to or arising out of the offer, sale or purchase of, any such Capital Securities and (b) any optional payment or prepayment on or redemption retirement, (including by making payments to a sinking or analogous fund), repurchase, defeasance or other acquisition of, any Indebtedness (other than Indebtedness pursuant to this Credit Agreement). For the purposes of this definition, a "payment" shall include the transfer of any asset or the incurrence of any Indebtedness or other Liability (the amount of any such payment to be the fair market value of such asset or the amount of such obligation, respectively) but shall not include the issuance by such Person to the holders of a class or series of a class of its Capital Securities of the same class and, if applicable, series, other than, in the case of Borrower or any Subsidiary of Borrower, Mandatorily Redeemable Obligations.

      "REVOLVING A COMMITMENT" of any Lender shall, subject to Section 11.18(c)(ii), mean the amount set forth below such Lender's name on Annex 1, opposite the heading "Revolving A Commitment," as such amount may be reduced from time to time pursuant to the terms of this Credit Agreement.

      "REVOLVING A LOAN" shall have the meaning ascribed to that term in
Section 2.1(a).

      "REVOLVING A NOTE" means a promissory note of Borrower payable to the order of a Lender, substantially in the form of EXHIBIT B-1, evidencing the aggregate Indebtedness of Borrower to such Lender resulting from the Revolving A Loans made by such Lender or acquired by such Lender pursuant to SECTION 11.6.

      "REVOLVING B COMMITMENT" of any Lender shall, subject to Section 11.18(c)(ii), mean the amount set forth below such Lender's name on ANNEX I, opposite the heading "Revolving B Commitment," as such amount may be reduced from time to time pursuant to the terms of this Credit Agreement.

      "REVOLVING B LOAN" shall have the meaning ascribed to that term in
SECTION 2.1(b).

      "REVOLVING B NOTE" means a promissory note of Borrower payable to the order of a Lender, substantially in the form of EXHIBIT B-2, evidencing the aggregate Indebtedness of Borrower to such Lender resulting from the Revolving B Loans made by such Lender or acquired by such Lender pursuant to SECTION 11.6.

      "REVOLVER PAYMENTS CASH COLLATERAL ACCOUNT" means an interest bearing cash collateral account established by Agent and maintained by BTCo for the benefit of Borrower with respect to which the Agent has a valid, perfected, first priority Lien.

      "SECURITY AGREEMENTS" means those certain Security Agreements, of even date herewith, by and among Agent and each of Borrower, Parent and Loehmann's Real Estate Holding Company.

      "SENIOR NOTE DOCUMENTS" means, collectively, the Senior Note Indenture, the Senior Notes and all other agreements, instruments and documents executed and/or delivered by Parent pursuant thereto or in connection therewith, without giving effect to any modifications, extensions or restatements thereof or amendments or supplements thereto, except for any of the foregoing previously consented to in writing by Agent.

      "SENIOR NOTE INDENTURE" means that certain Indenture of even date herewith between Holdings and United States Trust Company of New York, as trustee thereunder.

      "SENIOR NOTE INTEREST EXPENSE" means, with respect to a period, an amount equal to that portion of the Interest Expense that is attributable to payments required to be made under the Senior Notes.

      "SENIOR NOTES" shall have the meaning ascribed to the term "Securities" in the Senior Note Indenture.

      "SERVING AFFILIATE" means an Affiliate of any Lender that is an Issuing Lender.

      "SETTLEMENT DATE" shall have the meaning ascribed to that term in Section 2.3(b)(i).

      "SIBLING GUARANTY" means that certain Guaranty of even date herewith executed by Loehmann's Real Estate Holding Company in favor of Agent, as the same may be modified, amended, extended, exchanged, substituted, restated, amended and restated or supplemented from time to time.

      "STATED AMOUNT" of each Letter of Credit means, at any time, the maximum amount available to be drawn thereunder at such time (in each case determined without regard to whether any conditions to drawing could then be met).

      "SUBSIDIARY" means, with respect to any Person at any time (a) any other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements as of such time, and (b) any other Person, the securities of which having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions), or other ownership interests of which ordinarily constituting a majority voting interest, are at such time, directly or indirectly, owned or Controlled by such first Person, or by one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries.

      "SUPER MAJORITY LENDERS" means, at any time, those Lenders having more than 66-2/3% of the aggregate amount of the Total Commitments or, if the Total Commitments shall have expired or been terminated, Lenders having more than 66-2/3% of the aggregate amount of the outstanding Exposures.

      "SYNDICATION DATE" means the earlier of (a) the date which is ninety (90) days after the Closing Date and (b) the date on which Agent notifies Borrower that the primary syndication has been completed, as determined by Agent in its sole discretion, which notice shall be promptly given.

      "TAX PAYMENTS" of any Person means, for a period, all payments in cash in respect of federal, state, local and foreign income taxes and assessments, including all interest, penalties and additions imposed with respect to such amounts, paid or payable by such Person and its Subsidiaries.

      "TAX TRANSFEREE" shall have the meaning ascribed to that term in
Section 2.8(a).

      "TAXES" shall have the meaning ascribed to that term in Section 2.8(a).

      "TERMINATION EVENT" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (b) the withdrawal of Borrower, any Subsidiary of Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a) (2) of ERISA; (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA or the treatment of any amendment as a termination under Section 4041(e) of ERISA;
(d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (e) any event or condition (i) that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any Subsidiary of Borrower or any ERISA Affiliate from a Multiemployer Plan.

      "TOTAL COMMITMENTS" means the sum of the Aggregate Commitments of all the Lenders, which in the aggregate shall not exceed $75,000,000.

      "TOTAL EXPOSURE" means, at any time, an amount equal to the sum at such time of (a) the Letter of Credit Outstandings and (b) the aggregate principal amount of outstanding Loans.

      "TYPE" means, with respect to any Loan, whether such Loan is a LIBOR Rate Loan or a Prime Rate Loan.

      "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; PROVIDED that if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the Liens granted to Agent pursuant to the applicable Credit Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York. "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement, each Credit Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

      "UNPAID DRAWING" shall have the meaning ascribed to that term in
Section 3.5(a).

      "UNUSED LINE FEE" shall have the meaning ascribed to that term in
Section 4.5.

      "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person all of the Capital Securities of which (except directors' qualifying shares) are, directly or indirectly, owned or Controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more of such Subsidiaries.

      "WORKING CAPITAL" means, with respect to the Borrower and its Subsidiaries as of any date, the aggregate current assets (classified on the most recent consolidated balance sheet of the Borrower and its Subsidiaries submitted pursuant to the requirements of this Credit Agreement as current assets in accordance with GAAP, but excluding cash and cash equivalents) minus the aggregate amount of current liabilities (classified on Borrower's consolidated balance sheet as aforesaid, as current liabilities in accordance with GAAP, but excluding any current liabilities on account of unpaid principal on the Loans and the Notes and on account of accrued Credit Facility Interest Expense).

      1.2 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise defined or specified herein, all accounting terms used herein shall have the meanings customarily given in accordance with GAAP, and all financial computations to be made under this Credit Agreement shall, unless otherwise specifically provided herein, be made in accordance with GAAP applied on a basis consistent in all material respects with the Financial Statements delivered to Agent and the Lenders on the Closing Date. All accounting determinations for purposes of determining compliance with Section 8.1 shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the Financial Statements delivered to Agent and the Lenders on the Closing Date. The Financial Statement required to be delivered hereunder from and after the Closing Date and all financial records shall be maintained in accordance with GAAP as in effect as of the date of the Financial Statements delivered to Agent and the Lenders on the Closing Date or, if GAAP shall change from the basis used in preparing the Financial Statements delivered to Agent and the Lenders on the Closing Date, the certificates required to be delivered pursuant to Section 7.1 demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date. If Borrower shall change its method of inventory accounting from the first-in-first-out method to the last-in-last-out method, all calculations necessary to determine compliance with the covenants contained herein shall be made as if such method of inventory accounting had not been so changed.

      1.3 Other Interpretive Provisions. Terms not otherwise defined herein which are defined in the UCC shall have the meanings given them in the UCC. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and references to Article, Section, Annex, Schedule, Exhibit and like references are references to this Credit Agreement unless otherwise specified. Any item or list of items set forth following the word "including," "include" or "includes" is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are "included," such item or items are in such category, and shall not be construed as indicating that the items in the category are limited to such items or to items similar to such items. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with Section 11.10. Except as otherwise specified herein, all references herein (a) to any Person shall be deemed to include such Person's successors and assigns, (b) to Borrower contained in the representations and warranties contained herein shall be deemed to include Parent, as Borrower's predecessor in interest, to the extent necessary to give full effect to the intent and scope of such representations and warranties, (c) to any Requirement of Law defined or referred to herein shall be deemed references to such Requirement of Law or any successor Requirement of Law as the same may have been or may be amended or supplemented from time to time and (d) to any Credit Document or Collateral Document defined or referred to herein shall be deemed references to such Credit Document or Collateral Document (and, in the case of any Note or any other instrument, any instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time, provided that, in the case of any Letter of Credit, any such amendment, supplement, waiver or other modification shall have been approved in writing by Agent. Whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa. Except as otherwise specified herein, all references to the time of day shall be deemed to be to Chicago time as then in effect.


                                    ARTICLE 2

                                      LOANS


      2.1   TOTAL COMMITMENTS; DELIVERY OF NOTES.


            (a) Subject to the terms and conditions set forth in this Credit Agreement, on and after the Closing Date and to and excluding the Expiration Date, each of the Lenders severally agrees to make from time to time loans and advances to Borrower hereunder (collectively, the "REVOLVING A LOANS"), which Loans (at the option of Borrower, but subject in any event to the other terms and provisions hereof) shall be incurred and maintained as and/or converted into Prime

Rate Loans or LIBOR Rate Loans; PROVIDED that no Revolving A Loan shall be made if, after giving effect to the making of such Revolving A Loan and the simultaneous application of the proceeds thereof, (i) such Lender's Proportionate Share of the aggregate outstanding principal amount of all Revolving A Loans would exceed the Revolving A Commitment of such Lender, (ii) the aggregate amount of the Exposure of such Lender would exceed the Aggregate Commitment of such Lender or (iii) Total Exposure would exceed the lesser of (A) the Total Commitments and (B) subject to SECTION 2.2(b), the Borrowing Base.

            (b) Subject to the terms and conditions set forth in this Credit Agreement, on and after the Closing Date and to and excluding the Expiration Date, each of the Lenders severally agrees to make from time to time loans and advances to Borrower hereunder (collectively, the "REVOLVING B LOANS"), which Loans (at the option of Borrower, but subject in any event to the other terms and provisions hereof) shall be incurred and maintained as and/or converted into Prime Rate Loans or LIBOR Rate Loans; PROVIDED that no Revolving B Loan shall be made if, after giving effect to the making of such Revolving B Loan and the simultaneous application of the proceeds thereof, (i) such Lender's Proportionate Share of the aggregate outstanding principal amount of all Revolving B Loans would exceed the Revolving B Commitment of such Lender, (ii) such Lender's Exposure would exceed the Aggregate Commitment of such Lender or
(iii) Total Exposure would exceed the lesser of (A) the Total Commitments and
(B) subject to SECTION 2.2(b), the Borrowing Base.

            (c) Borrower hereby agrees to execute and deliver to each Lender,
(i) a Revolving A Note to evidence the Revolving A Loans made by such Lender to Borrower and (ii) a Revolving B Note to evidence the Revolving B Loans made by such Lender to Borrower.

      2.2   BORROWING MECHANICS.

            (a) Except as provided in Sections 2.2(b), 2.3(b) and 3.5(a), Borrowings shall be made on notice from Borrower to Agent, given not later than 11:00 A.M. on the Business Day on which a proposed Borrowing consisting of Prime Rate Loans is requested to be made and on the third Business Day prior to the date of any proposed Borrowing consisting of LIBOR Rate Loans is requested to be made.

                  (i) Each Notice of Borrowing shall be given by, alternatively, telephone, facsimile or electronic E-mail transmission, and, if by telephone or electronic E-mail transmission, confirmed in writing, substantially in the form of EXHIBIT C (the "NOTICE OF BORROWING"). Each Notice of Borrowing shall be irrevocable by and binding on Borrower.

                  (ii) Borrower shall notify Agent in writing of the names of the officers of Borrower authorized to request Loans on behalf of Borrower and specifying which of those officers are also, or, if none are, the officers that are, authorized to direct the disbursement of Loans in a manner contrary to standing disbursement instructions, and shall provide Agent with a specimen signature of each such officer. In the absence of a specification of those officers who are authorized to vary standing disbursement instructions, Agent may assume that each officer authorized to request Loans also has such authority. Agent shall be entitled to rely conclusively on the authority of such officers' of Borrower to request Loans on behalf of Borrower, or to vary standing disbursement instructions, until Agent receives written notice to the contrary. Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing or other writing delivered pursuant to this
            Section 2.2(a) and, with respect to an oral or electronic E-mail request for Loans, Agent shall have no duty to verify the identity of any individual representing himself as one of the officers of Borrower authorized to make such request on behalf of Borrower. Neither Agent nor any of the Lenders shall incur any liability to Borrower as a result of (a) acting upon any telephonic or electronic E-mail notice referred to in this Section 2.2(a) if Agent believes in good faith such notice to have been given by a duly authorized officer of Borrower or other individual authorized to request Loans on behalf of Borrower or to direct the disbursement thereof in a manner contrary to standing disbursement instructions, or (b) otherwise acting in good faith under this Section 2.2(a) and an advance made and disbursed pursuant to any such telephonic or electronic E-mail notice shall be deemed to be a Loan for all purposes of this Credit Agreement.

                  (iii) In its Notice of Borrowing, Borrower may request one or more Borrowings on a single day. Each such Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type and shall, in the case of a Borrowing of LIBOR Rate Loans, be in an aggregate amount for all Lenders of not less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof. The right of Borrower to choose LIBOR Rate Loans is subject to the provisions of Section 4.3(c).

            (b) (i) In the event Borrower is unable to comply with (A) the Borrowing Base limitation set forth in clause (ii)(B) of the PROVISO to Section 2.1(a) or (B) the conditions precedent set forth in
            Section 5.2 to a Credit Event, the Lenders authorize Agent, in its sole discretion, to make Loans ("INTERIM ADVANCES") to Borrower during the period commencing on the date Agent first receives a Notice of Borrowing requesting an Interim Advance until the earliest of (1) the twentieth (20th) Business Day after such date, (2) the date Borrower is again able to comply with such Borrowing Base limitation and conditions precedent, or obtains an amendment or waiver with respect thereto and (3) the date the Majority Lenders instruct Agent, or Agent determines, to cease making Interim Advances (in each case, the "INTERIM ADVANCE PERIOD").

            (ii) Agent shall not, in any event, (A) make any Interim Advance during any Interim Advance Period if, after giving effect to such Interim Advance, Total

            Exposure would exceed one hundred ten percent (110%) of Total Exposure on the first day of such Interim Advance Period (calculated without giving effect to Interim Advances made on such day) and (B) make any Interim Advance if, after giving effect to such Interim Advance, Total Exposure would exceed the Line of Credit.

            (iii) All amounts received by Agent during an Interim Advance Period on account of the Obligations, whether in the form of payments from Borrower, collections on the Collateral or otherwise, shall, so long as any Interim Advances made during such Interim Advance Period are outstanding, be applied by Agent, FIRST, to the repayment of such Interim Advances and, SECOND, in accordance with Section 2.5(c).

            (c) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

                        (d) In addition to being evidenced, as provided in
            Section 2.6, by Borrower's Account, each Lender's Loans and Borrower's obligations to repay such Loans with interest in accordance with the terms of this Credit Agreement shall be evidenced by this Credit Agreement, the records of such Lender and such Lender's Note. The records of each Lender shall be PRIMA FACIE evidence of such Lender's Loans and accrued interest thereon and of all payments made in respect thereof.

                        (e) Each Lender shall be entitled to earn interest at
            the then applicable rate of interest, calculated in accordance with
            Article 4, on outstanding Loans which it has funded to Agent; PROVIDED that in the case of interest accrued but unpaid at the time of a Bankruptcy Default and interest accruing thereafter and during a Bankruptcy Default, such Lender shall be entitled to receive only its Proportionate Share of amounts actually received by Agent in respect of such interest; FURTHER PROVIDED that if any amount received by Agent in respect of such interest and distributed by it is thereafter recovered from Agent, such Lender shall, upon request, repay to Agent its Proportionate Share of the amount so recovered to the extent received by it, but without interest (unless Agent is required to pay interest on the amount recovered, in which case such Lender shall be required to pay interest at a like rate).

                        (f) Notwithstanding the obligation of Borrower to send
            written confirmation of a Notice of Borrowing made by telephone or electronic E-mail transmission if and when requested by Agent, in the event that Agent agrees to accept a Notice of Borrowing made by telephone or electronic E-mail transmission, such Notice of Borrowing shall be binding on Borrower whether or not written confirmation is sent by Borrower or requested by Agent. Agent may act prior to the receipt of any requested written confirmation, without any liability whatsoever, based upon telephonic or electronic E-mail notice believed by Agent in good faith to be from Borrower or its agents. Agent's records of the terms of any telephonic or electronic E-mail transmission Notices of Borrowing shall be conclusive on Borrower and the Lenders in the absence of gross negligence or willful misconduct on the part of Agent in connection therewith.

      2.3   SETTLEMENTS AMONG AGENTS AND THE LENDERS.

            (a) Except as provided in Section 2.3(b), Agent shall give to each Lender prompt notice of each Notice of Borrowing by telecopy or facsimile transmission. No later than 3:00 P.M. on the date of receipt of each Notice of Borrowing (unless such Notice of Borrowing specifies the Closing Date as the date of Borrowing, in which case no later than 11:00 A.M. on the Closing Date), each Lender will make available for the account of its Applicable Lending Office, to Agent at the address of Agent set forth on Annex I, in immediately available funds, its Proportionate Share of such Borrowing requested to be made. Unless Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to Agent its portion of the Borrowing to be made on such date, Agent may assume that such Lender will make such amount available to Agent on the Settlement Date and Agent, in reliance upon such assumption, may but shall not be obligated to make available the amount of the Borrowing to be provided by such Lender. If and to the extent such Lender shall not have so made available to Agent its Proportionate Share on such date and Agent shall have so made available to Borrower a corresponding amount on behalf of such Lender, Agent may recover such amount on demand from such Lender in accordance with Section 11.18. If such Lender does not pay such corresponding amount promptly upon Agent's demand therefor, Agent may promptly notify Borrower and Borrower shall immediately repay such corresponding amount to Agent together with accrued interest thereon at the applicable rate or rates provided in Sections 4.1, 4.2, and 4.4.

                        (b) Unless the Majority Lenders have instructed Agent to
            the contrary, Agent on behalf of the Lenders may but shall not be obligated to make Prime Rate Loans under Section 2.2 without prior notice of the proposed Borrowing to the Lenders, subject to the following settlement arrangements:

                  (i) The amount of each Lender's Proportionate Share of Loans shall be computed weekly (or more frequently in Agent's discretion) and shall be adjusted upward or downward on the basis of the amount of outstanding Loans as of 5:00 P.M. on the last Business Day of the period specified by Agent (such date, the "SETTLEMENT DATE"). Agent shall deliver to each of the Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Loans for such period. The Lenders shall transfer to Agent, or, subject to SECTION 11.18(c), Agent shall transfer to the Lenders, such amounts as are necessary so that (after giving effect to all such transfers) the amount of Loans made by each Lender shall be equal to such Lender's Proportionate Share of the aggregate amount of Loans outstanding as of such Settlement Date. During a Bankruptcy Default, amounts required to be transferred by the Lenders to Agent shall, instead of constituting Loans to Borrower, be in the form of participations purchased by the Lenders in the outstanding Loans of BTCo. If the summary statement is received by the Lenders prior to 12:00 noon on any Business Day, each Lender shall make the transfers described above in immediately available funds no later than 3:00 P.M. on the day such summary statement was received; and if such summary statement is received by the Lenders after 12:00 noon on such day, each Lender shall make such transfers no later than 3:00 P.M. on the next succeeding Business Day. The obligation of each of the Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to or warranty by Agent. Each of Agent and the Lenders agrees to mark its books and records on the Settlement Date to show at all times the dollar amount of its Proportionate Share of the outstanding Loans.

                  (ii) To the extent that the settlement described above shall not yet have occurred, upon repayment of Loans by Borrower, Agent may first apply such amounts repaid directly to the amounts made available by Agent pursuant to this Section 2.3(b).

                  (iii) Because Agent on behalf of the Lenders may be advancing and/or may be repaid Loans prior to the time when the Lenders will actually advance and/or be repaid Loans, interest with respect to Loans shall be allocated by Agent to each Lender and Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrower in accordance with Section 2.4 or actually settled by the applicable Lender as described in this
            Section 2.3(b).

      2.4   MANDATORY PAYMENT; MANDATORY REDUCTION OF TOTAL COMMITMENTS.

            (a) Except during an Interim Advance Period, the amount by which Total Exposure exceeds the Borrowing Base at any time shall be immediately due and payable without the necessity of any notice or demand. Repayments of such excess amounts shall be applied, FIRST, to the repayment of Revolving A Loans, SECOND, to the payment of outstanding reimbursement obligations with respect to Letters of Credit, THIRD, to the repayment of Revolving B Loans, and FOURTH, to the securing, with cash or Cash Equivalents as provided in the second paragraph of SECTION 9.2 (but without the requirement of any demand provided for in such paragraph), of the Letter of Credit Outstandings (in each case to the extent the same are such by virtue of CLAUSE (a) of the definition thereof)




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

                        (b) (i) On the Expiration Date, the Aggregate Commitment
            of each Lender shall automatically reduce to zero and may not be reinstated.

                  (ii) Borrower may reduce or terminate the Line of Credit at any time and from time to time in whole or in part, without penalty or premium, by reducing or terminating the Total Commitment, any such reduction or termination to be pro rata on the amounts at the time of the Total Commitments and, in the case of any such reduction, to be applied, FIRST, pro rata on the amounts of the Revolving A Commitments and, SECOND, pro rata on the amounts of the Revolving B Commitments; PROVIDED that each such reduction must be in an amount not less than $5,000,000 (and in increments of $1,000,000); and PROVIDED FURTHER that (A) if Borrower seeks to reduce the Line of Credit to an amount less than $25,000,000, then the Line of Credit shall be reduced to zero and the Credit Agreement shall be terminated and (B) once reduced the amount of any such reductions in the Line of Credit may not be reinstated.

            (iii) Borrower may reduce the Fixed Asset Sublimit at any time and from time to time in whole or in part, without penalty or premium; PROVIDED that each such reduction must be in an amount no less than $1,000,000 (and in increments of $1,000,000); and, PROVIDED FURTHER that, once reduced, the amount of any such reduction in the Fixed Asset Sublimit may not be reinstated.

            (iv) The amount by which Total Exposure exceeds the aggregate amount of the Total Commitments at any time shall be immediately due and payable without the necessity of any notice or demand. Repayments of such excess amounts shall be applied FIRST, to the repayment of Revolving A Loans, SECOND, to the payment of outstanding reimbursement obligations with respect to Letters of Credit, THIRD the repayment of Revolving B Loans, and FOURTH to the securing, with cash or Cash Equivalents as provided in the second paragraph of SECTION 9.2 (but without the requirement of any demand provided for in such paragraph), of the Letter of Credit Outstandings (in each case to the extent the same are such by virtue of CLAUSE (a) of the definition thereof).

      2.5   PAYMENTS AND COMPUTATIONS.

            (a) (i) Borrower shall, subject, in the case of payments in respect of Letters of Credit, to SECTION 3.5, make each payment under the Credit Documents and under the Notes not later than 2:00 P.M. on the day when due in Dollars to Agent at the Payment Office, in immediately available funds. The obligations of Borrower to the Lenders with respect to such payments shall be discharged by making such payments to Agent pursuant to this
      SECTION 2.5 or by Agent, in its discretion, adding such payments to the principal amount of the Loans outstanding by charging such payments to Borrower's Account pursuant to SECTION 2.6.

                  (ii) Amounts payable by Borrower in respect of any Letter of Credit should be made by Borrower to Agent.




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

            (b) In accordance with its usual and customary business practices in effect on the Closing Date, from and after the Closing Date, Borrower shall cause all collections and other amounts received from time to time by or for the account of Borrower from account debtors, in addition to all other cash proceeds of Collateral received by or for the account of Borrower from time to time (in each case, other than payments received from any Credit Card Issuer or Credit Card Processor) to be deposited promptly following such receipt into accounts (each a "DEPOSITARY ACCOUNT") established and maintained by Borrower at financial institutions selected by Borrower and reasonably acceptable to Agent (each a "DEPOSITARY ACCOUNT Bank"). All available amounts held in each Depositary Account (net of amounts necessary to comply with ordinary course minimum balance requirements imposed by the respective Depositary Banks) shall be transferred each Business Day into an account (the "CONCENTRATION ACCOUNT") established and maintained by Borrower at one or more financial institutions selected by Borrower and reasonably acceptable to Agent (each a "CONCENTRATION ACCOUNT BANK"). On or prior to the Closing Date, the Concentration Account Bank, Borrower and Agent shall enter into an agreement in form and substance reasonably satisfactory to Agent (the "CONCENTRATION ACCOUNT AGREEMENT"), which among other things shall provide for all available amounts held in the Concentration Account to be wired each Business Day into an account (the "BT ACCOUNT") maintained by Agent at Bankers Trust Company or Deutsche Bank AG, New York Branch. Termination of such arrangements shall be subject to prior written approval of Agent.

                  (c) On or prior to the Closing Date, Borrower, Agent and each Credit Card Issuer and Credit Card Processor shall enter into a Credit Card Agreement, which among other things shall provide for all amounts payable on any Business Day to Borrower under such Credit Card Agreement to be wired on such Business Day directly into the BT Account. Termination of such arrangements shall be subject to prior written approval of Agent.

                  (d) (i) All amounts received by Agent for distribution hereunder or under any other Credit Document shall, subject to Section 2.2(b)(iii), be applied in the following order:

            FIRST, to the payment of any Fees, Expenses or other Obligations due and payable to Agent under any of the Credit Documents, including amounts advanced by Agent on behalf of the Lenders pursuant to
            Section 2.3(b);

            SECOND, during a Bankruptcy Default, to the payment of the unpaid principal amounts of all Unpaid Drawings payable to each Issuing Lender, together with accrued but unpaid interest thereon at the LC Interest Rate;

            THIRD, to the ratable payment of any Fees and other Obligations due and payable to the Lenders under any of the Credit Documents, other than to a Lender in its capacity as an Issuing Lender and other than those Obligations specifically referred to in this Section 2.5(c)(i).




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

            FOURTH, to the ratable payment of interest due on the Loans;

            FIFTH, to the ratable payment of principal due on the Revolving A Loans;

            SIXTH, to the ratable payment of principal due on the Revolving B Loans;

            SEVENTH, to the ratable payment of other Liabilities not specifically referred to in this Section 2.5(c)(i) due and payable to the Lenders (in their capacities as such, and not in their capacity as an Issuing Lender) under the Credit Documents; and

            EIGHTH, to the ratable payment of other Liabilities not specifically referred to in this Section 2.5(c)(i) due and payable to the Issuing Lenders with respect to Letters of Credit;

            PROVIDED, that, notwithstanding the foregoing, so long as no Event of Default arising under Section 9.1(a) hereof shall then have occurred and be continuing, any amount received by Agent and otherwise required pursuant to the foregoing to be applied to the ratable payment of principal due on the Revolving B Loans, may, at Borrower's option, be deposited into the Revolver Payments Cash Collateral Account until the earlier to occur of (i) receipt by Agent of Borrower's written request that such amount be applied to reduce the then outstanding principal balance of the Revolving B Loan or (ii) the making of any Revolving A Loans by the Lenders (whether pursuant to a Notice of Borrowing, a reimbursement of amounts drawn under a Letter of Credit, or otherwise), in which case such funds shall be applied by Agent immediately to the ratable payment of the outstanding principal balance of such Revolving A Loans. Borrower hereby irrevocably authorizes and directs Agent to make the payments and to apply such funds to the repayment of Revolving A Loans as set forth in clause (ii) above.

            (ii) Each Person receiving a payment from Agent pursuant to Section 2.5(c)(i) shall, for all purposes of this Credit Agreement and other Credit Documents, be deemed to have applied that payment in the order specified in
Section 2.5(c)(i).

      2.6 MAINTENANCE OF ACCOUNT; THE REVOLVER PAYMENTS CASH COLLATERAL ACCOUNT.
(a) Agent shall maintain an account ("BORROWER'S ACCOUNT") on its books in the name of Borrower in which Borrower will be charged with all loans and advances made by the Lenders to Borrower or for Borrower's account, including the Loans, the Fees, the Expenses and any other Obligations. Borrower will be credited, in accordance with Section 2.5 above, with all amounts received by Agent or the Lenders from Borrower or from others for Borrower's account, including, as set forth above, all amounts received by Agent in payment of Accounts and Credit Card Receivables. In no event shall prior recourse to any Accounts, Credit Card Receivables or other Collateral be a prerequisite to Agent's right to demand payment of any Obligation upon its maturity. Further, Agent shall have no obligation whatsoever to perform in any respect any of the contracts or obligations relating to the Accounts or Credit Card Receivables.

      (b) BTCo shall maintain the Revolver Payments Cash Collateral Account on its books in the name of Borrower. Borrower hereby assigns, pledges, hypothecates, transfers and sets over and grants a security interest in the Revolver Payments Cash Collateral Account to Agent for the ratable benefit of the Lenders, together with and including any cash, financial assets or investment property (as such terms are defined in the UCC), or other property constituting Permitted Investments from time to time credited thereto, all as additional security for the prompt and complete payment, performance and observance of the Obligations. Borrower and BTCo hereby agree that any property deposited and credited to the Revolver Payments Cash Collateral Account shall be deemed to be a financial asset, as defined in the UCC. So long as no Event of Default under Section 9.1(a) hereof has occurred and is continuing, Borrower may utilize the funds from time to time on deposit in the Revolver Payments Cash Collateral Account to purchase Permitted Investments. In no event shall Borrower be permitted to withdraw any funds or other property from such account except with the prior written consent of Agent or otherwise in strict accordance with the terms of this Agreement. Borrower hereby agrees that BTCo shall comply with all notifications it receives from Agent directing it to transfer, redeem, liquidate or otherwise dispose of any property in the Revolver Payments Cash Collateral Account, without further consent by or notice to Borrower, and BTCo hereby agrees to abide by and follow the notifications and entitlement orders issued by Agent with respect to the disposition of the property from time to time in the Revolver Payments Cash Collateral Account without any notice to or consent by Borrower.

      2.7 STATEMENT OF ACCOUNT. Reasonably promptly after the end of each month, Agent shall send Borrower a statement accounting for the charges, loans, advances and other transactions occurring among and between Agent, the Lenders and Borrower during that month. The monthly statements shall, absent manifest error, be an account stated, which is final, conclusive and binding on Borrower.

      2.8   WITHHOLDING AND OTHER TAXES.

            (a) Any and all payments by Borrower hereunder, under the Notes or in respect of Letters of Credit which are made to or for the benefit of any Lender (whether in its capacity as a Lender or an Issuing Lender, and as used in Section 2.8, the term "LENDER" means a Lender in each such capacity, and shall also include each Serving Affiliate of such Lender) or Agent shall be made, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto ("Taxes"), excluding, (i) in the case of each such Lender, or Agent, Taxes, one or more of the alternative bases of which is such Lender's net income (including any such Taxes imposed on branch profits) and franchise taxes imposed on it by the United States or any political subdivision thereof, (ii) in the case of each such Lender, Taxes, one or more of the alternative bases of which is such Lender's net income (including any such Taxes imposed on branch profits), and franchise Taxes imposed on it under the laws of which such Lender, or Agent (as the case may be) is organized or by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof, (iii) in the case of each such Lender, and Agent, any Taxes that are in effect and that would apply to a payment of such Lender, or Agent, as applicable, as of the Closing Date, and

(iv) if any Person acquires any interest in this Credit Agreement, any Note or any participation interest in any Letter of Credit pursuant to the provisions hereof, or a Foreign Lender or Agent changes the office in which any Loan or any participation interest in any Letter of Credit is made, accounted for or booked, or a Foreign Lender if an Issuing Lender, changes the office at which any Letter of Credit is maintained (any such Person, or such Foreign Lender or Agent in that event, being referred to as a "TAX TRANSFEREE"), any Taxes to the extent that they are in effect and would apply to a payment to such Tax Transferee as of the date of the acquisition of such interest or changes in office, as the case may be (all such non-excluded Taxes being hereinafter referred to as "COVERED TAXES"). If Borrower shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder, under any Note or in respect of any Letter of Credit to or for the benefit of any Lender, Agent or any Tax Transferee, (A) the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this
Section 2.8) such Lender, Agent or such Tax Transferee, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (B) Borrower shall make such deductions and (C) Borrower shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Covered Taxes (i) that are attributable to such Lender's failure to comply with the requirements of Section 2.8(e), or (ii) that are United States withholding taxes imposed (or branch profits taxes imposed in lieu thereof) on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of such assignment, to receive additional amounts from the Borrower with respect to such Covered Taxes pursuant to this Section 2.8(a).

            (b) In addition, Borrower agrees to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time (i) from any payment made under any and all Credit Documents, (ii) from the transfer of the rights of any Lender under any Credit Documents to any transferee or (iii) from the execution or delivery by Borrower of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by Agent or the Lenders of their rights under, any and all Credit Documents (hereinafter referred to as "OTHER TAXES").

            (c) Borrower will indemnify each Lender, Agent, and any Tax Transferee for the full amount of (i) Covered Taxes imposed on or with respect to amounts payable hereunder, under any Note or in respect of any Letter of Credit, (ii) Other Taxes and (iii) any Taxes other than Covered Taxes imposed by any jurisdiction on amounts payable under this Section 2.8 paid by such Lender, Agent or such Tax Transferee, as the case may be, and any liability (including penalties, interest and expenses) arising solely therefrom or with respect thereto whether or not such Taxes were correctly or legally asserted by the relevant governmental taxing authority. Payment of this indemnification shall be made within thirty (30) days from the date such Lender, Agent or such Tax Transferee certifies and sets forth in writing and with reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificate submitted by such Lender, Agent or such

Tax Transferee in good faith to Borrower shall, absent manifest error, be final, conclusive and binding on all parties.

            (d) Within 30 days after having received a receipt for Covered Taxes or Other Taxes, Borrower will furnish to Agent, at its address referred to in
Section 11.5, the original or a certified copy of a receipt evidencing payment thereof.

            (e) On or before the Closing Date, each Foreign Lender shall deliver to Agent and Borrower (i) two valid, duly completed copies of either IRS Form W-8BEN or W-8ECI or successor applicable form, as the case may be, and any other required form, certifying in each case that such Foreign Lender is entitled to receive payments under this Credit Agreement, the Notes or any Letter of Credit payable to it without deduction or withholding of any United States federal income taxes or with such withholding imposed at a reduced rate (the "REDUCED RATE") or (ii) in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code of 1986, as amended, with respect to payments of "portfolio interest", a statement substantially in the form of EXHIBIT D hereto and a Form W-8BEN, or any subsequent versions thereof or successors thereto, in each case properly completed and duly executed by such Foreign Lender claiming complete exemption from, or entitlement to having such withholding imposed at a Reduced Rate on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). Each such Foreign Lender shall also promptly deliver to Agent and Borrower two further copies of such forms, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any forms previously delivered by such Foreign Lenders expire or become obsolete or otherwise are required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower and Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and Agent, certifying (A) in the case of a Form W-8BEN or W-8ECI that such Foreign Lender is entitled to receive payments under this Credit Agreement, the Notes or any Letter of Credit payable to it without deduction or withholding of any United States federal income taxes or with such withholding imposed at a Reduced Rate, unless in any such case any change in a tax treaty to which the United States is a party, or any change in law or regulation of the United States or official interpretation thereof has occurred after the Closing Date and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Foreign Lender from duly completing and delivering any such form with respect to it, and such Foreign Lender advises Borrower and Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax or with such withholding at the Reduced Rate, as the case may be, or (B) in the case of a Form W-8BEN or W-8ECI, a statement substantially in the form of Exhibit G hereto, that such Foreign Lender is entitled to an exemption from or Reduced Rate with respect to United States backup withholding tax.




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

            (f) If a Tax Transferee that is organized under the laws of a jurisdiction outside of the United States acquires an interest in this Credit Agreement, any Note, any participation interest in any Letter of Credit or any of the other Credit Documents, or a Foreign Lender changes the office through which Loans or any other Obligations are made, accounted for or booked, or a Foreign Lender if an Issuing Lender, changes the office at which any Letter of Credit is maintained, the transferor, or the applicable Foreign Lender, in the case of a change of office, shall cause such Tax Transferee to agree that, on or prior to the effective date of such acquisition or change, as the case may be, it will deliver to Borrower and Agent (i) two valid, duly completed copies of IRS Forms W-8BEN or W-8ECI or any successor applicable form, as the case may be, and any other required form, certifying in each case that such Tax Transferee is entitled to receive payments under this Credit Agreement, the Notes, each Letter of Credit and any of the other Credit Documents payable to it without deduction or withholding of United States federal income tax or with such withholding imposed at a Reduced Rate or (ii) a statement substantially in the form of Exhibit G hereto and a valid, duly completed IRS Form W-8BEN or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Tax Transferee that delivers to Borrower and Agent a Form W-8BEN or W-8ECI and any other required form, further undertakes to deliver two further copies of the said Forms or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower and Agent, and such extensions or renewals thereof as may reasonably be requested by Borrower and Agent, certifying (A) in the case of a Form W-8BEN or W-8ECI that such Tax Transferee is entitled to receive payments under this Credit Agreement, the Notes, each Letter of Credit and each of the other Credit Documents without deduction or withholding of any United States federal income taxes or with such withholding imposed at the Reduced Rate, unless any change in treaty, law or regulation or official interpretation thereof has occurred after the effective date of such acquisition or change and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Tax Transferee from duly completing and delivering any such form with respect to it, and such Tax Transferee advises Borrower and Agent that it is not capable of receiving payments (1) without any deduction or withholding of United States federal income tax or (2) with such withholding at the Reduced Rate, as the case may be, or (B) in the case of a Form W-8BEN and a statement substantially in the form of Exhibit G hereto, that such Foreign Lender is entitled to an exemption from, or a Reduced Rate on, United States backup withholding tax.

            (g) If any Taxes for which Borrower would be required to make payment under this Section 2.8 are imposed, the applicable Lender or Agent, as the case may be, shall use its best efforts to avoid or reduce such Taxes by taking any appropriate action (including assigning its rights hereunder to a related entity or a different office) which would not in the sole opinion of such Lender or Agent be otherwise disadvantageous to such Lender or Agent, as the case may be.




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            (h) Without prejudice to the survival of any other agreement of
Borrower hereunder, the agreements and obligations of Borrower contained in this
Section 2.8 shall survive the payment in full of the Obligations.

            (i) Each Lender shall cause each of its Serving Affiliates that is a Foreign Lender to take the actions required to be taken by such Serving Affiliate as a Foreign Lender under Section 2.8(e), (f) and (g).

      2.9 AFFECTED LENDERS. If Borrower is obligated to pay to any Lender (whether in its capacity as a Lender or an Issuing Lender) or any Serving Affiliate of such Lender any amount under Sections 2.8 or 4.7, or if any Lender is a Defaulting Lender, Borrower may, if no Event of Default then exists, replace such Lender or Serving Affiliate with another lender reasonably acceptable to Agent, and such Lender hereby agrees to be so replaced or to cause such Serving Affiliate to be replaced, subject to the following:

            (a) (i) The obligations of Borrower hereunder to the Lender to be replaced (in its capacity as a Lender, and including such increased or additional costs incurred from the date of notice to Borrower of such increase or additional costs through the date such Lender is replaced hereunder) shall be paid in full to such Lender concurrently with such replacement; and

            (ii) the obligations of Borrower hereunder to the Lender to be replaced in its capacity as an Issuing Lender, or to its Serving Affiliate in such capacity, shall continue until (A) each Letter of Credit issued by that Person has expired or been drawn in full, (B) all outstanding reimbursement obligations with respect to Letters of Credit, together with interest thereon at the LC Interest Rate, shall have been paid in full, and (C) all Liabilities in respect of Letters of Credit, to the extent due, have been paid in full and, to the extent not due, been secured to the reasonable satisfaction of such Person

            (b) If such replacement is a result of increased costs under Sections 2.8 or 4.9, the replacement Lender shall be a bank or other financial institution that is not subject to such increased costs which caused Borrower's election to replace any Lender hereunder, and each such replacement Lender shall execute and deliver to Agent such documentation satisfactory to Agent pursuant to which such replacement Lender is to become a party hereto, conforming to the provisions of Section 11.6, with an Aggregate Commitment equal to that of the Lender being replaced and shall make Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Loans of the Lender being replaced;

            (c) Upon such execution of such documents referred to in clause (b) and repayment of the amounts referred to in clause (a), the replacement lender shall be a "Lender" with an Aggregate Commitment as specified herein above and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to indemnification provisions under this Credit Agreement, which shall survive as to such replaced Lender and except to the extent such Lender continues to be an Issuing Lender pursuant to Section 2.9(a)(ii);

            (d) Agent shall reasonably cooperate in effectuating the replacement of any Lender under this Section 2.9, but at no time shall Agent be obligated to initiate any such replacement;

            (e) Any Lender replaced under this Section 2.9 shall be replaced at Borrower's sole cost and expense and at no cost or expense to Agent or any of the Lenders; and

            (f) If Borrower proposes to replace any Lender pursuant to this
      Section 2.9 because the Lender seeks reimbursement under either Section
      2.8 or 4.9, then it must also replace any other Lender who seeks similar levels of reimbursement (as a percentage of such Lender's Aggregate Commitment) under such Sections.

      2.10  SHARING OF PAYMENTS.

            (a) (i) If any Lender (including a Lender in its capacity as an Issuing Lender) shall obtain any payment (whether voluntary, involuntary, and whether through the exercise of any right of set-off by virtue of its claim in any applicable bankruptcy, insolvency or other similar proceeding being deemed secured by a Liability owed by it to any Credit Party, including a claim deemed secured under Section 506 of the Bankruptcy Code, or otherwise) (each a "PAYMENT"), on account of (A) the Loans made by it, (B) its participation interests in Letters of Credit or (C) any of the other Obligations due and payable to it in excess of its Proportionate Share of payments on account of the Loans or participation interests in Letters of Credit or such other Obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them, in their participation in Letters of Credit or their other such Obligations as shall be then due and payable as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; however, PROVIDED that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (1) the amount of such Lender's required repayment to (2) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

(ii) For purposes of this Section 2.10, all Unpaid Drawings shall be deemed to constitute "Loans" made by such Issuing Lender, and such Issuing Lender agrees that it shall apply all Payments received by it in its capacity as an Issuing Lender to the payment or the collateralization



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

of the Liabilities of Borrower to it that constitute Unpaid Drawings payable to such Issuing Lender before applying them to any other Liabilities due it.

            (b) If an Issuing Lender is an Affiliate of a Lender, such Lender shall cause such Affiliate to comply with the provisions of subsection (a)(i) of
Section 2.10 as fully as though such Affiliate were a Lender subject to such subsection.


                                    ARTICLE 3

                                LETTERS OF CREDIT


      3.1   LETTERS OF CREDIT.

            (a) Subject to and upon the terms and conditions set forth herein, Borrower may, at any time and from time to time on and after the Closing Date and prior to the 30th day prior to the Expiration Date, request Agent either to
(i) direct an Issuing Lender to issue for the account of Borrower and for the benefit of (A) any holder (or any trustee, agent or other similar representative for any such holders) of LC Supportable Obligations of Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by the Issuing Lender or in such other form as has been approved by the Issuing Lender, and (B) sellers of goods to Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, or (ii) approve the issuance by an Issuing Lender an irrevocable trade letter of credit upon application made by Borrower directly to such Issuing Lender pursuant to an application procedure approved by Agent in advance, in each case in a form customarily used by the Issuing Lender or in such other form as has been approved by the Issuing Lender, (each such letter of credit, a "LETTER OF CREDIT" and, collectively, the "LETTERS OF CREDIT"). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only.

            (b) Subject to and upon the terms and conditions set forth herein, Agent agrees that it will, at any time and from time to time on and after the Closing Date and prior to the 30th day prior to the Expiration Date, following its receipt of the respective Letter of Credit Request, direct the Issuing Lender to issue or to approve the issuance for the account of Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, PROVIDED that Agent shall not be under any obligation to direct the Issuing Lender to issue any Letter of Credit if at the time of such issuance any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect with respect to the Issuing Lender on the date hereof, or any un-reimbursed loss, cost or expense which was not applicable or in effect with respect to the Issuing Lender as of the date hereof and which the Issuing Lender reasonably and in good faith deems material to it. The transmittal by Borrower of each Letter of Credit Request shall be deemed to be a representation and warranty made by Borrower, both at the time of such transmittal and at the time of the issuance of the requested Letter of Credit, that the Letter of Credit may be issued in accordance with and will not violate any of the requirements of this ARTICLE 3.

      3.2 MAXIMUM LETTER OF CREDIT OUTSTANDINGS; FINAL MATURITIES. Notwithstanding anything to the contrary contained in this Agreement, (a) no Letter of Credit shall be issued if (x) the Stated Amount thereof, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed $10,000,000, or (y) after giving effect to such issuance, the Total Exposure would exceed the lesser of (I) the Total Commitments and (II) the Borrowing Base; and (b) each Letter of Credit shall by its terms terminate on or before (x) in the case of standby Letters of Credit, the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendible for successive periods of up to 12 months on terms acceptable to Agent and the Issuing Lender), but in no event later than ten (10) Business Days prior to Expiration Date, and (y) in the case of trade Letters of Credit, on or before the date which occurs 180 days after the date of issuance thereof, but in no event later than. the thirtieth
(30th) day prior to the Expiration Date.

      3.3   LETTER OF CREDIT REQUESTS; MINIMUM STATED AMOUNT.

            (a) Whenever Borrower desires Agent to direct or approve the issuance of a Letter of Credit for its account (or to amend or modify any existing Letter of Credit), Borrower shall give Agent at least five Business Days' (or such shorter period as is acceptable to Agent) written notice thereof (including by way of facsimile). Each notice shall be given to Agent in the form designated by Agent from time to time (each a "LETTER OF CREDIT REQUEST").

            (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by Borrower to Agent and the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.2. Upon receipt by Agent of a Letter of Credit Request, then Agent shall, subject to the terms and conditions of this Agreement, either direct the Issuing Lender to issue (or amend or modify, as the case may be), or, approve the issuance of, the requested Letter of Credit for the account of Borrower in accordance with the Issuing Lender's usual and customary practices. Upon the issuance or modification of, or amendment to, any standby Letter of Credit, the Issuing Lender shall promptly provide written confirmation of such issuance, amendment or modification, as the case may be, to Borrower and Agent, and such notice shall be accompanied by a copy of such issuance, modification or amendment, as the case may be. Upon receipt of such notice, Agent shall promptly provide written notice to the Participants of such issuance, modification or amendment, and if requested, the Agent



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shall provide such Participant with copies of any such issuance, modification or amendment. With regard to trade Letters of Credit, the Issuing Lender shall, on the first Business Day of each week, provide the Agent with a report, by facsimile transmission, of the daily aggregate outstanding trade Letters of Credit during the previous week. Upon receipt of such report, the Agent shall provide the Participants with the contents of such report. Notwithstanding anything to the contrary contained in this Agreement, in the event that any Lender is a Defaulting Lender, the Issuing Lender shall not be required to issue any Letter of Credit unless the Issuing Lender has entered into arrangements satisfactory to it and Borrower to eliminate the Issuing Lender's risk with respect to the participation in Letters of Credit by such Defaulting Lender, including by cash collateralizing such Defaulting Lender's Proportionate Share of the Letter of Credit Outstandings.

      3.4   LETTER OF CREDIT PARTICIPATIONS.

            (a) Immediately upon the issuance by the Issuing Lender of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender (other than the Issuing Lender in its capacity (if any) as a Lender) and each such Lender (in its capacity under this SECTION 3.4, a "PARTICIPANT"), shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Proportionate Share, in such Letter of Credit, each drawing or payment made thereunder and the obligations of Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Aggregate Commitments or Proportionate Shares of the respective Lenders pursuant to SECTION 2.9 or SECTION 11.6, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this SECTION 3.4 to reflect the new Proportionate Shares of the assignor and assignee Lender, as the case may be.

            (b) In determining whether to pay under any Letter of Credit, the Issuing Lender shall not have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for the Issuing Lender any resulting liability to Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

            (c) In the event that the Issuing Lender makes any payment under any Letter of Credit issued by it and Borrower shall not have reimbursed such amount in full to the Issuing Lender pursuant to Section 3.5(a), the Issuing Lender shall promptly notify Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Issuing Lender the amount of such Participant's Proportionate Share of such unreimbursed payment in Dollars and in same day funds. If Agent so notifies, prior to 12:00 Noon on any



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

Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Issuing Lender in Dollars such Participant's Proportionate Share of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Proportionate Share of the amount of such payment available to the Issuing Lender, such Participant agrees to pay to the Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Loans that are maintained as Prime Rate Loans for each day thereafter. The failure of any Participant to make available to the Issuing Lender its Proportionate Share of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Issuing Lender its Proportionate Share of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Issuing Lender such other Participant's Proportionate Share of any such payment.

            (d) Whenever the Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to CLAUSE (c) above, the Issuing Lender shall pay to each such Participant which has paid its Proportionate Share thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

            (e) Upon the request of any Participant, the Issuing Lender shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

            (f) The obligations of the Participants to make payments to the Issuing Lender with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, setoff, defense or other right which any Credit Party or any Subsidiary of any Credit Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Credit Party or any Subsidiary of any Credit Party and the beneficiary named in any such Letter of Credit);




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

            (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v) the occurrence of any Default or Event of Default.

      3.5   AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS.

            (a) Borrower agrees to reimburse each Issuing Lender, by making payment to Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "UNPAID DRAWING"), not later than one Business Day following receipt by Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if an Event of Default under SECTION 9.1(e) shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by Borrower therefor at a rate per annum equal to the Prime Lending Rate in effect from time to time PLUS one and one-half percent (1.50%); PROVIDED, that, to the extent such amounts are not reimbursed prior to 12:00 Noon on the third Business Day following the receipt by Borrower of notice of such payment or disbursement or following the occurrence and during the continuance of a Default or an Event of Default, interest shall thereafter accrue on the amounts so paid or disbursed by the Issuing Lender (and until reimbursed by Borrower) at a rate per annum equal to the Prime Lending Rate in effect from time to time PLUS one and one-half percent (1.50%) PLUS two percent (2.00%), with such interest to be payable on demand. The Issuing Lender shall give Borrower prompt written notice of each Drawing under any Letter of Credit issued by it, PROVIDED that the failure to give any such notice shall in no way affect, impair or diminish Borrower's obligations hereunder.

                  (b) The obligations of Borrower under this SECTION 3.5 to reimburse the Issuing Lender with respect to Drawings under Letters of Credit issued by it (each a "DRAWING") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower or any Subsidiary of Borrower may have or have had against any Lender (including in its capacity as the Issuing Lender or as a Participant), including, without limitation, any defense based upon the failure of any Drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; PROVIDED, HOWEVER, that Borrower shall not be obligated to reimburse the Issuing Lender for any wrongful payment made by the




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      Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

            3.6 INCREASED COSTS. If at any time after the Closing Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by the Issuing Lender or any Participant with any request or directive by the NAIC or by any such governmental authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Issuing Lender or participated in by any Participant, or (ii) impose on the Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to the Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by the Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of the Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to Borrower by the Issuing Lender or any Participant within ninety days after an officer of the Issuing Lender or such Participant, as the case may be, responsible for overseeing the transactions contemplated by this Credit Agreement knows or had reason to know that such amount is payable by Borrower pursuant to this SECTION 3.6 (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Agent), Borrower agrees to pay to the Issuing Lender or such Participant such additional amount or amounts as will compensate the Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. The Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this SECTION 3.6, will give prompt written notice thereof to Borrower, which notice shall include a certificate submitted to Borrower by the Issuing Lender or such Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the Issuing Lender or such Participant. The certificate required to be delivered pursuant to this SECTION 3.6 shall, absent manifest error, be final and conclusive and binding on Borrower.





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                                    ARTICLE 4

                           INTEREST, FEES AND EXPENSES


            4.1 INTEREST ON LIBOR RATE LOANS. Subject to the provisions of
      Section 4.4, (a) each LIBOR Rate Loan (other than a Fixed Asset LIBOR Rate
      Loan) shall bear interest on its unpaid principal amount at a rate per annum equal to the applicable Adjusted LIBOR Rate PLUS two and one-half percent (2.50%) and (b) each Fixed Asset LIBOR Rate Loan shall bear interest on its unpaid principal amount at a rate per annum equal to the applicable Adjusted LIBOR Rate, PLUS (i) if the Fixed Asset Sublimit in effect at such time is equal to or greater than $10,000,000, four percent (4.00%) and (ii) if the Fixed Asset Sublimit in effect at such time is less than $10,000,000, three percent (3.00%), PROVIDED, that, for purposes of the foregoing, Agent shall always assume that the outstanding Fixed Asset LIBOR Rate Loans are those LIBOR Rate Loans accruing interest hereunder at the highest then applicable Adjusted LIBOR Rate. Such interest shall be payable on the last day of each Interest Period with respect to such LIBOR Rate Loan (or, in the case of Interest Periods in excess of three months on each of the ninetieth (90th) day and the last day of such Interest Period), at the date of Conversion of such LIBOR Rate Loan (or a portion thereof) to a Prime Rate Loan and at maturity of such LIBOR Rate Loan, and after maturity of such LIBOR Rate Loan (whether by acceleration or otherwise), upon demand. Agent upon determining the Adjusted LIBOR Rate for any Interest Period shall promptly notify Borrower and the Lenders by telephone (confirmed promptly in writing) or in writing thereof. Each determination by Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            4.2 INTEREST ON PRIME RATE LOANS. Subject to the provisions of
      SECTION 4.4, (a) each Prime Rate Loan (other than a Fixed Asset Prime Rate
      Loan) shall bear interest on its unpaid principal amount at a rate per annum equal to the Prime Lending Rate PLUS one and one-half percent (1.50%) and (b) each Fixed Asset Prime Rate Loan shall bear interest on its unpaid principal amount at a rate per annum equal to the Prime Lending Rate, PLUS (i) if the Fixed Asset Sublimit in effect at such time is equal to or greater than $10,000,000, three percent (3.00%) and (ii) if the Fixed Asset Sublimit in effect at such time is less than $10,000,000, two percent (2.00%). Such interest shall be payable monthly in arrears on the first day of each calendar month and at maturity of such Prime Rate Loan, and after maturity of such Prime Rate Loan (whether by acceleration or otherwise), upon demand. In the event of any change in said Prime Lending Rate, the rate hereunder shall change, effective as of the day the Prime Lending Rate changes. Each determination by Agent of any interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            4.3   NOTICE OF CONTINUATION AND NOTICE OF CONVERSION.

                  (a) With respect to any Borrowing consisting of LIBOR Rate Loans, Borrower may (so long as no Event of Default has occurred and is continuing, subject to the



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      provisions of SECTION 4.3(c)), elect to maintain such Borrowing or any portion thereof as consisting of LIBOR Rate Loans by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period (a "CONTINUATION") shall be made by notice given not later than 12:00 noon on the third Business Day prior to the date of any such Continuation relating to LIBOR Rate Loans, by Borrower to Agent. Such notice by Borrower of a Continuation (a "NOTICE OF CONTINUATION") shall be in substantially the form of EXHIBIT C-1, specifying (i) the date of such Continuation, (ii) the type of Loans subject to such Continuation, (iii) the aggregate amount of Loans subject to such Continuation and (iv) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Borrower may elect to maintain more than one Borrowing consisting of LIBOR Rate Loans by combining such Borrowings into one Borrowing and selecting a new Interest Period pursuant to this Section 4.3(a); PROVIDED that each of the Borrowings so combined shall consist of Loans having Interest Periods ending on the same date. If Borrower fails to select a new Interest Period for any Borrowing consisting of LIBOR Rate Loans in accordance with this
      Section 4.3(a), such Loans will automatically, on the last day of the then existing Interest Period therefor, Convert into Prime Rate Loans.




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

                  (b) Borrower may on any Business Day (so long as no Default or Event of Default has occurred and is continuing), upon notice (each such notice, a "NOTICE OF CONVERSION") given to Agent, and subject to the provisions of Section 4.3(c), Convert the entire amount of or a portion of all Loans of one type comprising the same Borrowing into Loans of another Type; however, PROVIDED that any Conversion of any LIBOR Rate Loans into Loans of another Type shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Loans and, upon Conversion of any Loans into Loans of another Type, Borrower shall pay accrued interest to the date of Conversion on the principal amount Converted. Each such Notice of Conversion shall be given not later than 12:00 noon on the Business Day prior to the date of any proposed Conversion into Prime Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be in substantially the form of EXHIBIT C-2 hereto specifying (i) the requested date of such Conversion, (ii) the Type of Loans to be Converted, (iii) the portion of such Type of Loan to be Converted, (iv) the Type of Loan such Loans are to be Converted into and
      (v) if such Conversion is into LIBOR Rate Loans, the duration of the Interest Period of such Loan. Each Conversion shall be in an aggregate amount for the Loans of all Lenders of not less than $5,000,000 or any integral multiple of $1,000,000 in excess thereof. Borrower may elect to Convert the entire amount of or a portion of all Loans of one Type comprising more than one Borrowing into Loans of another Type by combining such Borrowings into one Borrowing consisting of Loans of another Type; PROVIDED that if the Borrowings so combined consist of LIBOR Rate Loans, such Loans shall have Interest Periods ending on the same date.

                  (c) Notwithstanding anything contained in subsections (a) and
      (b) above or elsewhere in this Credit Agreement to the contrary,

            (i) (A) if Agent is unable to determine the LIBOR Rate for LIBOR Rate Loans comprising any requested Borrowing, Continuation or Conversion, the right of Borrower to select or maintain LIBOR Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until Agent shall notify Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be a loan of a Type that is unaffected by such circumstances, as selected by Borrower pursuant to this Credit Agreement;

                  (B) if a Lender shall, at any time, notify Agent that, because of a change in applicable law after the date such Lender became a Lender, it has become unlawful for such Lender to participate in any requested Borrowing, Continuation or Conversion of LIBOR Rate Loans, to continue its LIBOR Rate Loans, or to comply with its obligations hereunder in respect thereof, that Lender's obligation to participate in any such requested Borrowing, Continuation or Conversion shall be discharged by such Lender's making its participation therein in the form of a Prime Rate Loan, and any of such Lender's LIBOR Rate Loans not otherwise being converted shall be converted into Prime Rate Loans on the



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

      earlier of (1) the last day of the applicable Interest Period and (2) the last day such Lender may lawfully continue to maintain LIBOR Rate Loans, PROVIDED that any Prime Rate Loan that, but for this CLAUSE (B), would have been a LIBOR Rate Loan shall constitute part of the Borrowing of which any such LIBOR Rate Loan was or would have been a part;

            (ii) if the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing, Continuation or Conversion, notify Agent that the LIBOR Rate for Loans comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Loans for such Borrowing, the right of Borrower to select LIBOR Rate Loans for such Borrowing shall be suspended until Agent shall notify Borrower and the Lenders (which notification shall be promptly given by Agent) that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be a Loan of a Type that is unaffected by such circumstances, as selected by Borrower pursuant to this Credit Agreement;

            (iii) Borrower shall borrow, prepay, convert and continue Loans in a manner such that (A) the aggregate principal amount of LIBOR Rate Loans having the same Interest Period shall at all times be not less than $5,000,000, (B) there shall not be, at any one time, more than five Interest Periods in effect with respect to LIBOR Rate Loans and (C) no payment of LIBOR Rate Loans will have to be made prior to the last day of an applicable Interest Period in order to repay the Loans in the amounts and on the date specified in SECTION 2.4(b).

            (d) Each Notice of Continuation and Notice of Conversion shall be irrevocable by and binding on Borrower.

      4.4 INTEREST AFTER EVENT OF DEFAULT. Interest on any amount of overdue interest on or overdue principal of the Loans, and interest on the amount of principal under the Loans outstanding as of the date an Event of Default occurs, and at all times thereafter until the earlier of the date upon which (a) all Obligations have been paid and satisfied in full or (b) such Event of Default shall not be continuing, shall be payable on demand at a rate per annum equal to the rate at which the Loans are bearing interest pursuant to SECTIONS 4.1 AND
4.2 above, PLUS two percent (2%). In the event of any change in said applicable interest rate, the rate hereunder shall change, effective as of the day the applicable interest rate changes, so as to remain two percent (2%) per annum above the then applicable interest rate.

            4.5 UNUSED LINE FEE. Borrower shall pay to Agent, for the ratable benefit of the Lenders, a non-refundable fee (the "UNUSED LINE FEE") equal to one half of one percent (0.50%) per annum of the unused portion of the Line of Credit (with any outstanding Letters of Credit constituting usage of the Line of Credit). The Unused Line Fee shall accrue daily from the Closing Date until the Expiration Date, and shall be due and payable monthly in arrears, on the first Business Day of each month and on the Expiration Date.




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

            4.6   LETTER OF CREDIT FEES.

            (a) Agent shall be entitled to charge for the account of Borrower, on the first Business Day of each month, a fee for the ratable benefit of the Lenders, in an amount equal to one and one-half percent (1.50%) per annum of the daily Stated Amount of all Letters of Credit, if any, outstanding during the immediately preceding month (the foregoing fee hereinafter referred to as the "LETTER OF CREDIT FEE").

                  (b) Agent shall also be entitled to charge for the account of Borrower as and when incurred by Agent or any Lender, the customary charges, fees, costs and expenses charged to Agent or any Lender for Borrower's account by any Issuing Lender (the "ISSUING LENDER FEES") in connection with the issuance, transfer, payment or amendment of any Letters of Credit by the Issuing Lender thereof. Each determination by Agent of Letter of Credit Fees and Issuing Lender Fees shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Agent shall also be entitled to charge for the account of Borrower the applicable fee with respect to each Letter of Credit set forth in the Fee Letter.

                  (d) Upon notice from Agent, after the occurrence of an Event of Default until the earlier of the date upon which (i) all Obligations shall have been paid and satisfied in full or (ii) such Event of Default shall not be continuing, the Letter of Credit Fee payable with respect to Letters of Credit shall be payable on demand at a rate per annum equal to the Letter of Credit Fee then in effect pursuant to CLAUSE (a) above PLUS two percent (2.00%). In the event of any change in such Letter of Credit Fee, the Letter of Credit Fee hereunder shall change, effective as of the date of such change so as to remain two percent (2.00%) per annum above the then applicable Letter of Credit Fee.

      4.7   REIMBURSEMENT OF EXPENSES.

            (a) From and after the Closing Date, Borrower shall promptly reimburse Agent for all Expenses of Agent as the same are incurred by Agent and upon receipt of invoices therefor and, if requested by Borrower, such reasonable backup materials and information as Borrower shall reasonably request.

                  (b) Borrower shall pay to each Lender, upon request, such amount or amounts as such Lender determines in good faith are necessary to compensate it for any loss, cost or expense incurred by it as a result of
      (i) any payment, prepayment or conversion of a LIBOR Rate Loan on a date other than the last day of an Interest Period for such LIBOR Rate Loan or
      (ii) a LIBOR Rate Loan for any reason (other than default by such Lender) not being made or converted, or any payment of principal thereof or interest thereon not being made, on the date therefor determined in accordance with the applicable provisions of this Credit Agreement. At the election of such Lender, and without limiting the generality of the foregoing, but without duplication, such compensation on account of losses may include an



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

      amount equal to the excess of (A) the interest that would have been received from Borrower under and in accordance with the terms of this Credit Agreement on any amounts to be redeployed during an Interest Period or its remaining portion over (B) the interest component of the return that such Lender determines it could have obtained had it placed such amount on deposit in the interbank Dollar market selected by it for a period equal to such Interest Period or its remaining portion, as applicable.

      4.8 AUTHORIZATION TO CHARGE BORROWER'S ACCOUNT. Borrower hereby authorizes Agent to charge Borrower's Account with the amount of all Fees, Expenses and other payments to be paid hereunder, under the Fee Letter and under the other Credit Documents as and when such payments become due. Borrower confirms that any charges which Agent may so make to Borrower's Account as herein provided will be made as an accommodation to Borrower and solely at Agent's discretion.

            4.9 INDEMNIFICATION IN CERTAIN EVENTS. If after the Closing Date, either (a) any change in or in the interpretation of any law or regulation is introduced, including with respect to reserve requirements, applicable to BTCo, Deutsche Bank AG or any other banking or financial institution from whom any of the Lenders borrows funds or obtains credit (a "FUNDING BANK"), Agent or any of the Lenders, or (b) Agent, a Funding Bank or any of the Lenders complies with any future guideline or request from any central bank or other Governmental Authority or (c) Agent, a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or Agent, a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether of not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (c), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of the Lenders' capital as a consequence of its obligations hereunder or with respect to any participation interest in a Letter of Credit to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's or such Funding Bank's or Lender's policies as the case may be with respect to capital adequacy) by an amount deemed by such Lender, in good faith, to be material, or any of the foregoing events described in clauses (a), (b) or (c) increases the cost to Agent, or any of the Lenders of (i) funding or maintaining the Line of Credit; or (ii) acquiring or maintaining any participation interest in any Letter of Credit, or reduces the amount receivable in respect thereof, by Agent, the Issuing Lender of such Letter of Credit or any Lender, then Borrower shall upon demand made therefor by Agent within ninety (90) days after an officer of Agent, such Issuing Lender or such Lender, as the case may be, responsible for overseeing the transactions contemplated by this Credit Agreement knows or has reason to know that such amount is payable by Borrower pursuant to this Section 4.9, pay to Agent, for the account of each applicable Lender or, as applicable, an Issuing or a Funding Bank, additional amounts sufficient to indemnify such Person against such increase in cost or reduction in amount receivable, provided that Agent, such Issuing Lender or such Lender is generally charging its similarly situated borrowers additional amounts resulting from the circumstances described herein. A certificate as to the amount of such increased cost and setting forth in reasonable detail the calculation thereof shall, if requested by Borrower, promptly be submitted to Borrower by the Person making such claim, and shall be conclusive absent manifest error.

            4.10  CALCULATIONS AND DETERMINATIONS.

            (a) All calculations of (i) interest hereunder and (ii) Fees, shall be made by Agent, on the basis of a year of 360 days, or, if such computation would cause the interest and fees chargeable hereunder to exceed the Highest Lawful Rate, 365/366 days, in each case to the extent applicable for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

                  (b) In making the determinations contemplated by ARTICLE 4, Agent and each Lender may make such estimates, assumptions, allocations and the like that such Person in good faith determines to be appropriate.

                  (c) Each determination by Agent of an interest rate or payment hereunder shall be conclusive and binding for all purposes, absent manifest error.


                                    ARTICLE 5

                              CONDITIONS PRECEDENT


      5.1 CONDITIONS TO INITIAL CREDIT EVENT. The initial Credit Event is subject to the satisfaction or waiver, immediately prior thereto or concurrently therewith, of the following conditions precedent:

            (a) CLOSING DOCUMENT LIST. Agent and the Lenders shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the Closing Document List attached hereto as ANNEX I.

                  (b) FEES AND EXPENSES. Agent and each of the Lenders shall have received payment in full of those Fees and Expenses referred to in the Fee Letter and in Article 4 payable to them on or before the initial Credit Event (or an irrevocable authorization to pay such Fees or Expenses out of the proceeds of the Loans).

                  (c) CHANGES IN MARKET. There shall not have occurred and be continuing a material adverse change in the market for syndicated bank credit facilities, or a material disruption of, or material adverse change in, financial, banking or capital market conditions, in each case since the date hereof, as reasonably determined by Agent.




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

                  (d) BORROWING BASE; UNUSED AVAILABILITY. After giving pro forma effect to the funding of the initial Loans, the issuance of the initial Letters of Credit, if any, and the payment of all costs, fees and expenses incurred by or for the account of Borrower in connection with the consummation of Debtor's Reorganization Plan and the execution and delivery of this Credit Agreement and the other Credit Documents, there shall be unused availability under the Borrowing Base, as determined by Agent, of at least $10,000,000.

                  (e) EFFECTIVENESS OF DEBTOR'S REORGANIZATION PLAN. But for the occurrence of the Initial Credit Event, all conditions precedent to the effectiveness of Debtor's Reorganization Plan, as set forth in Section XII(A) thereof, shall have been fully satisfied.

                  (f) ADDITIONAL DOCUMENTS. Borrower shall have executed and delivered to Agent and the Lenders all documents which Agent or any Lender determines are reasonably necessary to consummate the transactions contemplated hereby.

      5.2 CONDITIONS TO EACH CREDIT EVENT. On the date of each Credit Event (including the initial Credit Event), both immediately before and immediately after giving effect thereto and to the application of the proceeds therefrom, the following statements shall be true to the satisfaction of Agent (and each request for a Credit Event, shall constitute a representation and warranty by Borrower that on the date of such Credit Event, immediately before and immediately after giving effect thereto and to the application of the proceeds therefrom, such statements are true):

            (a) The representations and warranties contained in this Credit Agreement and in each other Credit Document are true and correct in all material respects on and as of the date of such Credit Event as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date);

            (b) No event has occurred and is continuing, or could reasonably be expected to result from such Credit Event or the application of the proceeds thereof, which would constitute a Default or an Event of Default;

            (c) In the case of the making of any Revolving A Loan, the aggregate then outstanding principal amount of the Revolving B Loans shall be equal to the aggregate Revolving B Commitments then in effect;

            (d) In the case of the making of any Revolving B Loan (other than the initial Revolving B Loan), Agent shall have received evidence satisfactory to Agent in its sole discretion that the payment of any tax on Mortgages levied pursuant to Article 11 of the New York Tax Law (the "MORTGAGE TAX") has been made to the appropriate Governmental Authority in the State of New York prior to or concurrently with the making of such Revolving B Loan; PROVIDED, that Agent may, in its sole discretion, withhold (or reserve against availability) the applicable amount of Mortgage Tax from the proceeds of such Revolving B Loan and/or use such proceeds to pay such Mortgage Tax directly to such Governmental Authority. Borrower shall be responsible for computing or otherwise determining the amount of any such taxes and agrees that Agent shall be entitled to rely and act on any assessment, tax bill or other evidence of tax liability received by it for purposes of this Paragraph 5.2(d) and shall be indemnified by Borrower with respect to any such actions or failure to act; and

            (e) In the case of the issuance of any Letter of Credit, none of the events set forth in the proviso to the first sentence of SECTION 3.1(b) has occurred and is continuing or would result from the issuance of such Letter of Credit.


                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES


      To induce Agent and the Lenders to enter into this Credit Agreement and each Issuing Lender to issue Letters of Credit, Borrower, with respect to itself and each Credit Party, as applicable, hereby represents and warrants to Agent, the Lenders and each Issuing Lender:

      6.1 ORGANIZATION AND QUALIFICATION. Each Credit Party (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (b) has the power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged and (c) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where it presently is, or proposes to be, engaged in business, except for any failures to be so qualified, authorized or in good standing which singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect. SCHEDULE 6.1 lists all jurisdictions in which each Credit Party is qualified to do business as a foreign corporation.

      6.2 SOLVENCY. The fair saleable value of the assets of each Credit Party exceeds all its probable liabilities, including those to be incurred pursuant to this Credit Agreement and the other Credit Documents. None of Borrower, Loehmann's Real Estate Holding Company or any of their respective Subsidiaries
(a) has unreasonably small capital in relation to the business in which it is, or proposes to be, engaged and (b) has incurred, or believes that it will incur after giving effect to the transactions contemplated by this Credit Agreement and the other Credit Documents, debts beyond its ability to pay such debts as they become due.




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

      6.3 RIGHTS IN COLLATERAL; PRIORITY OF LIENS. Each Credit Party owns the property granted by it as Collateral under the Credit Documents, free and clear of any and all Liens in favor of third parties, except for Permitted Liens. Upon the proper filing of the UCC financing statements, and the taking of the other actions specified in the Closing Document List, the Liens granted pursuant to the Credit Documents will constitute the valid and enforceable first, prior and perfected Liens on the Collateral, except, in the case of priorities, for Permitted Liens.

      6.4 NO CONFLICT. The execution, delivery and performance by each Credit Party of each Credit Document to which it is a party: (a) are within its corporate power; (b) are duly authorized by all necessary corporate action; (c) are not in contravention of any Requirement of Law or any indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it or any of its properties are bound; (d) do not require the consent, registration or approval of any Governmental Authority or any other Person (except such as have been duly obtained, made or given, and are in full force and effect); and (e) will not, except as contemplated herein, result in the imposition of any Liens upon any of its properties.

      6.5 ENFORCEABILITY. The Credit Agreement and all of the other Credit Documents to which Borrower or any Subsidiary of Borrower is a party are the legal, valid and binding obligations of Borrower and such Subsidiary, and are enforceable against each of them, as the case may be, in accordance with their terms, except as such enforceability may be limited by (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (b) general principles of equity.

      6.6 CONSENTS. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with any Credit Event hereunder, the grant of the Liens pursuant to the Credit Documents or with the execution, delivery, performance, validity or enforceability of this Credit Agreement, the Notes or the other Credit Documents, nor is any consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person required in connection with the continuing material operations of Borrower or of Loehmann's Real Estate Holding Company, except, in each case, for the filing of the UCC financing statements and consents or authorizations which have been obtained or filings which have been made and which, in each case, are in full force and effect.

      6.7 FINANCIAL DATA. Borrower has furnished or caused to be furnished to the Lenders the following Financial Statements, which have been prepared in accordance with GAAP consistently applied throughout the periods involved: (a) balance sheets of Parent as of January 29, 2000, and statements of operations, shareholder's equity and cash flows for the fiscal year ended in January 29, 2000, audited by the Auditors and accompanied by an unqualified opinion thereof; and (b) an unaudited balance sheet of Parent as of August 31, 2000, and unaudited statements of operations, shareholder's equity and cash flows for the period ending August 31, 2000.

      6.8 LOCATIONS OF OFFICERS, RECORDS AND INVENTORY. The address of the principal place of business and chief executive office of each Credit Party is set forth on SCHEDULE 6.8. The books



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

and records of Borrower and each Subsidiary of Borrower, and all of their respective chattel paper and records of Accounts, are maintained exclusively at such locations. There is no location at which Borrower or any Subsidiary of Borrower has any Collateral (except for vehicles and Inventory in transit for processing in the ordinary course of business) other than those locations identified on SCHEDULE 6.8. SCHEDULE 6.8 also contains a complete list of the legal names and addresses of each warehouse at which Inventory is stored. None of the receipts received by Borrower from any warehouseman states that the goods covered thereby are to be delivered to bearer or to the order of a named person or to a named person and such named person's assigns. Neither Borrower nor any of its Subsidiaries sells any Inventory on consignment (as such term is defined in Section 9-114 of the UCC).

      6.9 FICTITIOUS BUSINESS NAMES. Neither Borrower nor any of its Subsidiaries has used any corporate or fictitious name (including d/b/a's, tradenames or the like) during the five (5) years preceding the date hereof, other than the corporate name under which it has executed this Credit Agreement.

      6.10 SUBSIDIARIES. Neither Borrower nor Loehmann's Real Estate Holding Company has any Subsidiaries. The only Subsidiaries of each Credit Party are those listed on SCHEDULE 6.10. Parent is the record and beneficial owner of all of the issued and outstanding Capital Securities of each of the Subsidiaries listed on SCHEDULE 6.10. There are no proxies, irrevocable or otherwise, with respect to such Capital Securities, and no Capital Securities of any Subsidiary of any Credit Party are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, Capital Securities of any Subsidiary of such Person, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary of any Credit Party is or may become bound to issue additional Capital Securities convertible into or exchangeable for such Capital Securities. All of such shares listed on SCHEDULE 6.10 are owned by the indicated Person free and clear of any Liens. SCHEDULE 6.10 contains a true, correct and complete list, as to each Subsidiary of each Credit Party, of all jurisdictions in which such Subsidiary is qualified to do business as a foreign corporation.

      6.11 NO JUDGMENTS OR LITIGATION. Except as set forth on SCHEDULE 6.11, and for such of the following as could not singly or in the aggregate reasonably be expected to have a Material Adverse Effect, no judgments, orders, writs or decrees are outstanding against Borrower or any Subsidiary of Borrower nor is there now pending or, to the best of Borrower's knowledge after diligent inquiry, threatened any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against Borrower or any Subsidiary of Borrower.

      6.12 NO DEFAULTS. Neither Borrower nor any of its Subsidiaries is in default under any term of any indenture, instrument or other commitment, or any material contract, lease or agreement, to which Borrower or any Subsidiary of Borrower is a party or by which Borrower or any Subsidiary of Borrower is bound. Borrower does not know of any material dispute regarding any such indenture, instrument, other commitment or such material contract, lease or agreement.




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

      6.13  LABOR MATTERS.

            (a) There are no labor controversies pending or, to the best knowledge of Borrower after diligent inquiry, threatened between Borrower or any Subsidiary of Borrower and any of their respective employees, except for any of the foregoing which singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

            (b) No Credit Party is engaged in any unfair labor practice. There is (i) no unfair labor practice complaint pending against Borrower or any of its Subsidiaries or, to the best knowledge of Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or significant arbitration proceeding arising out of or under collective bargaining agreements is so pending against Borrower or any of its Subsidiaries or, to the best knowledge of Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Borrower or any of its Subsidiaries or, to the best knowledge of Borrower, threatened against any of them and (iii) no union representation question with respect to the employees of Borrower or any of its Subsidiaries and no union organizing activities.

      6.14  COMPLIANCE WITH LAW.

            (a) Except as discussed on SCHEDULE 6.14, and for such of the following as could not singly or in the aggregate reasonably be expected to have a Material Adverse Effect, neither Borrower nor any of its Subsidiaries has (i) violated or failed to comply with any Requirement of Law or any requirement of any self-regulatory organization or (ii) any Liability of which Borrower has knowledge or reasonably should have knowledge in connection with any release, generation, storage, use, transportation, disposal or other handling of any hazardous or toxic waste, substance or constituent, or other substance into the environment, or (iii) received any notice, letter or other written indication of potential Liability arising from the release, generation, storage, use, transportation, disposal or other handling of any hazardous or toxic waste, substance or constituent or other substance into the environment.

            (b) Except as disclosed on SCHEDULE 6.14, and for such of the following as could not singly or in the aggregate reasonably be expected to have a Material Adverse Effect, none of the operations of Borrower or any Subsidiary of Borrower is the subject of any federal or state investigation evaluating whether Borrower or such Subsidiary disposed of any hazardous or toxic waste, substance or constituent or other substance at any site that may require remedial action, or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or other substance into the environment.

      6.15 ERISA. No Credit Party and no ERISA Affiliate of any Credit Party, maintains or contributes to any Plan other than those listed on SCHEDULE 6.15.

      6.16 INTELLECTUAL PROPERTY. Each Credit Party possesses or has legally enforceable, cognizable rights to such assets, licenses, service marks, trademarks and trade names as are



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necessary or advisable to continue to conduct its present and proposed business activities. No Credit Party owns or has any rights to any patents, patent applications, copyrights and no patents, patent applications, copyrights are necessary to the conduct of such Person's business activities as currently conducted or proposed.

      6.17 LICENSES AND PERMITS. Each Credit Party has obtained and holds in full force and effect, all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or advisable for the operation of its respective businesses as presently conducted and as proposed to be conducted, except for any such failures to obtain or hold in full force and effect which singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect. No Credit Party is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval, except for any such violations which singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

      6.18 TITLE TO PROPERTY. All Real Estate is identified on SCHEDULE 6.18. Loehmann's Real Estate Holding Company has a valid leasehold interest in, all its Real Estate, and good title to all its other property, and none of such property is subject to any Lien, except Permitted Liens. As of the Closing Date, no Credit Party owns any Real Estate in fee simple.

      6.19 INVESTMENT COMPANY. Neither Borrower nor any of its Subsidiaries is
(a) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, (b) a holding company or a Subsidiary of a holding company, or an Affiliate of a holding company or of a Subsidiary of a holding company, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other law which purports to regulate or restrict its ability to borrow money under or to consummate the transactions contemplated by this Credit Agreement or the other Credit Documents or to perform its obligations hereunder or thereunder.

      6.20  BORROWER TAXES AND TAX RETURNS.

            (a) Borrower and each Subsidiary of Borrower (and any affiliated group of which Borrower or any Subsidiary of Borrower are now or have been members) have timely filed (inclusive of any permitted extensions) with the appropriate taxing authorities all returns (including information returns) in respect of Borrower Taxes required to be filed through the date hereof and will timely file (inclusive of any permitted extensions) any such returns required to be filed on and after the date hereof and the information filed is complete and accurate in all material respects. All material deductions taken by Borrower as reflected in such income tax returns have been taken in accordance with applicable laws and regulations, except deductions that may have been disallowed but are being challenged in good faith and for which adequate reserves have been made in accordance with GAAP. Neither Borrower nor any Subsidiary of Borrower, nor any group of which Borrower or any Subsidiary of Borrower are now or were members, have requested any extension



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of time within which to file tax returns (including information returns) in respect of any Borrower Taxes.

            (b) All taxes, assessments, fees and other governmental charges payable by Parent or by Borrower and any Subsidiary of Borrower (and any affiliated group of which Borrower or any Subsidiary of Borrower is now or has been a member) in respect of their incomes, franchises, businesses, properties or otherwise ("BORROWER TAXES") in respect of periods beginning prior to the date hereof, have been timely paid, or will be timely paid, other than any Borrower Taxes (i) for which an adequate reserve has been established therefor in accordance with GAAP or (ii) which have been discharged in the Debtor's Case or have been provided for in, and are paid as and when due in accordance with, the Debtor's Reorganization Plan. Neither Parent nor Borrower or any Subsidiary of Borrower has any liability for taxes in excess of the amounts so paid or reserves so established.

            (c) Except to the extent discharged in the Debtor's Case or provided for in, and paid as and when due in accordance with the Debtor's Reorganization Plan, no deficiencies for Borrower Taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against Parent, Borrower or any Subsidiary of Borrower and no Tax Liens have been filed. Except to the extent discharged in the Debtor's Case or provided for in, and paid as and when due in accordance with, the Debtor's Reorganization Plan, there are no pending or, to the best of the knowledge of Borrower, threatened audits, investigations or claims for or relating to any liability in respect of Borrower Taxes, and there are no matters under discussion with any governmental authorities with respect to Borrower Taxes which are likely to result in a material additional liability for Borrower Taxes. Either the federal income tax returns of Parent have been audited by the Internal Revenue Service and such audits have been closed, or the period during which any assessments may be made by the Internal Revenue Service has expired without waiver or extension, for all years up to and including the fiscal year ended in January of 1992. Except as set forth in Schedule 6.20, no extension of a statute of limitations relating to Borrower Taxes is in effect with respect to Parent, Borrower or any Subsidiary of Borrower.

            (d) Except as set forth on Schedule 6.20, no Credit Party has any obligation under any written tax sharing agreement or agreement regarding payments in lieu of Borrower Taxes.

      6.21 STATUS OF ACCOUNTS. Each Account of Borrower is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by Borrower in the ordinary course of its businesses; the goods and inventory being sold by Borrower and the Accounts created thereby are the exclusive property of Borrower and are not and shall not be subject to any Lien whatsoever other than those arising under the Security Agreements and Borrower's customers have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without any dispute, offset, defense, counterclaim or contra.

      6.22 MATERIAL CONTRACTS. SCHEDULE 6.22 contains a true, correct and complete list of all the Material Contracts currently in effect on the date hereof. None of the Material Contracts



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contains any burdensome restrictions on Loehmann's Real Estate Holding Company,
Borrower or any Subsidiary of Borrower or any of their respective properties. All of the Material Contracts are in full force and effect, and no defaults currently exist thereunder.

      6.23 AFFILIATE TRANSACTIONS. Except as set forth on SCHEDULE 6.23, neither Borrower nor any of its Subsidiaries is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of Borrower or Subsidiary of Borrower is a party except (a) in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and (b) upon fair and reasonable terms no less favorable to Borrower and such Subsidiary than it could obtain in a comparable arm's-length transaction with an unaffiliated Person.

      6.24 ACCURACY AND COMPLETENESS OF INFORMATION. All factual information furnished by or on behalf of Borrower or any Subsidiary of Borrower in writing to Agent, any Lender, or the Auditors for purposes of or in connection with this Credit Agreement or any of the other Credit Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

      6.25 RECORDING TAXES. All mortgage recording taxes, recording fees and other charges payable in connection with the filing and recording of the Credit Documents have either been paid in full by Borrower or arrangements for the payment of such amounts satisfactory to Agent shall have been made.

      6.26 NO ADVERSE CHANGE OR EVENT. Other than as disclosed in the disclosure statements filed in connection with Debtor's Reorganization Plan, since January 29, 2000, no change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower or any Subsidiary of Borrower (or of Parent, as Borrower's predecessor in interest) has occurred, and no event has occurred or failed to occur, that has had or could reasonably be expected to have, either alone or in conjunction with all other such changes, events and failures, a Materially Adverse Effect. Such an adverse change may have occurred, and such an event may have occurred or failed to occur, at any particular time notwithstanding the fact that at such time no Default or Event of Default shall have occurred and be continuing.

      6.27 ADDITIONAL ADVERSE FACTS. Except for facts and circumstances disclosed on SCHEDULE 6.27, no fact or circumstance is known to Borrower, as of the Closing Date, that, either alone or in conjunction with all other such facts and circumstances, has had or could reasonably be expected to have (so far as Borrower or any Subsidiary of Borrower can foresee) a Materially Adverse Effect. If a fact or circumstance disclosed on such Schedule should in the future have a Materially Adverse Effect, such Materially Adverse Effect shall be a change or event subject to SECTION 6.26 notwithstanding such disclosure.

      6.28 CREDIT CARD AGREEMENTS. Set forth on SCHEDULE 6.28 is a correct and complete list of (a) all of the Credit Card Agreements and all other agreements, documents and instruments



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existing as of the date hereof between or among Borrower, any of its Affiliates, the Credit Card Issuers, the Credit Card Processors and any of their Affiliates,
(b) the percentage of each sale payable to the Credit Card Issuer or Credit Card Processor under the terms of the Credit Card Agreements, (c) all other material fees and charges payable by Borrower under or in connection with the Credit Card Agreements and (d) the term of such Credit Card Agreements. The Credit Card Agreements constitute all of the material agreements necessary for Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Accounts of Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom Borrower has entered into one of the Credit Card Agreements set forth on SCHEDULE 6.28 or with whom Borrower has entered into a Credit Card Agreement in accordance with SECTION 7.18 hereof. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of Borrower and to the best of Borrower's knowledge, the other parties thereto, enforceable in accordance with their respective terms in all material respects (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law), and are in full force and effect. No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit card Agreements exists or has occurred. Borrower and the other parties thereto have complied in all material respects, with all of the terms and conditions of the Credit Card Agreements to the extent necessary for Borrower to be entitled to receive all payments thereunder. Borrower has delivered, or caused to be delivered to Agent, true, correct and complete copies of all of the Credit Card Agreements.

      6.29  BANKRUPTCY MATTERS.

            (a) The Confirmation Order is a "Final Order" (as such term is defined in Debtor's Reorganization Plan);

            (b) no motion, request or application seeking relief from or revocation of the Confirmation Order has been filed under Rule 59 or 60 of the Federal Rules of Civil Procedure, or any analogous Federal Rule of Bankruptcy Procedure, or under 11 U.S.C. ss.1144; and

            (c) but for the occurrence of the initial Credit Event, all conditions precedent to the occurrence of the "Effective Date" (as such term is defined in the Debtor's Reorganization Plan) have occurred.

      Borrower may, at any time and from time to time, amend any one or more of the Schedules referred in this Article 6, or create any Schedule with respect to any representations or warranty in this Article 6, and any representation or warranty contained herein to which any such Schedule relates shall from and after the date of any such amendment or creation, as the case may be, refer to such Schedule as so amended or created, PROVIDED, that in no event may Borrower amend or



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create any such Schedule if such amendment or creation would reflect or evidence a Default or Event of Default, except for any such Default or Event of Default waived pursuant to Section 11.10.


                                    ARTICLE 7

                              AFFIRMATIVE COVENANTS

      Until the Expiration Date and payment and satisfaction of all Obligations:

      7.1 FINANCIAL INFORMATION. Borrower shall furnish or cause to be furnished to the Lenders the following information within the following time periods:

            (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Consolidated Entity, (i) audited Financial Statements as of the close of the fiscal year and for the fiscal year, together with comparisons to the Financial Statements for the prior year and to the most recent projections with respect to such fiscal year delivered pursuant to CLAUSE (d) of this SECTION 7.1, in each case accompanied by (A) an unqualified opinion of the Auditors, which opinion shall be in scope and substance satisfactory to Agent in its sole discretion, (B) such Auditors' "Management Letter" to Parent, (C) a written statement signed by the Auditors stating that in the course of the regular audit of the business of the Consolidated Entity which audit was conducted by the Auditors in accordance with generally accepted auditing standards, the Auditors have not obtained any knowledge of the existence of any Default or Event of Default under any provision of this Credit Agreement, or, if such Auditors shall have obtained from such examination any such knowledge, they shall disclose in such written statement the existence of the Default or Event of Default and the nature thereof, it being understood that such Auditors shall have no liability, directly or indirectly, to anyone for failure to obtain knowledge of any such Default or Event of Default, (ii) a narrative discussion of the consolidated and consolidating financial condition and results of operations and the consolidated and consolidating liquidity and capital resources of the Consolidated Entity for such fiscal year prepared by the chief executive officer or chief financial officer of Parent and (iii) a compliance certificate substantially in the form of EXHIBIT E along with a schedule in form and substance satisfactory to Agent of the calculations used in determining, as of the end of such fiscal year, whether Borrower was in compliance with the covenants set forth in SECTIONS 8.1 AND 8.2 of this Credit Agreement for such year. To the extent that Parent's annual report on Form 10-K contains any of the foregoing items, the Lenders will accept such Form 10-K in lieu of such items;

            (b) as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Consolidated Entity (except the last fiscal quarter of any fiscal year) (i) Financial Statements as at the end of and for such period and for the fiscal year to date, together with comparisons to the Financial Statements for the same periods in the prior year and to the most recent projections with respect to such fiscal year delivered pursuant to CLAUSE (d) of this SECTION 7.1, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief executive officer or chief financial officer of the Consolidated Entity as having been prepared in accordance



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with GAAP, (ii) a narrative discussion of the consolidated and consolidating financial condition and results of operations and the consolidated and consolidating liquidity and capital resources of the Consolidated Entity for such period and for the fiscal year to date prepared by the chief executive officer or chief financial officer of Parent, and (iii) a compliance certificate substantially in the form of EXHIBIT E along with a schedule in form and substance satisfactory to Agent of the calculations used in determining, as of the end of such fiscal quarter, whether Borrower was in compliance with the covenants set forth in ARTICLES 7 AND 8 of this Credit Agreement for such quarter. To the extent that Parent's quarterly report on Form 10-Q contains any of the foregoing terms, the Lenders will accept such Form 10-Q in lieu of such items;

            (c) as soon as available and in any event within thirty (30) days after the end of each month (except the last month of any fiscal quarter, with respect to which such reports shall be delivered within forty-five (45) days after the end of the month (other than the last quarter of the fiscal year with respect to which such reports shall be delivered within ninety (90) days after the end of the month)), (i) consolidated and consolidating balance sheets for the Consolidated Entity as at the end of such month and consolidated and consolidating statements of operations and cash flows for such month and for the fiscal year to date, together with a comparison to the consolidated and consolidating balance sheets, statements of operations and statements of cash flows for the same periods in the prior year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief executive officer or chief financial officer of Parent as having been prepared in accordance with GAAP, (ii) a compliance certificate substantially in the form of EXHIBIT E along with a schedule in form and substance satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Borrower was in compliance with the covenants set forth in ARTICLES 7 AND 8 of this Credit Agreement for such month;

            (d) not later than forty-five (45) days prior to the end of each fiscal year commencing with the fiscal year ending January 31, 2001, monthly projections of the consolidated and consolidating financial condition and results of operations of the Consolidated Entity for the following fiscal year and annual projections for each subsequent fiscal year through and including the fiscal year in which the Expiration Date occurs, including, but not limited to, projected consolidating balance sheets, consolidated and consolidating statements of operations, consolidated and consolidating statements of cash flows and consolidated and consolidating statements of changes in shareholders' equity for such fiscal years;

            (e) a copy of the state and federal income tax returns of Borrower and each Subsidiary of Borrower within thirty (30) days after they are filed with the appropriate taxing authorities, if and when requested by any Lender;

            (f) upon request by Agent at any time and in any event not later than 12:00 Noon on the second Business Day of each week, and within two (2) Business Days after the last Business Day of each month (PROVIDED that no weekly certificate need be delivered for the last week of each month covered by the monthly certificate), a borrowing base certificate substantially in the form of EXHIBIT F (a "BORROWING BASE CERTIFICATE"), duly completed, detailing Borrower's Eligible Credit



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

Card Receivables and Eligible Inventory as of each Friday of the immediately preceding week and as of the last day of such month, as applicable, (or such other date as Agent may specify in such request), and certified by the chief executive officer or chief financial officer of Borrower and subject only to adjustment upon completion of the normal year-end audit of physical inventory. In addition, each Borrowing Base Certificate shall have attached to it such additional schedules and/or other information as Agent may reasonably request;

            (g) promptly and in any event within three (3) Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of the chief executive officer or chief financial officer of Borrower specifying the nature thereof in reasonable detail;

            (h) within thirty (30) days after the end of each month (except the last month of any fiscal quarter, with respect to which such reports shall be delivered within forty-five (45) days after the end of the month (other than the last quarter of the fiscal year with respect to which such reports shall be delivered within ninety (90) days after the end of the month)), a comparison of the actual results of consolidated and consolidating operations, consolidated and consolidating cash flows and capital expenditures for the Consolidated Entity for such month and for the period from the beginning of the current fiscal year through the end of such month (i) with amounts projected for such month and for the period from the beginning of the current fiscal year through the end of such month pursuant to SECTION 7.1(d) above and (ii) with actual results of operations, cash flow and capital expenditures for the Consolidated Entity for the same periods of the prior fiscal year;

            (i) promptly upon the earlier of the mailing or filing thereof, copies of all 10-Ks, 10-Qs, 8-Ks, proxy statements, annual reports, quarterly reports, registration statements and any other filings or other communications made by Parent to holders of its publicly traded securities or the Securities Exchange Commission from time to time pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended;

            (j) within ten (10) Business Days after the occurrence thereof, notice of any Casualty Loss; and

            (k) from time to time, such further information regarding the Collateral, business affairs and prospects and financial condition of Parent, Borrower and their respective Subsidiaries as Agent may reasonably request, including, without limitation, third party appraisals of Borrower's fixed assets or other Collateral.

      7.2 INVENTORY. Upon the request of Agent from time to time, Borrower shall provide to Agent written statements listing items of Inventory in reasonable detail as requested by Agent. Borrower shall conduct or cause to be conducted
(a) so long as an Event of Default shall not have occurred and be continuing, twice each calendar year in accordance with its usual and customary business practices in effect on the Closing Date and (b) upon the occurrence and during the continuance of an Event of Default, at such other times and as of such dates as Agent shall reasonably request, a physical count of the Inventory and, a copy of each such count shall be promptly supplied to Agent accompanied by a report of the cost of such Inventory, as determined



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

in a manner consistent with the usual and customary presentation of the cost of Borrower's Inventory in the Financial Statements. In addition to, and not in limitation of, the foregoing, at any time and from time to time Agent may conduct (or engage third parties to conduct) such field examinations, appraisals, verifications and evaluations of the Inventory as Agent shall deem necessary or appropriate in the exercise of its sole discretion. If any Inventory is at any time hereafter stored or located at any warehouse not owned or leased by Borrower, then Borrower shall promptly deliver to such warehouseman notification of Agent's security interest in such Inventory and shall take such other steps as Agent reasonably requires to perfect its security interests therein.

      7.3 CORPORATE EXISTENCE. Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain its corporate existence (except that Subsidiaries of Borrower may merge with wholly- owned Subsidiaries of Borrower upon providing Agent with ten (10) days prior written notice) and maintain in full force and effect all licenses, bonds, franchises, leases, trademarks and qualifications to do business, and all patents, contracts and other rights necessary or desirable to the profitable conduct of their businesses, except where a failure to maintain any of the foregoing could singly or in the aggregate reasonably be expected to have a Material Adverse Effect, and (b) continue in, and limit their operations to, the same general lines of business as presently conducted by it.

      7.4 ERISA. Borrower shall deliver to Agent and each of the Lenders, at Borrower's expense, the following information at the times specified below:

            (a) within thirty (30) days after the filing thereof with the DOL, Internal Revenue Service or PBGC, copies of each annual report (form 5500 series), including SCHEDULE B thereto, filed with respect to each Benefit Plan;

            (b) within thirty (30) days after receipt by Borrower, any Subsidiary of Borrower or any ERISA Affiliate of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

            (c) within ten (10) days upon the occurrence thereof, notification of any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which Borrower, any Subsidiary of Borrower or any ERISA Affiliate was not previously contributing; and

            (d) within three (3) days upon the occurrence thereof, any event or condition referred to in CLAUSES (i) THROUGH (vii) of SECTION 9.1(i), whether or not such event or condition shall constitute an Event of Default.

      Borrower and its Subsidiaries shall establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, and all other Requirements of Law, other than to the extent that Borrower or any such Subsidiary (i) is in good faith contesting by appropriate proceedings the validity or application of any such provision, law, rule, regulation or interpretation and (ii) has made an adequate reserve or other appropriate provision therefor as required in order to be in conformity with GAAP.




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

      7.5 BOOKS AND RECORDS. Borrower agrees to maintain, and to cause each of its Subsidiaries to maintain, books and records, including those pertaining to the Collateral, in such detail, form and scope as is consistent with good business practice, and agrees that such books and records will reflect Agent's and Lenders' respective interests in its Accounts. Borrower agrees that Agent or its agents may enter upon the premises of Borrower or any Subsidiary of Borrower at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all on and after the occurrence of a Default, and which has not otherwise been waived pursuant to
SECTION 11.10, for the purposes of (a) conducting field examinations and appraisals and inspecting, evaluating and verifying the Collateral, (b) inspecting and/or copying (at Borrower's expense) any and all records pertaining thereto and (c) discussing the business affairs and prospects and financial condition of Borrower and each Subsidiary of Borrower with any officers, employees and directors of Borrower or such Subsidiary or with the Auditors. Borrower shall give Agent thirty (30) days prior written notice of any change in the location of any Collateral or in the location of its chief executive office or place of business from the locations specified in SCHEDULE 6.8, and Borrower shall execute in advance of such change and cause to be filed and/or delivered to Agent any financing statements, Collateral Access Agreements or other documents required by Agent, all in form and substance satisfactory to Agent, PROVIDED that Borrower shall only be required to use commercially reasonable efforts to obtain Collateral Access Agreements from lessors of any leased premises of Borrower. Borrower agrees to advise Agent promptly, in sufficient detail, of any substantial changes relating to the type, quantity or quality of the Collateral, or any event which singly or in the aggregate reasonably be expected to have a material adverse effect on the value of the Collateral or on the Liens granted for the benefit of Agent, the Lenders and the Issuing Lenders thereon.

      7.6 COLLATERAL RECORDS. Borrower agrees to execute and deliver, and to cause each of its Subsidiaries to execute and deliver, to Agent, from time to time, solely for Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as Agent may reasonably require, including those described in SECTION 7.1 of this Credit Agreement, designating, identifying or describing the Collateral. The failure by Borrower or any Subsidiary of Borrower, however, to promptly give Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Liens on the Collateral granted pursuant to the Credit Documents.

      7.7 SECURITY INTERESTS. Borrower shall, and shall cause each of its Subsidiaries to, defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. Borrower shall, and shall cause each of its Subsidiaries to, comply with the requirements of all state and federal laws in order to grant to Agent, the Lenders and the Issuing Lenders valid and perfected first priority security interests in the Collateral, with perfection, in the case of any investment property, being effected by giving Agent control of such investment property, rather than by the filing of a UCC financing statement with respect to such investment property. Agent is hereby authorized by Borrower to file any UCC financing statements covering the Collateral whether or not Borrower's signatures appear thereon. Borrower shall, and shall cause each of its Subsidiaries to, do whatever Agent may reasonably request, from time to time, to effect the purposes of this Credit Agreement and the other Credit Documents, including filing notices of



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liens, UCC financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with Agent's representatives; keeping stock records; obtaining waivers from landlords and mortgagees and from warehousemen and their landlords and mortgagees; and, paying claims which might, if unpaid, become a Lien on the Collateral.

      7.8 INSURANCE; CASUALTY LOSS. Borrower agrees to maintain, and to cause each of its Subsidiaries to maintain, public liability insurance, third party property damage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to Agent in its commercially reasonable judgement. All policies covering the Collateral are to name Agent as an additional insured and the loss payee in case of loss, and are to contain such other provisions as Agent may reasonably require to fully protect the interest of the Lenders in the Collateral and to any payments to be made under such policies. Borrower shall diligently file and prosecute, or cause to be filed and prosecuted, all claims for any award or payment in connection with a Casualty Loss with respect to Borrower. Borrower shall receive in trust and pay to Agent, promptly upon receipt thereof, any and all insurance proceeds and payments received by Borrower or any of its Subsidiaries on account of any Casualty Loss exceeding, in the aggregate for any calendar year, $500,000. Casualty Loss proceeds in an aggregate amount of less than $500,000 in any calendar year of Borrower may be retained by Borrower and utilized to repair, restore or replace those assets damaged or lost due to the underlying casualty so long as (i) no Default or Event of Default then exists or would be created thereby, (ii) Agent receives evidence reasonably satisfactory to it that the Net Disposition Proceeds received by Borrower in connection with such Casualty Loss is sufficient to effectuate such repair, restoration or replacement, and (iii) Agent determines in its reasonable discretion that such assets can be repaired, restored or replaced no later than the 180th day prior to the Expiration Date. To the extent that the aggregate amount of such proceeds and payments exceeds $500,000 in any calendar year, Agent may, at its election and in its sole discretion, (a) apply such proceeds and payments to the payment of accrued and unpaid interest and/or outstanding principal under the Loans or any other Obligations then due and payable, (b) hold such proceeds as additional Collateral to secure any other Obligations not then due and payable or (c) pay such proceeds to Borrower to be used to repair, replace or rebuild the asset or property or portion thereof that was the subject of the Casualty Loss. After the occurrence and during the continuance of an Event of Default, (a) no settlement on account of any such Casualty Loss with respect to Borrower or any Subsidiary of Borrower shall be made without the consent of the Lenders and (b) Agent may participate in any such proceedings and Borrower shall deliver to Agent such documents as may be requested by Agent to permit such participation and shall consult with Agent, its attorneys and agents in the making and prosecution of such claim or claims. Borrower hereby irrevocably authorizes and appoints Agent its attorney-in-fact, and agrees that, upon request, it will cause each Subsidiary of Borrower to authorize and appoint Agent its attorney-in-fact, after the occurrence and during the continuance of an Event of Default, to collect and receive any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and Borrower shall, upon demand of Agent, make, execute and deliver, and cause each of its Subsidiary to make, execute and deliver, any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to Agent



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for the benefit of Agent, the Lenders and the Issuing Lenders, free and clear of any encumbrances of any kind or nature whatsoever.

      7.9 BORROWER TAXES. Borrower agrees to pay, when due, and to cause each of its Subsidiaries to pay when due, all Borrower Taxes lawfully levied or assessed against Borrower, any Subsidiary of Borrower or any of their properties, including any of the Collateral, before any penalty or interest accrues thereon; PROVIDED that, unless Borrower Taxes have become a federal tax or ERISA Lien on any of the assets of Borrower or any such Subsidiary, no Borrower Taxes need be paid if the same are being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with GAAP.

      7.10  COMPLIANCE WITH LAWS.

            (a) Borrower agrees to comply, and to cause each of its Subsidiaries to comply, in all material respects, with all Requirements of Law applicable to its business or its operations or to the Collateral or any part thereof, in every case where non-compliance could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

            (b) Within fifteen (15) days after Borrower learns of the enactment or promulgation of any Requirement of Law which could reasonably be expected to have a Material Adverse Affect, Borrower shall provide Agent with notice thereof.

            (c) At the reasonable request of Agent from time to time, but in any event not more frequently than once in any twelve month period, and at the sole cost and expense of Borrower, Borrower shall retain an environmental consulting firm, satisfactory to Agent in its commercially reasonable judgment, to conduct an environmental review, audit or investigation of the specific items as requested by Agent relating to the properties of Borrower and its Subsidiaries located in the United States and provide to Agent and each Lender a copy of any reports delivered in connection therewith. At the request of Agent, Borrower shall provide Agent with any additional information relating to environmental matters and any potential related liability resulting therefrom as Agent may reasonably request.

      7.11 USE OF PROCEEDS. The initial Loans made to Borrower hereunder shall be used by Borrower to (a) refinance the DIP Credit Facility (as such term is defined in the Debtor's Reorganization Plan), (b) pay other allowed administrative expenses and claims in accordance with the Debtor's Reorganization Plan, and (c) pay costs and expenses with respect to the foregoing and this Credit Agreement, which are due and payable on the Closing Date, including the Fees and Expenses due on the Closing Date pursuant to
ARTICLE 4. The proceeds of any subsequent Loans made hereunder shall be used by Borrower solely for general corporate purposes. Borrower shall not use any portion of the proceeds of any such Loans for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation U or X of said Board of



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Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement.

      7.12 FISCAL YEAR. Borrower agrees to continue to maintain its fiscal year as a year ending on or about January 31st in each calendar year unless otherwise required by law, in which case Borrower will give Agent at least thirty (30) days prior written notice thereof.

      7.13 NOTIFICATION OF CERTAIN EVENTS. Borrower agrees that it shall promptly (but, in the case of CLAUSE (g), in any event within five (5) Business Days after Borrower learns of any such proceeding, change, development or event) notify Agent of:

            (a) any Material Contract that is terminated or amended or any new Material Contract that is entered into (in which event Borrower shall provide Agent with a copy of such Material Contract);

            (b) any material change or amendment of the material terms upon which suppliers of Borrower or any of its Subsidiaries do business with Borrower or such Subsidiary;

            (c) the entry of any order, judgment or decree in excess of $1,000,000 against any Credit Party or any of their respective properties or assets;

            (d) receipt by Borrower or any of its Subsidiaries of any notification of a material violation of any Requirement of Law by any Credit Party from any Governmental Authority;

            (e) any actual or prospective change, development or event which has had or could reasonably be expected to have a Material Adverse Effect;

            (f) any proceedings being instituted or threatened to be instituted by or against any Credit Party, before any Governmental Authority or arbitrator which has had or could reasonably be expected to have a Material Adverse Effect;

            (g) (i) any notice of a material default by Borrower under any of the Credit Card Agreements or of any default which might result in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to Borrower, (ii) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to Borrower from such person, or that such person is terminating or will terminate any of the Credit Card Agreements, and (iii) the failure of Borrower to comply with any material terms of the Credit Card Agreements or any terms thereof which might result in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to Borrower; and

            (h) any Event of Default or Default.



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      7.14 INTELLECTUAL PROPERTY. Borrower shall, and shall cause each of its
Subsidiaries to, do and cause to be done all things necessary to preserve and keep in full force and effect all registrations of patents, copyrights, trademarks, service marks and other marks, trade names or other trade rights necessary for the profitable conduct of its business.

      7.15 MAINTENANCE OF PROPERTY. Borrower agrees to keep, and to cause each of its Subsidiaries to keep, all property useful and necessary to its respective businesses in good working order and condition (ordinary wear and tear excepted) in accordance with their past operating practices and not to commit or suffer any material waste with respect to any of its properties.

      7.16 FURTHER ASSURANCES. Borrower shall take, and shall cause each of its Subsidiaries to take, all such further actions and execute all such further documents and instruments as Agent may at any time reasonably determine in its sole discretion to be necessary or desirable to further carry out and consummate the transactions contemplated by the Credit Documents, to cause the execution, delivery and performance of the Credit Documents to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of Agent on the Collateral. Borrower shall, and shall cause Loehmann's Real Estate Holding Company, to exercise commercially reasonable efforts to deliver to Agent within four (4) months of the Closing Date, fully executed leasehold mortgages or deeds of trust, in form and substance reasonably satisfactory to Agent, together with such title insurance policies, legal opinions and other documents as reasonably requested by Agent with respect to each item of Real Estate listed on Schedule 6.18.

      7.17 CHANGES IN MARKET. Borrower agrees that Agent shall be entitled, after consultation with Borrower, to change the terms and conditions, pricing and structure of the credit facilities extended hereunder if Agent determines that such changes are advisable to ensure the successful initial syndication of thereof, PROVIDED, that, as a result thereof, the Total Commitments shall not be reduced to an amount less than $65,000,000.

      7.18 CREDIT CARD AGREEMENTS. Borrower shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein;
(b) not do, permit, suffer or refrain from doing anything, as a result of which there could reasonably be expected to be a default under or breach of any of the terms of any of the Credit Card Agreements and (c) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, Borrower may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of Borrower; PROVIDED, that, Borrower shall give Agent not less than thirty (30) days' prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Agent shall have received not less than thirty (30) days' prior written notice of the intention of Borrower to enter into such agreement (together with such other information with respect thereto as Agent may request) and (ii) Borrower delivers, or causes to be delivered to Agent, a Credit Card Acknowledgment in favor of Agent; (e) give Agent immediate written notice of any



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Credit Card Agreement entered into by Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request; and (f) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by Borrower or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.


                                    ARTICLE 8

                               NEGATIVE COVENANTS

      Until the Expiration Date and payment and satisfaction of all Obligations, Borrower agrees that:

      8.1   FINANCIAL COVENANTS.

            (a) MINIMUM EBITDA. Borrower shall not permit its EBITDA for any twelve month period ending on the last day of each fiscal quarter of Borrower during the term of this Credit Agreement, to be less than $16,000,000 for any fiscal quarter ending on or before January 31, 2002 and $15,000,000 for each fiscal quarter thereafter.

            (b) FIXED CHARGE COVERAGE RATIO. Borrower shall not permit the Fixed Charge Coverage Ratio for the twelve-month period ending on the last day of each fiscal quarter of Borrower during the term of this Credit Agreement, to be less than 1.00 to 1.00.

            (c) INVENTORY TURNOVER RATIO. Borrower shall not permit its Inventory Turnover Ratio for the twelve-month period ending on the last day of each fiscal quarter of Borrower during the term of this Credit Agreement, to be less than 3.00 to 1:00.

      8.2 CAPITAL EXPENDITURES. Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, make payments for Capital Expenditures in any fiscal year, in the aggregate for Borrower and its Subsidiaries combined, in excess of (a) in Borrower's fiscal year ending January 31, 2001, $9,250,000; in Borrower's fiscal year ending January 31, 2002, $12,500,000; and in each of Borrower's fiscal years ending January 31, 2003 and thereafter, $6,500,000; provided that if Borrower's Fixed Charge Coverage Ratio for the fiscal year ending immediately prior to January 31, 2003 or any fiscal year thereafter is at least 1.25 to 1.00, then Borrower may make payments for Capital Expenditures in the following fiscal year in an amount not to exceed $10,000,000; PLUS, in each case, (b) 100% of the amount permitted to be spent on capital expenditures pursuant to clause (a) of this Section 8.2 in the immediately preceding fiscal year and not so used. Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, make any Capital Expenditures that are not directly related to the businesses conducted on the Closing Date by Borrower or such Subsidiary.




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      8.3 NO ADDITIONAL INDEBTEDNESS. Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, incur, create, assume or suffer to exist any Indebtedness other than:

            (a) Indebtedness secured by Purchase Money Liens not to exceed, in the aggregate for Borrower and its Subsidiaries combined, $1,000,000 outstanding at any one time, such Indebtedness to be from parties and to have terms and conditions satisfactory to Agent;

            (b) Indebtedness arising under this Credit Agreement and the other Credit Documents; and

            (c) Indebtedness described on SCHEDULE 8.3(d) and any refinancing of such Indebtedness; PROVIDED that the aggregate principal amount of such Indebtedness is not increased and such refinancing is on terms and conditions that are no more restrictive than the terms and conditions of the Indebtedness being refinanced.

      8.4 NO LIENS; JUDGMENTS. Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, mortgage, assign, pledge, transfer, create, incur, assume, suffer to exist or otherwise permit any Lien (whether as a result of a purchase money or title retention transaction, or other security interest, judgment or otherwise) to exist on any of its property, assets, revenues or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the following (the "PERMITTED LIENS"):

            (a) Liens granted by Borrower or Subsidiary pursuant to any Credit Document;

            (b)   Liens listed on SCHEDULE 8.4(b);

            (c)   Purchase Money Liens;

            (d) Liens of warehousemen, mechanics, material men, workers, repairmen, common carriers, landlords and other similar Liens arising by operation of law or otherwise, not waived in connection herewith, for amounts that are not yet due and payable or which are being diligently contested in good faith by Borrower or Subsidiary by appropriate proceedings;

            (e) Attachment and judgment Liens securing outstanding liabilities of Borrower or any Subsidiary of Borrower which individually or in the aggregate for all such Liens are not in excess of $500,000 for Borrower and its Subsidiaries combined (exclusive of (i) any amounts that are duly bonded to the reasonable satisfaction of Agent or (ii) any amount adequately covered by insurance as to which the insurance company has not disclaimed or disputed in writing its obligations for coverage);

            (f) Liens for Borrower Taxes not yet due and payable or which are being diligently contested in good faith by Borrower by appropriate proceedings, PROVIDED that in any such case an adequate reserve is being maintained by Borrower for the payment of same;




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            (g) Deposits or pledges to secure obligations arising in the ordinary course of business under workmen's compensation, social security or similar laws, or under unemployment insurance;

            (h) Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business;

            (i) Easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Borrower or any Subsidiary of Borrower; and

            (j) Extensions and renewals of the foregoing permitted Liens; PROVIDED that the aggregate amount of such extended or renewed Liens is not increased and such extended or renewed Liens are on terms and conditions no more restrictive taken as a whole than the terms and conditions of the Liens being extended or renewed.

      8.5 NO SALE OF ASSETS. Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, sell, lease, assign, transfer or otherwise dispose of any assets other than (a) Inventory in the ordinary course of business, (b) individual items of Collateral (other than any Capital Securities of any of its Subsidiaries), with a book value of less than, in the aggregate for Borrower and its Subsidiaries combined, during any fiscal year, $250,000, (c) obsolete or worn out property disposed of in the ordinary course of business and (d) other dispositions of assets, PROVIDED that (i) such other dispositions are for fair value; (ii) one hundred percent (100%) of the consideration for each of such other dispositions is received by Borrower in the form of cash; and (iii) the consideration for such other dispositions during the term of this Credit Agreement does not exceed, in the aggregate for Borrower and its Subsidiaries combined, $1,000,000.

      8.6 NO CORPORATE CHANGES. Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, merge, consolidate or otherwise alter or modify Borrower's or such Subsidiary's Governing Documents, corporate name, mailing addresses, principal places of business, structure, status or existence, or enter into or engage in any operation or activity materially different from that currently being conducted by Borrower or such Subsidiary, except that (a) Borrower or any of its Subsidiaries may alter or modify its Governing Documents so long as such alterations or modifications (i) are not otherwise prohibited by the terms of this Credit Agreement or any of the other Credit Documents and (ii) could not singly or in the aggregate reasonably be expected to have a material adverse effect on the respective rights and remedies of Agent, the Lenders or any Issuing Lender hereunder or under any of the other Credit Documents; (b) any Subsidiary of Borrower may be merged or consolidated with or into Borrower so long as (x) Borrower shall be the continuing or surviving corporation and (y) no Default or Event of Default shall result therefrom; and (c) Borrower or any of its Subsidiaries may change its corporate name, mailing address or principal place of business so long as (x) it shall have given Agent not less than



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thirty days' prior written notice of its intention to do so, clearly describing such new name, mailing address or principal place of business, as the case may be, and providing such other information in connection therewith as Agent may reasonably request, (y) with respect to such new principal place of business, it shall have taken all action reasonably required by Agent to maintain Agent's Liens on the Collateral purported to be granted under the Credit Documents at all times fully perfected and in full force and effect and (z) it shall have furnished an opinion of counsel reasonable acceptable to Agent (and in any event substantially in the form of the opinion, if any, with respect to such matters accepted by Agent in connection with the initial Loans advanced hereunder) to the effect that all financing or continuation statements, or amendments or supplements thereto, have been filed in the appropriate filing office or offices, and all other actions have been taken, in order to prefect (and maintain the perfection of) the Liens purported to be granted on the Collateral under the Credit Documents.

      8.7 NO GUARANTIES. Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, issue or assume any Guaranty with respect to the Liabilities of any other Person, including any Subsidiary or Affiliate of Borrower, except (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (b) by the giving of indemnities in connection with the sale of Inventory or other asset dispositions permitted hereunder and (c) Indebtedness permitted to be incurred pursuant to SECTION 8.3.

      8.8 NO RESTRICTED PAYMENTS. Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly make any Restricted Payment, PROVIDED, that:

            (a) any Subsidiary of Borrower may declare and pay dividends to Borrower;

            (b) Borrower may make distributions to Parent to permit Parent and Holdings (contemporaneously with, and in the same amount of, such distributions) to pay Federal, state and local income tax obligations actually due and payable in cash by Parent and by Holdings, to the extent such obligations are the direct result of the net income or loss of Borrower and its Subsidiaries being attributable to Parent (or net income of Parent being attributable to Holdings, as applicable) for tax purposes;

            (c) so long as immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing, Borrower may make distributions to Parent to permit Parent (contemporaneously with, and in the same amount of, such distributions) to pay and/or to make distributions to permit Holdings and/or Parent to pay, reasonable legal, accounting and other usual and customary out of pocket fees and expenses incurred as a direct result of Parent's ownership of the Capital Securities of Borrower (and of Holding's ownership of the Capital Securities of Parent, as applicable), including reasonable fees and expenses necessary to maintain the corporate existence and good standing of Parent or of Holdings (including reasonable and customary fees of directors and auditors and other reasonable and customary corporate expenses




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relating thereto), as applicable, and to make all applicable filings (including ongoing securities law compliance) with any Governmental Authority; and

            (d) Borrower may make distributions to Parent to permit Parent (contemporaneously with, and in the same amount of, such distributions), to make distributions to Holdings in order to permit Holdings to make (contemporaneously with, and in the same amount of, such distributions), semi-annual payments of cash interest in an amount equal to the Senior Note Interest Expense for a given semi-annual interest period under the Senior Notes, provided all of the following conditions precedent or concurrent are satisfied: (i) immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing, (ii) Borrower's Free Cash Flow as of the date of such payment is positive, and (iii) Borrower pays to Agent a Matching Amortization Payment in an amount equal to the amount of such Senior Interest Expense.

      8.9 NO INVESTMENTS. Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, make any Investment in any Person other than:

            (i) Advances or loans made in the ordinary course of business not to exceed in the aggregate for Borrower and its Subsidiaries combined, $100,000, outstanding at any one time to any one Person and $500,000 in the aggregate outstanding at any one time;

            (ii)  Cash Equivalents;

            (iii) Interest-bearing demand or time deposits (including certificates of deposit) which are insured by the Federal Deposit Insurance Corporation ("FDIC") or a similar federal insurance program; however, PROVIDED that Borrower may, in the ordinary course of its business, maintain in its disbursement accounts from time to time accounts in excess of then applicable FDIC or other program insurance limits;

            (iv) Guaranties permitted under Section 8.7;

            (v) Permitted Investments to be held in and utilizing funds available and deposited into the Revolver Payments Cash Collateral Account; and

            (vi) Such other Investments as Agent may approve in writing in its sole discretion.

      8.10 NO AFFILIATE TRANSACTIONS. Other than as expressly contemplated under the Guaranty and License Agreement or that certain Tax Sharing Agreement dated as of the date hereof among certain of the Credit Parties, Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction with, including the purchase, sale, lease or exchange of property or the rendering of any service to any Subsidiary of Borrower or other Affiliate of Borrower and whether or not such transaction would otherwise be permitted under any of the other provisions of the Credit Documents, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business, as the case may be, and upon



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fair and reasonable terms no less favorable to Borrower or such Subsidiary than could be obtained in a comparable arms-length transaction with an unaffiliated Person.

            8.11 LIMITATION ON TRANSACTIONS UNDER ERISA. Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly:

                  (a) amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such a Benefit Plan under Section 401(a)(29) of the Code; or

                  (b) allow the representation made in Section 6.15 to be untrue at any time.

      8.12 NO ADDITIONAL BANK ACCOUNTS. Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the Disbursement Account, the Depositary Accounts, the Concentration Account and the accounts set forth on SCHEDULE 8.12.

            8.13 MATERIAL AMENDMENTS OF MATERIAL CONTRACTS. Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, without the prior written consent of Agent, amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of, any of the Material Contracts.

            8.14 ADDITIONAL RESTRICTIVE COVENANTS. Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective (a) any consensual restriction limiting the ability (whether by covenant, event of default, subordination or otherwise and including any such the effect of which is to require the providing of equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of Agent and the Lenders) to (i) pay dividends or make any other distributions on shares of its Capital Securities held by Borrower or any other Subsidiary of Borrower; (ii) pay any Liability owed to Borrower or any other Subsidiary;
      (iii) make any loans or advances to other Investments in Borrower or in any other Subsidiary of Borrower; or (iv) create or permit to exist any Lien upon the assets of Borrower or any Subsidiary of Borrower, other than Liens permitted under Section 8.4; or (b) any contractual obligation which may restrict or inhibit in any material respect Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default; other than Permitted Restrictive Covenants.

            8.15 NO ADDITIONAL SUBSIDIARIES. Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, form or acquire any new Subsidiaries.




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            8.16 LIMITATION ON DERIVATIVE TRANSACTIONS. Borrower shall not and shall not permit any of its Subsidiaries to, enter into any Derivative Transaction.


                                    ARTICLE 9

                         EVENTS OF DEFAULT AND REMEDIES

            9.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default hereunder (whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of Borrower, any Subsidiary of Borrower or any other Credit Party, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body):

                  (a) failure of Borrower to pay (i) any interest, Fees, Expenses or other Obligations (other than an Obligation referred to in CLAUSE (ii)) when due, or to the extent that the amount of any such payment is greater than the amount by which the Borrowing Base then exceeds Total Exposure, then within three (3) Business Days of when due, in each case whether at stated maturity, by acceleration, or otherwise, or
      (ii) when due, whether at stated maturity, by acceleration or otherwise any (A) principal of any Loan or (B) reimbursement obligation with respect to any Letter of Credit; or

                  (b) failure of Borrower or any Subsidiary of Borrower to perform, comply with or observe any term, covenant or agreement applicable to it contained in Section 2.4(b)(iv) or in 7.1, 7.2, 7.5, 7.6, 7.7, 7.8,
      7.13, 7.17 and 7.18 or Article 8; or

            (c) (i) any representation or warranty made by Borrower, any Subsidiary of Borrower or any other Credit Party under this Credit Agreement or under any other Credit Document shall prove to have been incorrect or misleading in any material respect when made or deemed made; or

                  (ii) Borrower, any Subsidiary of Borrower or any other Credit Party shall fail to comply with any covenant contained in this Credit Agreement (other than under a provision covered by Section 9.1(a) or (b) above) or the other Credit Documents (other than a provision covered under
      Section 9.1(a)(ii)(B) above), which failure to comply is not cured within ten (10) Business Days of its occurrence; or

            (d) dissolution, liquidation, winding up or cessation of any Credit Party's businesses, or the failure of any Credit Party to meet its debts as they mature; or

                  (e) the commencement by or against any Credit Party of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any



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      federal or state law and, in the event any such proceeding is commenced against any Credit Party, such proceeding is not dismissed within forty-five (45) days; or

                  (f)   the occurrence of a Change of Control; or

                  (g) (i) an Event of Default occurs under the Senior Note Indenture or a default or an event of default occurs under any of the other Senior Note Documents (in each case which shall continue beyond any expiration of any applicable grace periods), or (ii) the occurrence of a default or event of default (in each case which shall continue beyond the expiration of any applicable grace periods) which permits, or could permit, the acceleration of the maturity of, any note, agreement or instrument evidencing any other Indebtedness of Borrower or any of its Subsidiaries, and the aggregate principal amount of all such Indebtedness with respect to which a default or an event of default has occurred, or the maturity of which is permitted to be accelerated, exceeds $500,000; or

                  (h) any covenant, agreement or obligation of any Credit Party contained in or evidenced by any of the Credit Documents shall cease to be enforceable in accordance with its terms, or any party (other than Agent or the Lenders, in its capacity as such, and not in its capacity as an Issuing Lender) to any Credit Document shall deny or disaffirm its obligations under any of the Credit Documents, or any Credit Document shall be cancelled, terminated, revoked or rescinded without the express prior written consent of Agent, or any action or proceeding shall have been commenced by any Person (other than Agent or a Lender, in its capacity as such, and not in its capacity as an Issuing Lender) seeking to cancel, revoke, rescind or disaffirm the obligations of any party to any Credit Document, or any court or other Governmental Authority shall issue a judgment, order, decree or ruling to the effect that any of the obligations of any party to any Credit Document are illegal, invalid or unenforceable; or

                  (i) (i) any Termination Event shall occur with respect to any Benefit Plan of Borrower, any Subsidiary of Borrower or any ERISA Affiliate, (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any such Benefit Plan, (iii) any Person shall engage in any Prohibited Transaction involving any such Benefit Plan, (iv) Borrower, any Subsidiary of Borrower or any ERISA Affiliate shall be in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments owing to any such Benefit Plan that is a Multiemployer Plan as a result of such Person's complete or partial withdrawal (as described in ERISA Section 4203 or 4205) therefrom, (v) Borrower, any Subsidiary of Borrower or any ERISA Affiliate shall fail to pay when due an amount that is payable by it to the PBGC or to any such Benefit Plan under Title IV of ERISA, (vi) a proceeding shall be instituted by a fiduciary of any such Benefit Plan against Borrower, any Subsidiary of Borrower or any ERISA Affiliate to enforce ERISA Section 515 and such proceeding shall not have been dismissed within 30 days thereafter or (vii) any other event or condition shall occur or exist with respect to any such Benefit Plan, except that no event or condition referred to in clauses (i) through (vii) shall constitute an Event of Default if it, together with



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      all other such events or conditions at the time existing, has not subjected, and in the reasonable determination of the Majority Lenders will not subject, Borrower or any of its Subsidiaries to any liability that, alone or in the aggregate with all such liabilities for all such Persons, exceeds $100,000; or

                  (j) entry by the Bankruptcy Court of any order modifying (in any manner relevant to the Lenders or their interests), reversing, vacating, staying or revoking the Confirmation Order or enjoining the consummation of any of the transactions contemplated by the Debtor's Reorganization Plan; or

                  (k) either Holdings or Parent engages in any type of business activity other than the ownership of the Capital Securities of Parent and of Borrower and Loehmann's Real Estate Holding Company, respectively, and the performance of its respective obligations under the Credit Documents.

      9.2 ACCELERATION AND CASH COLLATERALIZATION. Upon the occurrence of an Event of Default and which is continuing, Agent shall, upon the request of the Majority Lenders, and by delivery of notice to Borrower from Agent, take any or all of the following actions, without prejudice to the rights of Agent, any Lender or the holder of any Note to enforce its claims against Borrower: (a) declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in SECTION 9.1(e), in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of Agent or any Lender; and (b) immediately terminate the Total Commitments hereunder.

      In addition, upon demand by Agent or the Majority Lenders upon the occurrence of any Event of Default and which is continuing, Borrower shall deposit with Agent with cash or Cash Equivalents in an amount equal to 110% of the Letter of Credit Outstandings (in each case to the extent the same are such by virtue of CLAUSE (a) of the definition thereof). Such deposit shall be held by Agent in an interest bearing cash collateral account (which may or may not be the Revolver Payments Cash Collateral Account) as security for, and to provide for the payment of, Letter of Credit Outstandings (the Agent to account to Borrower for any amounts remaining in such account after payment in full of all Letter of Credit Outstandings).

      If at any time after acceleration of the maturity of the Obligations, Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in SECTION 4.4) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Loans and other Obligations due and payable solely by virtue of acceleration) shall be remedied or waived, then by written notice to Borrower, the Majority Lenders may elect, in the sole discretion of such Majority Lenders, to rescind and annul the acceleration and its consequences and return any cash collateral; but such action shall not affect any subsequent Default or Event of Default or impair any right or remedy



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consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Majority Lenders; they are not intended to benefit Borrower and do not give Borrower the right to require the Lenders to rescind or annul any acceleration hereunder or to return any cash collateral, even if the conditions set forth herein are met.

      9.3 REMEDIES. From and after the occurrence of any Event of Default and which is continuing, Agent may: (a) remove from any premises where same may be located any and all documents, instruments, files and records (including the copying of any computer records), and any receptacles or cabinets containing same, relating to any or all of the Collateral, or Agent may use (at the expense of Borrower) such of the supplies or space of Borrower at Borrower's place of business or otherwise, as may be necessary to properly administer and control any or all of the Collateral or the handling of collections and realizations thereon; (b) bring suit, in the name of Borrower or the Lenders and generally shall have all other rights respecting any or all of the Collateral, including the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any or all of the Collateral and issue credits in the name of Borrower or the Lenders; and (c) foreclose the security interests created pursuant to the Credit Documents by any available judicial procedure, or to take possession of any or all of the Collateral without judicial process and enter any premises where any Collateral may be located for the purpose of taking possession of or removing same. Agent shall have the right, without notice or advertisement (other than as expressly provided below or required pursuant to applicable law), to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of Borrower or the Lenders, or in the name of such other party as Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as Agent in its sole discretion may deem advisable, and Agent or any other Lender shall have the right to purchase at any such sale. If any Collateral shall require rebuilding, repairing, maintenance or preparation, Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting such Collateral in such saleable form as Agent shall deem appropriate. Borrower agrees, at the request of Agent, to assemble the Collateral and to make it available to Agent at places which Agent shall select, whether at the premises of Borrower or elsewhere, and to make available to Agent the premises and facilities of Borrower for the purpose of Agent's taking possession of, removing or putting the Collateral in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) Business Days notice shall constitute reasonable notification. Unless expressly prohibited by the licensor thereof, if any, Agent is hereby granted a license to use all computer software programs, data bases, processes and materials used by Borrower in connection with its businesses or in connection with the Collateral. The net cash proceeds resulting from Agent's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by Agent to the payment of the Obligations, whether due or to become due, in such order as Agent may elect, and pending such payment shall be held as security for such payment. Borrower shall remain liable to Agent and the Lenders for any deficiencies. The



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enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.


                                   ARTICLE 10

                                    THE AGENT

      10.1  APPOINTMENT OF AGENT.

            (a) Each Lender hereby designates BTCo as its contractual representative to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of a Note or a participation interest in a Letter of Credit by the acceptance of such Note or participation interest shall be deemed irrevocably to authorize, Agent to take such action on its behalf under the provisions of this Credit Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Agent shall hold all Collateral and all payments of principal, interest, Fees, charges and Expenses received pursuant to this Credit Agreement or any other Credit Document for the benefit of the Lenders and the Issuing Lenders to be distributed as provided herein. Agent may perform any of its duties hereunder by or through its agents or employees.

            (b) The provisions of this Article 10 are solely for the benefit of Agent, the Lenders and the Issuing Lenders, and none of the Credit Parties shall have any rights as a third party beneficiary of any of the provisions hereof (other than Section 10.9). In performing its functions and duties under this Credit Agreement, Agent shall act solely as agent of the Lenders and the Issuing Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party.

      10.2 NATURE OF DUTIES OF AGENT. Agent shall have no duties or responsibilities except those expressly set forth in this Credit Agreement and the other Credit Documents. Neither Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Credit Agreement or the other Credit Documents a fiduciary relationship in respect of any Lender or any Issuing Lender, and nothing in this Credit Agreement or the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Credit Agreement or the other Credit Documents except as expressly set forth herein or therein.




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      10.3  LACK OF RELIANCE ON AGENT.

            (a) Independently and without reliance upon Agent, any Lender or any Issuing Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of each Credit Party in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of (A) the creditworthiness of each Credit Party, and (B) the Collateral, and, except as expressly provided in this Credit Agreement, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender or any Issuing Lender with any credit or other information with respect thereto, whether coming into its possession before the initial Credit Event or at any time or times thereafter.

            (b) Agent shall not be responsible to any Lender or Issuing Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement or any other Credit Document or the financial or other condition of any Credit Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or any other Credit Document, or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender or Issuing Lender, as the case may be.

      10.4 CERTAIN RIGHTS OF AGENT. Agent shall have the right to request instructions from the Lenders at any time. If Agent shall request instructions from the Lenders with respect to any act or action (including the failure to act) in connection with this Credit Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Majority Lenders (or, to the extent required pursuant to Section 11.10, the Super Majority Lenders or all Lenders), and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or Issuing Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder in accordance with the instructions of the Majority Lenders.




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      10.5 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex or facsimile transmission, E-mail, telecopier message, cablegram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent may consult with legal counsel (including counsel for Borrower with respect to matters concerning Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. Agent may, but shall not be required to, rely on Borrowing Base Certificates and any other schedules or reports delivered to Agent in connection herewith in determining the amount of the Borrowing Base and the then eligibility of Credit Card Receivables and Inventory of Borrower. Reliance thereon by Agent from time to time shall not be deemed to limit the right of Agent to revise advance rates or standards of eligibility as provided in the definition of the term "Borrowing Base" set forth herein.

      10.6 INDEMNIFICATION OF AGENT. To the extent Agent is not reimbursed and indemnified by Borrower, each Lender will reimburse and indemnify Agent, in proportion to its respective Aggregate Commitment, for and against any and all Liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever (including all Expenses) which may be imposed on, incurred by or asserted against Agent, in any way relating to or arising out of this Credit Agreement or any other Credit Document; PROVIDED that no Lender shall be liable for any portion of such Liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent it is determined by a judgment of a court that is binding on Agent, final and not subject to review on appeal, to be the result of acts or omissions on the part of Agent, constituting gross negligence or willful misconduct.

      10.7 AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Credit Agreement, the Loans made by it and the Notes issued to it, and its participation in Letters of Credit, Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders," "Majority Lenders," "Super Majority Lenders," "holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any Affiliate of Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Credit Agreement and otherwise without having to account for the same to the Lenders or any Issuing Lender.

      10.8  HOLDERS OF NOTES.

            (a) Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have



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been filed with Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

      10.9  SUCCESSOR AGENT.

            (a) Agent may, upon five (5) Business Days' notice to the Lenders and Borrower, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Section 10.9) by giving written notice thereof to the Lenders and Borrower. Upon such resignation, the Majority Lenders shall have the right, upon five (5) days' notice to Borrower, to appoint a successor Agent. If no successor Agent (i) shall have been so appointed by the Majority Lenders and (ii) shall have accepted such appointment, within thirty
(30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent.

            (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

            (c) In the event of a material breach by Agent of its duties hereunder, Agent may be removed by the Majority Lenders for cause and the provisions of this Section 10.9 shall apply to the appointment of a successor Agent. Such removal of Agent shall also operate, if at the time any such Person is serving as such, as a removal of BTCo and each of its Serving Affiliates, if any, as an Issuing Lender subject to Section 10.9(d).

            (d) No removal of BTCo, Deutsche Bank AG or any of its Serving Affiliates pursuant to Section 10.9(c), as an Issuing Lender, shall be effective unless its Liabilities under each Letter of Credit are secured with cash or by letters of credit in form and substance, and issued by issuers, satisfactory to BTCo, Deutsche Bank AG or such Serving Affiliate.

      10.10 COLLATERAL MATTERS.

            (a) Each Lender and each Issuing Lender authorizes and directs Agent to enter into the Collateral Documents for the benefit of such Person. Each Lender and each Issuing Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth in Section 11.10, any action taken by the Majority Lenders or the Super Majority Lenders, as the case may be, in accordance with the provisions of this Credit Agreement or the Collateral Documents, and the exercise by the Majority Lenders or Super Majority Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and all the Issuing



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Lenders. Agent is hereby authorized on behalf of all of the Lenders and all the
Issuing Lenders, without the necessity of any notice to or further consent from any Lender or any Issuing Lender from time to time prior to an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

            (b) Each Lender and each Issuing Lender hereby authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Total Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Credit Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or disposed of upon receipt of the proceeds of such sale by Agent, if Borrower certifies to Agent that such sale or disposition is made in compliance with Section 8.5 (and Agent may rely conclusively on any such certificate, without further inquiry) or (iii) if approved, authorized or ratified in writing by the Majority Lenders, unless such release is required to be approved by all of the Lenders pursuant to Section 11.10. Upon request by Agent at any time, each Lender and each Issuing Lender will confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section 10.10.

            (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Credit Agreement, or consented to in writing by the Majority Lenders (or all Lenders, if such release is required to be approved by all of the Lenders pursuant to Section 11.10), and upon at least five (5) Business Days' prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by each Lender and each Issuing Lender, to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Agent, the Lenders and the Issuing Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; PROVIDED that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to or create any Liability or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower or any Credit Party in respect of) all interests retained by Borrower or any Credit Party, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Agent shall be authorized to deduct all of the Expenses reasonably incurred by Agent from the proceeds of any such sale, transfer or foreclosure.



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            (d) Agent shall have no obligation whatsoever to any Lender, any
Issuing Lender or any other Person to assure that the Collateral exists or is owned by Borrower or any Subsidiary thereof or is cared for, protected or insured or that the Liens granted to Agent herein or in any of the Collateral Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Section 10.10 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as one of the Lenders and that Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

      10.11 ACTIONS WITH RESPECT TO DEFAULTS. In addition to Agent's right to take actions on its own accord as permitted under this Credit Agreement, Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Majority Lenders; PROVIDED that until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders and the Issuing Lenders; and, further, PROVIDED that Agent shall not be required under any circumstances to take any action that, in its judgment, (a) is contrary to any provision of the Credit Documents or applicable law or (b) will expose it to any liability or expense against which it has not been indemnified to its satisfaction.

      10.12 DELIVERY OF INFORMATION. Agent shall not be required to deliver to any Lender or any Issuing Lender originals or copies of any documents, instruments, notices, communications or other information received by Agent from Borrower, any Subsidiary of Borrower, the Majority Lenders, any Lender, any Issuing Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (a) as specifically provided in this Credit Agreement or any other Credit Document and (b) as specifically requested from time to time in writing by any Lender, or any Issuing Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request.

                                   ARTICLE 11

                                  MISCELLANEOUS

      11.1 SUBMISSION TO JURISDICTION; WAIVERS. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

            (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION



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AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL
JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE LOCATED IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

            (b) EXCEPT AS TO ANY JURISDICTION RETAINED BY THE BANKRUPTCY COURT, CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

            (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 11.5 OR AT SUCH OTHER ADDRESS OF WHICH AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

            (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT OF AGENT OR ANY LENDER TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

            (e) EXCEPT TO THE EXTENT EXPRESSLY PROVIDED HEREUNDER WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT.

      11.2 JURY TRIAL. BORROWER, AGENT, EACH ISSUING LENDER AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS CREDIT AGREEMENT, THE OTHER CREDIT DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.



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      11.3 GOVERNING LAW. THE RIGHTS AND DUTIES OF BORROWER, AGENT, EACH ISSUING
LENDER AND THE LENDERS UNDER THIS CREDIT AGREEMENT, THE NOTES (INCLUDING MATTERS RELATING TO THE MAXIMUM PERMISSIBLE RATE) AND THE OTHER CREDIT DOCUMENTS SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      11.4 DELAYS; PARTIAL EXERCISE OF REMEDIES. No delay or omission of Agent, any Issuing Lender or any Lender to exercise any right or remedy hereunder or under any of the other Credit Documents, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by Agent, any Issuing Lender or any Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

      11.5 NOTICES. Except as otherwise provided herein, all notices and correspondence hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, to the following addresses, if to Agent, or any of the Lenders, then to Bankers Trust Company, 233 South Wacker Drive, Suite 8400, Chicago, Illinois 60606, Attention: Credit Department, if to any Issuing Lender, to the address specified in the applicable Letter of Credit Request, and if to Borrower, then at 2500 Halsey Street, Bronx, New York 10461, Attention: Mr. Robert Glass, or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to Agent, or any of the Lenders, at (312) 993-8096, if to an Issuing Lender, as specified in the applicable Letter of Credit Request, and if to Borrower at (718) 430-5367. All such notices and correspondence shall be deemed given (a) if sent by certified or registered mail, three (3) Business Days after being postmarked, (b) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (c) if sent by facsimile transmission, when receipt of such transmission is acknowledged except, in the case of a notice from Agent to Borrower under
Section 9.2, such notice shall be deemed given when sent by facsimile transmission.

      11.6  ASSIGNABILITY.

            (a) Borrower shall not have the right to assign this Credit Agreement or any interest therein except with the prior written consent of Agent.




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            (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender except to the extent such transfer would result in increased costs to Borrower.

            (c) Each Lender may assign to one or more banks, other financial institutions or investment funds all or a portion of its rights and obligations under this Credit Agreement, the Notes and the other Credit Documents; PROVIDED that, except in the case of an assignment to a Federal Reserve Bank (which may be made without condition or restriction), (i) such assignment shall be for a fixed and not varying percentage of the assigning Lender's Loans, participation interests in Letters of Credit and Aggregate Commitment, (ii) Agent shall consent to, and Borrower shall receive notice of, such assignment, (iii) for each such assignment, the parties thereto shall execute and deliver to Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Assumption Agreement, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 and (iv) except for any assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Credit Agreement, the Notes and the other Credit Documents, no such assignment shall be for less than $10,000,000 of the assigning Lender's Aggregate Commitment, unless such assignment is to a then-current holder of a Note. Upon such execution and delivery of the Assignment and Assumption Agreement to Agent, from and after the date specified as the effective date in the Assignment and Assumption Agreement (the "ACCEPTANCE DATE"), (A) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption Agreement, such assignee shall have the rights and obligations of a Lender hereunder and (B) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption Agreement, relinquish its rights (other than any rights it may have pursuant to Section 11.8, which rights will survive) and be released from its obligations (other than any obligations it may have pursuant to Section 11.7, which obligations will survive) under this Credit Agreement (and, in the case of an Assignment and Assumption Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto).



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            (d) By executing and delivering an Assignment and Assumption
Agreement, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the Notes, or any other Credit Document; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any other Credit Parties or any Issuing Lender, the value of the Collateral, or the performance or observance by (A) Borrower or any other Credit Parties of any of its obligations under this Credit Agreement or any other Credit Document, or (B) any Issuing Lender of any of its obligations in respect of any Letter of Credit;
(iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the Financial Statements referred to in
Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement; (iv) such assignee will continue, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, to make its own credit decisions in taking or not taking action under this Credit Agreement; (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Credit Documents as are delegated to Agent by their terms, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees (for the benefit of Borrower, Agent and each of the Lenders) that it will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

            (e) Agent shall maintain at its address referred to in Section 11.5 a copy of each Assignment and Assumption Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Aggregate Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register and copies of each Assignment and Assumption shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.



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            (f) Upon its receipt of an Assignment and Assumption Agreement executed by an assigning Lender, together with the Note or Notes subject to such assignment, Agent shall, if such Assignment and Assumption Agreement has been completed and is in substantially the form of EXHIBIT A hereto, (i) accept such Assignment and Assumption Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Borrower. Within five (5) Business Days after its receipt of such notice, Borrower shall execute and deliver to Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of the assignee in an amount equal to the Aggregate Commitment assumed by it pursuant to such Assignment and Assumption Agreement and, if the assigning Lender has retained an Aggregate Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Aggregate Commitment retained by it hereunder. Such new Note or Notes shall re-evidence the Indebtedness outstanding under the old Note or Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the Closing Date and shall otherwise be in substantially the form of the Note or Notes subject to such assignments.

            (g) Each Lender may sell participations (without the consent of Agent, Borrower or any other Lender) to one or more parties in or to all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Aggregate Commitment, the Loans owing to it and the Note or Notes held by it); PROVIDED that (i) such Lender's obligations under this Credit Agreement (including its Aggregate Commitment to Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Credit Agreement,
(iv) Borrower, Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement and such Notes and (v) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Credit Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payments of any installment of fees or principal or interest of any Loans or Letter of Credit reimbursement obligations in which such participant is participating; (B) reduce the amount of any installment of principal of the Loans or the amount of any Drawing under any Letter of Credit in which such participant is participating; (C) except as otherwise expressly provided in this Credit Agreement, reduce the interest rate applicable to the Loans or the amount of any Drawing under any Letter of Credit in which such participant is participating; or (D) except as otherwise expressly provided in this Credit Agreement, reduce any Fees payable hereunder. Each Lender selling or granting a participation, including a participation sold pursuant to Section 2.10, shall indemnify Borrower and Agent for any Taxes and Liabilities that either may sustain as a result of such Lender's failure to withhold and pay any Taxes applicable to payments by such Lender to its participant in respect of such participation.



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            (h) Each Lender agrees that, without the prior written consent of
Borrower and Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan, Note or other Obligation under the securities laws of the United States of America or of any other jurisdiction.

            (i) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding Borrower, subject to Section 11.7.

      11.7 CONFIDENTIALITY. Each Lender agrees that it will use its reasonable best efforts not to disclose without the prior consent of Borrower (other than to its employees, auditors, advisors, Affiliates and counsel, or to another Lender if the disclosing Lender or such disclosing Lender's holding or parent company in its sole discretion determines that any such party should have access to such information for use in connection with this Credit Agreement) any information with respect to Borrower or any of its Subsidiaries, which is furnished pursuant to this Credit Agreement and which is designated by Borrower to the Lenders in writing as confidential, PROVIDED that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to or examination conducted by any Governmental Authority having or claiming to have jurisdiction over such Lender, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any Requirement of Law, (e) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or portion of the Total Commitments or any interest therein by such Lender, PROVIDED that each such other prospective or actual transferee or participant agrees to be bound by the provisions contained in this SECTION 11.7, (f) to other financial institutions with respect to which the respective Lender has a contractual relationship in accordance with such Lender's regular banking procedures, PROVIDED that each such other financial institution agrees to be bound by the confidentiality provisions contained in this Section 11.7, (g) to any nationally recognized rating agency that requires access to information regarding the respective Lender's investment portfolio in connection with such rating agency's issuance of ratings with respect to such Lender, PROVIDED that such Lender advises such rating agency of the confidential nature of such information, (h) as may be required or appropriate in protecting, preserving, exercising or enforcing any of its rights in, under or related to the Collateral or the Credit Documents and (i) as may be required or appropriate in consulting with any Person with respect to any of the foregoing matters.




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      11.8 INDEMNIFICATION. Borrower shall and hereby agrees to indemnify, defend and hold harmless Agent, each Issuing Lender and each of the Lenders and their respective directors, officers, agents, employees, counsel, advisors and Affiliates from and against (a) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigations, investigations, claims or proceedings which arise out of or are in any way related to (i) this Credit Agreement or the transactions contemplated thereby; (ii) the issuance of Letters of Credit; (iii) the failure of an Issuing Lender to honor a Drawing under any Letter of Credit, as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority; (iv) any actual or proposed use by Borrower of (A) the proceeds of any Loans or (B) any Letter of Credit; or (v) Agent's, the Lenders' or any Issuing Lender's entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating thereto, including amounts paid in-settlement (which settlements shall be agreed to by Lender, in its sole discretion, only after notice to and consultation with Borrower), court costs and the reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing; and (b) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses that arise directly or indirectly from or in connection with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. If and to the extent that the Obligations of Borrower hereunder are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such Obligations which is permissible under applicable law. Borrower's Obligations hereunder shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its Obligations. In addition, Borrower shall, upon demand, pay to Agent and each Lender all reasonable costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by Agent or such Lender in (i) enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (ii) collecting the Loans, (iii) foreclosing or otherwise collecting upon the Collateral or any part thereof and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing.

      11.9 ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Credit Agreement and the other Credit Documents constitute the entire agreement among Borrower, Agent and the Lenders (in their capacities as such and not in their capacity, if any, as an Issuing Lender), supersedes any prior agreements among them, and shall bind and benefit Borrower, Agent and the Lenders and their respective successors and permitted assigns.



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      11.10 AMENDMENTS, ETC. No amendment or waiver of any provision of this
Credit Agreement or any Collateral Document, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders (or by Agent on their behalf), or if the Lenders shall not be parties thereto, by the parties thereto and consented to by the Majority Lenders (or by Agent on their behalf), and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, that, notwithstanding the foregoing:

            (a) no amendment, waiver or consent shall, unless in writing and signed by the Super Majority Lenders, (i) increase the advance rates set forth in clause (a) of the definition of the term Borrowing Base or (ii) increase the Fixed Asset Sublimit; and

            (b) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) increase the Total Commitments or subject the Lenders to any additional obligations; (ii) except as otherwise expressly provided in this Credit Agreement, reduce the principal of, or interest on, the Notes or any Drawing under any Letter of Credit or any fees hereunder; (iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Notes or any Drawing under any Letter of Credit or any fees hereunder; (iv) change the percentage of the Total Commitments, or any minimum requirement necessary for the Lenders, the Majority Lenders or the Super Majority Lenders to take any action hereunder; (v) amend or waive this Section 11.10, or change the respective definitions of Majority Lenders or Super Majority Lenders; or (vi) except in connection with the financing, refinancing, sale or other disposition of any Collateral of Borrower permitted under this Credit Agreement, release Agent's Liens on all or substantially all of the Collateral and, PROVIDED that no amendment, waiver or consent affecting the rights or duties of Agent or any Issuing Lender under, (x) in the case of Agent, any term or provision of this Credit Agreement and (y) in the case of any Issuing Lender, (1) Sections 3.3(b), 3.4, 3.6 and 3.8 of this Credit Agreement,
(2) any Letter of Credit or (3) any application in respect of any Letter of Credit, shall in any event be effective, unless in writing and signed by Agent or such Issuing Lender, as applicable, in addition to the Lenders required hereinabove to take such action.

Notwithstanding any of the foregoing to the contrary, the consent of Borrower shall not be required for any amendment, modification or waiver of the provisions of Article 10 (other than the provisions of Section 10.9 and 10.11). In addition, Borrower and the Lenders hereby authorize Agent to modify this Credit Agreement by unilaterally amending or supplementing Annex I from time to time in the manner requested by Borrower, Agent or any Lender in order to reflect any assignments or transfers of the Loans permitted for hereunder; however, PROVIDED that Agent shall promptly deliver a copy of any such modification to Borrower and each Lender.

      11.11 NONLIABILITY OF AGENT AND LENDERS. The relationship between Borrower and the Lenders and Agent shall be solely that of borrower and lender. Neither Agent, any Lender or any Issuing Lender shall have any fiduciary responsibilities to Borrower. Neither Agent, any Lender or any Issuing Lender undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower's business or operations.




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      11.12 COUNTERPARTS. This Credit Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

      11.13 EFFECTIVENESS. This Credit Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to Agent pursuant to Section 11.5 or, in the case of the Lenders, shall have given to Agent written or facsimile notice (actually received) at such office that the same has been signed and mailed to it.

      11.14 SEVERABILITY. In case any provision in or obligation under this Credit Agreement or the Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      11.15 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Credit Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

      11.16 MAXIMUM RATE. Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, Borrower, Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Agent or any Lender for the use, forbearance, or detention of the money loaned to Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to Borrower. All sums paid or agreed to be paid to Agent or any Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of Borrower to Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such



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Indebtedness. The terms and provisions of this Section shall control every other provision of this Credit Agreement and all agreements among Borrower, Agent and the Lenders.

      11.17 RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender may have under applicable law, each Lender shall, upon the occurrence and during the continuance of any Event of Default and whether or not such Lender has made any demand or all of the Obligations of any Credit Party are matured, have the right to appropriate and apply to the payment of the Obligations then due of such Credit Party all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other Indebtedness or property then or thereafter owing by such Lender, including any and all amounts in any Depositary Account, the Concentration Account, the BT Account or the Disbursement Account. For purposes of this Section 11.17, the Obligations of Borrower to a Lender shall include, as fully as though such Obligations were the direct Obligations of Borrower to such Lender, the Obligations of Borrower in which such Lender has a participation interest pursuant to ARTICLE 3, in each case, to the extent of such participation. Each Lender exercising such rights shall promptly notify Agent thereof and any amount received as a result of the exercise of such rights shall be reallocated as set forth in Section 2.10. Further, each Lender exercising such rights shall use its best efforts to promptly notify Borrower thereof, PROVIDED that failure to so notify Borrower shall not affect the validity of any such exercise or result in any liability to Agent or any Lender.

      11.18 DEFAULTING LENDER.

            (a) Unless Agent shall have received notice from a Lender, prior to the time specified in such Section, that such Lender will not make available to Agent a Loan required to be made by it pursuant to Section 2.2 or its funding with respect to any participation interest in any Letter of Credit pursuant to
Article 3, Agent may assume that such Lender has made such amounts available to Agent in accordance with such Sections and Agent in its sole discretion may, in reliance upon such assumption, make available to Borrower or the applicable Issuing Lender a corresponding amount on behalf of such Lender.

            (b) If any amount referred to in subsection (a) of this Section
11.18 or in Section 2.3 is not made available to Agent by a Lender (a "DEFAULTING LENDER") and Agent has made such amount available to Borrower or an Issuing Lender, Agent shall be entitled to recover such amount on demand from such Defaulting Lender together with interest as hereinafter provided. If such Defaulting Lender does not pay such amount forthwith upon Agent's demand therefor, Agent shall promptly notify Borrower and Borrower shall immediately (but in no event later than five Business Days after such demand) pay such amount to Agent together with interest calculated as hereinafter provided. Agent shall also be entitled to recover from such Defaulting Lender and/or Borrower, as the case may be, (i) interest on such amount in respect of each day from the date such corresponding amount was made available by Agent to Borrower to the date such amount is recovered by Agent, at a rate per annum equal to either (A) if paid by such Defaulting Lender, the overnight Federal Funds Rate or (B) if paid by Borrower, the then applicable rate of interest, calculated in accordance with Section 4.1 or Section 4.2, PLUS (ii) in each case, an amount equal to any costs (including legal



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expenses) and losses incurred as a result of the failure of such Defaulting
Lender to provide such amount as provided in this Credit Agreement. Nothing herein shall be deemed to relieve any Lender from its duty to fulfill its obligations hereunder or to prejudice any rights which Borrower or any Issuing Lender, may have against any Lender as a result of any default by such Lender hereunder, including the right of Borrower to seek reimbursement from any Defaulting Lender for any amounts paid by Borrower under clause (ii) above on account of such Defaulting Lender's default.

            (c) (i) Notwithstanding anything contained herein to the contrary, so long as any Lender is a Defaulting Lender or has rejected its Aggregate Commitment, Agent shall not be obligated to transfer to such Lender (A) any payments made by Borrower to Agent for the benefit of such Lender or (B) any amounts contemplated by Section 2.3(b)(i); and, such Lender shall not be entitled to the sharing of any payments pursuant to Section 2.10. Amounts otherwise payable to such Lender under Section 2.10 shall instead be paid to Agent.

                  (ii) For purposes of voting or consenting to matters with respect to the Credit Documents and determining Proportionate Share, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Aggregate Commitment shall be deemed to be zero (0).

                  (iii) This Section 11.18(c) shall remain effective with respect to a Defaulting Lender until (A) the Obligations under this Credit Agreement shall have been declared or shall have become immediately due and payable or (B) the Majority Lenders, Agent and Borrower shall have waived such Lender's default in writing.

                  (iv) Neither the Revolving A Commitment nor the Revolving B Commitment of any Lender shall be increased or otherwise affected, and performance by Borrower shall not be excused, by the operation of this Section 11.18(c). Any payments of principal or interest which would, but for this subsection (c), be paid to any Lender, shall be paid to the Lenders who shall not be in default under their respective Aggregate Commitments and who shall not have rejected either their Revolving A Commitment or Revolving B Commitment, for application to the Loans then due and payable or to the other Obligations then due and payable or to provide cash collateral to secure Obligations not then due and payable in such manner and order as shall be determined by Agent.

      11.19 RIGHTS CUMULATIVE. Each of the rights and remedies of Agent, each Issuing Lender and the Lenders under the Credit Documents shall be in addition to all of their other rights and remedies under the Credit Documents and applicable law, and nothing in the Credit Documents shall be construed as limiting any such rights or remedies.

      11.20 THIRD PARTY BENEFICIARIES. Each Issuing Lender shall be deemed to be a third party beneficiary of its rights under this Credit Agreement, PROVIDED that, except as otherwise provided in Section 11.10, such rights may be amended or waived, and any departure therefrom by any Credit Party consented to, without their respective consents.


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98

                           - SIGNATURE PAGE FOLLOWS -

      IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.


                                   BORROWER:

                                   LOEHMANNS OPERATING CO., a
                                   Delaware corporation,


                                   By
                                      ------------------------------------------
                                   Name:  Robert Glass
                                   Title: President and Chief Operating Officer



                                   AGENT:

                                   BANKERS TRUST COMPANY,
                                   as Agent


                                   By
                                      ------------------------------------------
                                   Name:
                                   Title:



                                   LENDERS:

                                   BANKERS TRUST COMPANY, as a
                                   Lender


                                   By
                                      ------------------------------------------
                                   Name:
                                   Title:

ANNEX I
TO
CREDIT AGREEMENT
DATED AS OF SEPTEMBER 29, 2000

                               LENDERS; AGGREGATE
                          COMMITMENTS; LENDING OFFICES


1.                                              BANKERS TRUST COMPANY:
      Revolving A Commitment:                   $65,000,000

      Revolving B Commitment:                   $10,000,000

      Aggregate Commitment:                     $75,000,000

      Domestic Lending Office and
      LIBOR Lending Office:

      130 Liberty Street
      New York, New York 10006

                                    ANNEX II
                                       TO
                                CREDIT AGREEMENT
                         DATED AS OF SEPTEMBER 29, 2000

                              CLOSING DOCUMENT LIST



                                    Attached